UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

CENTRAL PACIFIC FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL PACIFIC FINANCIAL CORP.

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

APRIL 27, 2011 ANNUAL MEETING

YOUR VOTE IS IMPORTANT

March     , 2011

Dear Fellow Shareholder:

On behalf of your Board of Directors, we cordially invite you to attend the 2011 Annual Meeting of Shareholders of Central Pacific Financial Corp.  The Annual Meeting will be held on April 27, 2011, at 3:00 p.m., Hawaii time, at the YWCA Laniakea, Fuller Hall, 1040 Richards Street, Honolulu, Hawaii 96813.  Your Board and management look forward to greeting those shareholders able to attend the meeting.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe matters to be acted upon at the Annual Meeting.  Please give these materials your prompt attention.  Then, we ask that you sign, date and mail promptly the enclosed Proxy Card in the enclosed postage-paid envelope, or use telephone or internet voting, to ensure that your shares are represented and voted at the meeting.  Shareholders who attend the meeting may withdraw their proxy and vote in person if they wish to do so.  Your vote is important, so please act at your earliest convenience.

We appreciate your continued interest in Central Pacific Financial Corp.

Sincerely,

/s/ John C. Dean
John C. Dean
Executive Chairman

CENTRAL PACIFIC FINANCIAL CORP.

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 27, 2011

TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:

NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Central Pacific Financial Corp. (the “Company”) will be held at the YWCA Laniakea, Fuller Hall, 1040 Richards Street, Honolulu, Hawaii 96813, on April 27, 2011, at 3:00 p.m., Hawaii time, for the purpose of considering and voting upon the following matters:

(i)                                    Amendment to Bylaws.  To approve an amendment to our Bylaws to provide for a variable-range size Board and to fix the initial size of the Board.

(ii)                                Election of Directors.  To elect eight (8) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

(iii)                            Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

(iv)                             Executive Compensation.  To consider an advisory (non-binding) proposal to approve the compensation of the Company’s executive officers.

(v)                                 Frequency of Advisory Vote on Executive Compensation.  To consider an advisory (non-binding) proposal regarding setting the frequency of the advisory “Say-On-Pay” vote on an annual basis.

(vi)                             Tax Benefits Preservation Plan.  To ratify the Company’s Tax Benefits Preservation Plan, which was adopted by the Board of Directors on November 23, 2010 to protect against a possible limitation on the Company’s ability to use certain tax assets (such as net operating loss carryforwards) to offset future income.

(vii)                         Amendment of Central Pacific Financial Corp. 2004 Stock Compensation Plan.  To amend the Company’s 2004 Stock Compensation Plan in order to increase the number of shares available for issuance pursuant to awards granted under the Plan and to remove the maximum share grant and Full Value Award limitations under the Plan.

(viii)                     Amendment of Articles of Incorporation.  To approve a protective amendment to the Company’s Restated Articles of Incorporation to restrict certain transfers of stock in order to preserve the tax treatment of the Company’s net operating losses and certain unrealized tax losses.

(ix)                             Other Business.  To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

3

Only those shareholders of record at the close of business on [February 25, 2011] shall be entitled to notice of and to vote at the Meeting.

YOUR VOTE IS IMPORTANT.  SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON.  YOU MAY ALSO DELIVER YOUR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.  SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By order of the Board of Directors,

/s/ Glenn K.C. Ching
GLENN K. C. CHING
Senior Vice President and Corporate Secretary
Dated: March , 2011

4

CENTRAL PACIFIC FINANCIAL CORP.

220 South King Street

Honolulu, Hawaii 96813

(808) 544-0500

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 27, 2011

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) of the Company to be held at the YWCA Laniakea, Fuller Hall, 1040 Richards Street, Honolulu, Hawaii 96813, on April 27, 2011, 3:00 p.m., Hawaii time, and at any and all adjournments thereof.  The approximate date on which this Proxy Statement and accompanying Notice and form of proxy are first being mailed to shareholders is March    , 2011.

Matters to be Considered

The matters to be considered and voted upon at the Meeting will be:

(i)                                    Amendment to Bylaws.  To approve an amendment to our Bylaws to provide for a variable-range size Board and to fix the size of the Board.

(ii)                                Election of Directors.  To elect eight (8) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

(iii)                           Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

(iv)                             Executive Compensation.  To consider an advisory (non-binding) proposal to approve the compensation of the Company’s executive officers.

(v)                                 Frequency of Advisory Vote on Executive Compensation.  To consider an advisory (non-binding) proposal regarding setting the frequency of the advisory “Say-On-Pay” vote on an annual basis.

(vi)                             Tax Benefits Preservation Plan.  To ratify the Company’s Tax Benefits Preservation Plan, which was adopted by the Board of Directors to protect against a possible limitation on the Company’s ability to use certain tax assets (such as net operating loss carryforwards) to offset future income.

(vii)                         Amendment of Central Pacific Financial Corp. 2004 Stock Compensation Plan.  To amend the Company’s 2004 Stock Compensation Plan in order to increase the number of shares available for issuance pursuant to awards granted under the Plan and to remove the maximum share grant and Full Value Award limitations under the Plan.

(viii)                     Amendment of Articles of Incorporation.  To approve a protective amendment to the Company’s Restated Articles of Incorporation to restrict certain transfers of stock in order to preserve the tax treatment of the Company’s net operating losses and certain unrealized tax losses.

(ix)                             Other Business.  To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Record Date, Outstanding Securities and Voting Rights

The Board fixed the close of business on [February 25, 2011] as the record date (the “Record Date”) for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of the Company’s Common Stock (“Common Stock”) at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment or postponement of the Meeting.  There were                        shares of the Company’s Common Stock, no par value, issued and outstanding on the Record Date, held by approximately                holders of record.

Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in the holder’s name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.

Quorum

The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present in person or represented by proxy. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.

Broker Authority to Vote

Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member.  Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain “routine” items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner.  NYSE rules permit member brokers that do not receive instructions from their customers to vote on numbers 1, 3, 6 and 8 discussed above in their discretion.  NYSE member brokers will not be permitted to vote on item numbers 2, 4, 5 and 7 unless they receive instructions from their customers.

Vote Required to Approve the Proposals

The following chart sets forth the required vote to approve each matter to be considered and voted upon at the Meeting, and the effect of “Withhold” votes, abstentions, and broker non-votes.

Item/Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Item 1 - Approval of Amendment to Bylaws to provide for a variable-range size Board and to fix the size of the Board	Affirmative vote of a majority of the outstanding shares of common stock on the record date.	•Abstentions and broker non-votes will have the effect of a vote AGAINST this Amendment.

Item 2 - Election of Directors	Affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote.	•”Withhold” votes will have the effect of a vote AGAINST the election of directors. •Broker non-votes will have no effect on the voting for the election of directors.

Item 3 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2011	Affirmative vote of a majority of the shares of common stock cast on the matter.	•Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Item 4 - Proposal Relating to an Advisory (Non-Binding) Vote on Executive Compensation	Affirmative vote of a majority of the shares of common stock cast on the matter.	•Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Item 5 - Proposal Relating to an Advisory (Non-Binding) Vote on frequency of advisory “Say-On-Pay” vote	Affirmative vote of a majority of the shares of common stock cast on the matter.	•Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Item 6 - Ratification of Tax Benefits Preservation Plan (Non-Binding)	Affirmative vote of a majority of the outstanding shares of common stock cast on the matter.	•Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Item 7 - Approval of Amendment of Central Pacific Financial Corp. 2004 Stock Compensation Plan

Affirmative vote of a majority of the outstanding shares of common stock cast on the matter, provided that, the total vote cast exceeds 50% of the outstanding shares of common stock on the record date.

•Abstentions and broker non-votes will have no effect in calculating the votes on this matter provided that they do not result in the failure to achieve the 50% minimum vote.

Item 8 - Approval of amendment to Restated Articles of Incorporation to protect tax losses	Affirmative vote of a majority of the outstanding shares of common stock on the record date.	•Abstentions and broker non-votes will have the effect of a vote AGAINST this amendment.

Additional information regarding each of these items (also referred to as proposals) is provided in the section titled DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS (for Items/Proposals 1 through 8 above).

The following is the Board’s recommendation with respect to each of the items to be considered and voted upon at the Meeting:

Item 1 - The Board recommends a vote “FOR” the proposal to amend the Company’s Bylaws to provide for a variable-range size Board and to fix the size of the Board.

Item 2 - The Board recommends a vote “FOR” the election of all nominees as directors.

Item 3 - The Board recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Item 4 - The Board recommends a vote “FOR” the compensation of the Company’s executive officers.

Item 5 - The Board recommends a vote “FOR” setting the frequency of the advisory “Say-On-Pay” vote on an annual basis.

Item 6 - The Board recommends a vote “FOR” the ratification of the Tax Benefits Preservation Plan.

Item 7 - The Board recommends a vote “FOR” the approval of the amendment of the 2004 Stock Compensation Plan.

Item 8 - The Board recommends a vote “FOR” the approval of the protective amendment to the Restated Articles of Incorporation to preserve tax losses.

It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting.  If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board.

Voting

Voting by Mail.  Shareholders can ensure that their shares are voted at the Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope.

Voting by Telephone or the Internet.  Voting by telephone or the Internet is fast and convenient and your vote is immediately confirmed and tabulated.  If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card.  The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears on the proxy card.  These procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.  If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by the voting deadline set forth on the proxy card.

If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if telephone or Internet voting is available.  If your bank or broker does make telephone or Internet voting available, please follow the instructions provided on the voting form supplied by your bank or broker.

If you vote by telephone or the Internet, you should not return your proxy card.

Revocability of Proxies

Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date.  A proxy may also be revoked by attending the Meeting and voting in person at the Meeting.  Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy.  If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies.

Solicitation of Proxies

This solicitation of proxies is made on behalf of the Board and the Company will bear the costs of the preparation of proxy materials and the solicitation of proxies for the Meeting.  It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the “Bank”), may solicit proxies personally, by telephone, electronically or by other means of communication.  Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners.  The Company has retained D.F. King & Co., Inc. to assist it in connection with the solicitation of proxies for a fee of approximately $11,000, plus reimbursement of expenses.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2011.

The Company’s Proxy Statement and Form 10-K Annual Report for the fiscal year ended December 31, 2010 are available free of charge at https://www.centralpacificbank.com/2011proxy.

In addition, the Company will provide without charge upon the written request of any shareholder a copy of the Company’s annual report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2010.  Requests should be directed to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811.

The Company will also deliver promptly upon written or oral request a separate copy of the Company’s annual report on Form 10-K and the Company’s Proxy Statement, to any shareholder who shares an address with other shareholders and where only one set of materials were sent to that address to be shared by all shareholders at that address.

Principal Shareholders

Based on filings made under Section 13(d) and Section 13(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of January 28, 2011, there were no persons known to management of the Company to beneficially own more than 5% of the Company’s outstanding Common Stock.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, and the Named Executive Officers (as defined under “Compensation of Directors and Executive Officers,” subheading “Compensation Discussion and Analysis”), as well as all directors and executive officers as a group, as of the close of business on January 28, 2011.  Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Directors and Nominees
Richard J. Blangiardi	562 (3)	*
Christine H. H. Camp	1,323 (4)	*
Earl E. Fry	1,460 (5)	*
B. Jeannie Hedberg	689 (6)	*
Paul J. Kosasa	2,462 (7)	*
Colbert M. Matsumoto	2,067 (8)	*
Ronald K. Migita	16,784 (9)	1.1%
Crystal K. Rose	1,235 (10)	*
Mike K. Sayama	1,306 (11)	*
Maurice H. Yamasato	1,899 (12)	*
Dwight L. Yoshimura	1,529 (13)	*
Duane K. Kurisu	1,312 (14)
John C. Dean	-	-

Named Executive Officers
Blenn A. Fujimoto	2,381 (15)	*
Denis K. Isono	1,496 (16)	*
Lawrence D. Rodriguez	2,634 (17)	*
Dean K. Hirata	439 (18)	-
A. Catherine Ngo	-	-

All Directors and Executive Officers as a Group (17 persons)	39,578	2.6%

(*)                                 Less than one percent (1%).

(1)                                 All share amounts in this table have been restated to give effect to the Reverse Stock Split (as defined under “Compensation of Directors and Executive Officers” below).  Except as otherwise noted below, each person has sole voting and investment powers with respect to the shares listed. The numbers shown include the shares actually owned as of January 28, 2011 and, in accordance with Rule 13d-3 under the Exchange Act, any shares of Common Stock that the person has the right or will have the right to acquire within sixty (60) days of January 28, 2011.

(2)                                 In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within sixty (60) days after January 28, 2011 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)                                 347 shares of Common Stock are directly held by Mr. Blangiardi with full voting power.  216 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(4)                                 296 shares of Common Stock are directly held by Ms. Camp with full voting power.  489 shares of Common Stock are held in her Simplified Employee Pension Plan Individual Retirement Account.  324 shares of Common Stock are held in her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  216 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(5)                                 251 shares of Common Stock are directly held by Mr. Fry with full voting and investment power.  250 shares of Common Stock are held in the Fry Family Trust.  744 shares of Common Stock are held in the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  216 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(6)                                 7 shares of Common Stock are held as a custodian for her grandson.  50 shares of Common Stock are held in a 401-K Retirement Savings Plan.  63 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  345 shares of Common Stock are held in her trust.  10 shares are held in her daughter’s Individual Retirement Account.  216 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(7)                                 2,247 shares of Common Stock are directly held by Mr. Kosasa with full voting power.   216 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(8)                                 278 shares of Common Stock are directly held by Mr. Matsumoto with full voting power.  519 shares of Common Stock are held for his account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  500 shares are held by Island Insurance Foundation of which he serves as President and Director.  300 shares are held jointly with his wife for which he has shared voting and investment powers with his wife.  471 shares of Common Stock are those he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., the Company’s 1997 Stock Option Plan, and the Company’s 2004 Stock Compensation Plan.

(9)                                 12,505 shares of Common Stock are held in Mr. Migita’s trust.  19 shares of Common Stock are directly held with full voting and investment power.  4,262 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(10)                          278 shares of Common Stock are directly held by Ms. Rose with full voting power.  100 shares of Common Stock are held by her as trustee of her pension plan and 642 shares of Common Stock are held for her account and benefit under the Central Pacific Financial Corp. Directors’ Deferred Compensation Plan.  216 shares of Common Stock are those she has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(11)                          455 shares of Common Stock are directly held by Dr. Sayama with full voting power.  201 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  651 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., the Company’s 1997 Stock Option Plan, and the Company’s 2004 Stock Compensation Plan.

(12)                          1,034 shares of Common Stock are directly held by Mr. Yamasato with full voting power.  650 shares are held jointly with his wife for which he has shared voting and investment powers with his wife.  216 shares of Common Stock are those he has a right to acquire by exercise of stock options vested pursuant to the Company’s 2004 Stock Compensation Plan.

(13)                          564 shares of Common Stock are directly held by Mr. Yoshimura with full voting power.  250 shares are held jointly with his wife for which he has shared voting and investment powers.  715 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the CB Bancshares, Inc. Directors Stock Option Plan, the Agreement and Plan of Merger dated April 22, 2004 between Central Pacific Financial Corp. and CB Bancshares, Inc., the Company’s 1997 Stock Option Plan, and the Company’s 2004 Stock Compensation Plan.

(14)                          1,312 shares of Common Stock are directly held by Mr. Kurisu with full voting power.  Of the 1,312 shares, 32 shares do not have investment power.

(15)                          201 shares of Common Stock are directly held by Mr. Fujimoto with full voting and investment power.  204 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  1,654 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.  323 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan

(16)                          107 shares of Common Stock are directly held by Mr. Isono with full voting and investment power.  524 shares of Common Stock are held jointly with his wife for which he has shared voting and investment powers with his wife.  15 shares of Common Stock are held by his sons and wife jointly.  119 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  420 shares of Common Stock are those that he has the right to acquire by the exercise of stock options vested pursuant to the Company’s 1997 Stock Option Plan.  314 shares of Common Stock are those that he has the right to acquire by the exercise of Stock Appreciation Rights vested pursuant to the Company’s 2004 Stock Compensation Plan.

(17)                          1,034 shares of Common Stock are directly held by Mr. Rodriguez with full voting and investment power.  1,500 shares of Common Stock are held by the Lawrence D. and Patricia I. Rodriguez Foundation of which Mr. Rodriguez serves as President and Treasurer.

(18)                          226 shares of Common Stock are held in Mr. Hirata’s Individual Retirement Account.  106 shares of Common Stock are held under his account under the Central Pacific Bank 401(k) Retirement Savings Plan.  108 shares of Common Stock are directly held by Mr. Hirata with full voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors, executive officers and the beneficial holders of more than 10% of the Common Stock are required to file certain reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company’s stock.  Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year.  To the best knowledge of the Company, there were no failures to file or timely file such required reports during year 2010 by any person who was at any time during year 2010 a director, officer, beneficial owner of more than 10% of the Common Stock, or any other person subject to Section 16 of the Exchange Act with respect to the Company.

ELECTION OF DIRECTORS

The Company currently has twelve (12) directors, being Christine H. H. Camp, John C. Dean, Ronald K. Migita, Maurice H. Yamasato, B. Jeannie Hedberg, Richard J. Blangiardi, Mike K. Sayama, Dwight L. Yoshimura, Earl E. Fry, Colbert M. Matsumoto, Crystal K. Rose, and Paul J. Kosasa.  On August 26, 2009, the Company’s Board adopted an amendment to the Company’s Bylaws to eliminate the Company’s classified board structure whereby directors that have been elected prior to the 2010 Annual Meeting of Shareholders continue to hold office until the expiration of the three-year terms for which they were elected and each director who was elected or appointed at or after the 2010 Annual Meeting will hold office only until the next annual meeting of shareholders.  The term of all directors, other than Paul J. Kosasa, expires at the Meeting.  Mr. Kosasa’s term expires at the 2012 Annual Meeting of Shareholders.  The Board has adopted resolutions (i) amending the Bylaws of the Company (the “Bylaws”) to provide for a variable-range size Board of not less than seven (7) or more than fourteen (14) and to fix the number of directors at nine (9) and (ii) declaring that it intends to submit the proposed amendment to the Bylaws to the holders of the Company’s Common Stock for their approval at the Meeting.  See discussion of the proposed amendment to the Bylaws (the “Bylaw Amendment”) under “Discussion of Proposals Recommended by the Board of Directors -- Proposal 1.”  If the Bylaw Amendment is approved by our shareholders, then a variable-range size Board will be established, with the size of the Board fixed at nine (9) members effective immediately upon the shareholder vote; accordingly, there will be eight (8) directors to be elected at the Meeting to serve one-year terms expiring at the 2012 Annual Meeting of Shareholders and until their respective successors are elected and qualified, subject to their death, resignation, retirement, disqualification or removal from office.

The nominees to serve as directors for election at the Meeting are Christine H. H. Camp, John C. Dean, Ronald K. Migita, Maurice H. Yamasato, Earl E. Fry, Colbert M. Matsumoto, Crystal K. Rose and Duane K. Kurisu, all of whom, other than Mr. Kurisu, are currently directors of the Company.  Mr. Kurisu is currently a director of the Bank.

All nominees have indicated their willingness to serve and unless otherwise instructed, proxies will be voted for all of the nominees.  However, in the event that any of them should be unable to serve, the proxy holders named on the enclosed proxy card will vote in their discretion for such persons as the Board may recommend.

There are no family relationships among directors or executive officers of the Company, and, as of the date hereof, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for director Crystal K. Rose, who is a director of Hawaiian Holdings, Inc. (NASDAQ ticker “HA”).

The Board recommends a vote “FOR” each of the Board nominees for director.

DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION

The following table sets forth certain information with respect to each of the nominees, continuing directors, and executive officers:

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the Company (1)	Term Expires
Nominees

CAMP, Christine H. H.	President and Chief Executive Officer, Avalon Group, LLC (2002-present) (real estate consulting); Managing Director, Avalon Development Company LLC (1999-present) (real estate development)	44	2004	2011

DEAN, John C. (2)	Executive Chairman of the Board and a Director of Central Pacific Financial Corp. and Central Pacific Bank (June 2010-Present); Managing general partner of Startup Capital Ventures (2003-present) (investment); managing director of Tuputele Ventures Fund (2003-present) (investment)	63	2010	2011

FRY, Earl E.	Chief Financial Officer, Chief Administrative Officer and Executive Vice President of Global Customer Support, Informatica Corporation (2010-present); Executive Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2003-2009) (technology); Senior Vice President, Chief Financial Officer and Secretary, Informatica Corporation (2002-2003); Senior Vice President and Chief Financial Officer, Informatica Corporation (1999-2002)	52	2005	2011

KURISU, Duane (3)	Chairman and Chief Executive Officer, aio, LLC, dba aio Group (2002-present) (publishing/investing); Partner, Kurisu and Fergus (1985-present) (real estate investment)	57	2004	N/A

MATSUMOTO, Colbert M.	Chairman and Chief Executive Officer, Island Insurance Company, Ltd. (1999-present) (insurance)	58	2004	2011

MIGITA, Ronald K. (4)	Chairman, Chief Executive Officer and President, Central Pacific Financial Corp. (8/2008-3/16/2010) (bank holding company); Chairman, Chief Executive Officer and President, Central Pacific Bank (8/2008-3/16/2010) (bank); Chairman, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-7/2008) (bank holding company/bank); Chairman, City Bank (9/2004-2/2005) (bank); Director, Chief Executive Officer and President, CB Bancshares, Inc. (1997-9/2004) (bank holding company); Vice Chairman and Chief Executive Officer, City Bank (1997-9/2004) (bank)	69	2004	N/A

ROSE, Crystal K., J.D.	Partner, Bays Deaver Lung Rose & Holma (1989-present) (law)	53	2005	2011

YAMASATO, Maurice H.	President, Yamasato, Fujiwara, Higa & Associates, Inc. (1987-present) (architecture)	68	2004	2011

Continuing Directors

KOSASA, Paul J.	President and Chief Executive Officer, MNS, Ltd., dba ABC Stores (1999-present) (retail)	53	2002	2012

Executive Officers (5)

RODRIGUEZ, Lawrence D.	Executive Vice President and Chief Financial Officer, Central Pacific Financial Corp. and Central Pacific Bank (8/23/2010-present); Partner, Ernst & Young LLP (1978-6/2007); Managing Partner, Hawaii practice of Ernst & Young LLP (1999-2006); financial consultant, Lawrence D. Rodriguez LLC (7/2007-present); Chairman of the Board of Ho’okele Health Innovations LLC (2009-present); member of the Board of Directors of Sennet Capital LLC (2009-present).	66	2010	N/A

ISONO, Denis K. (6)	Executive Vice President and Chief Operations Officer, Central Pacific Financial Corp. and Central Pacific Bank (10/13/09-present); Executive Vice President, Operations and Services, Central Pacific Financial Corp. and Central Pacific Bank (9/2004-10/12/09); Executive Vice President, Operations and Services, City Bank (9/2004-2/2005); Executive Vice President and Chief Operations Officer, Central Pacific Bank (2002-9/2004)	59	2002	N/A

NGO, A. Catherine	Executive Vice President and Chief Administrative Officer, Central Pacific Financial Corp. and Central Pacific Bank (11/23/10-present); General Partner and Venture Partner of Startup Capital Ventures, a venture capital firm (2005-2010); Executive Vice President, General Counsel and Corporate Secretary of Silicon Valley Bank (1993-2002); Chief Operating Officer of Alliant Partners, an investment banking subsidiary of Silicon Valley Bank (2002-2005).	50	2010	N/A

FUJIMOTO, Blenn A. (7)	President and Chief Executive Officer, Central Pacific HomeLoans, Inc. (a subsidiary of the Bank) (5/1/2010-present); Vice Chairman, Central Pacific Financial Corp. (4/2006-4/30/2010); Vice Chairman, Hawaii Market, Central Pacific Bank (1/2006-5/2010); Executive Vice President, Hawaii Market, Central Pacific Bank (9/2004-12/2005); Executive Vice President, Hawaii Market, City Bank (9/2004-2/2005); Executive Vice President and Chief Financial Services Officer, Central Pacific Bank (2002-9/2004)	52	2006	N/A

(1)

All directors of the Company are also directors of the Bank.  Mr. Kosasa has been a director of the Bank since 1994.  Ms. Camp, Mr. Matsumoto and Ms. Rose have been directors of the Bank since 2004.  Mr. Fry has been a director of the Bank since 2005.  Mr. Dean has been a director of the Bank since 2010.

(2)

On March 15, 2010 Mr. Dean was appointed as Executive Chairman of the Boards of the Company and the Bank to serve in an acting role in such positions pending regulatory approval.  The Company and the Bank received regulatory approval for these appointments and accordingly, as of June 23, 2010, Mr. Dean serves as Executive Chairman of the Company and the Bank.  Mr. Dean was appointed as a director of the Company and of the Bank on June 23, 2010.

(3)	Mr. Kurisu is a current director of the Bank and a nominee for director of the Company. He served as a director of the Company from 2004 to 2008.

(4)	Mr. Migita retired as Chairman of the Board, President and Chief Executive Officer on March 16, 2010.

(5)	The following includes information regarding all the executive officers, except for Mr. Dean (Executive Chairman) whose information is included in this table under the section heading “Nominees”.

(6)

On April 19, 2010, Mr. Isono’s title changed from Vice Chairman to Executive Vice President as part of a decision to eliminate the “Vice Chairman” title for all executives who had that title and to change that title to that of Executive Vice President.

(7)

Effective May 1, 2010, Mr. Fujimoto transferred employment from the Company and the Bank and accepted the position of President and Chief Executive Officer of Central Pacific HomeLoans, Inc., a subsidiary of the Bank.

Director and Nominee Background and Experience

Christine H. H. Camp – Ms. Camp has over twenty-one (21) years experience in real estate, and her company Avalon Group, is a full service real estate company which provides detailed financial and market analysis to a wide range of investors involved in various real estate transactions and development scenarios, and also real estate brokerage, market and financial consulting.  Prior to establishing Avalon Group, Ms. Camp was Vice President of Development at A&B Properties, Inc., a subsidiary of Alexander & Baldwin, Inc. (a publicly traded company listed on NYSE), and was in charge of that company’s real estate development and investment acquisition activities.  Ms. Camp also was the Senior Project Coordinator of Planning and Engineering at Castle & Cooke Properties, Inc., where she handled site acquisition and development of non-company owned properties.  Ms. Camp’s real estate, financial, and public company knowledge and experience gained from her prior and current positions, makes her a valuable resource to the Board (Ms. Camp is Vice Chair of the Bank’s Senior Loan Committee) and management in many areas, but particularly in connection with the Company’s real-estate lending and other real-estate related activities, to include the evaluation of real estate related risks, investments, opportunities, and asset management oversight.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

John C. Dean – Since June 2010, Mr. Dean has served as the Executive Chairman and a Director of Central Pacific Financial Corp. and Central Pacific Bank.  Previously, Mr. Dean has served in various capacities in the banking industry for thirty years (30), including as the Chief Executive Officer and then Chairman of the Board of Silicon Valley Bancshares and Silicon Valley Bank, the President and Chief Executive Officer of Pacific First Bank, the Chairman and Chief Executive Officer of First Interstate Bancorp and First Interstate Bank of Washington, the Chairman  and Chief Executive Officer  of First Interstate Bank of Oklahoma and as an executive of First Interstate System, Inc., National Funding Corporation and Bank of America. Since 2003, Mr. Dean has been the managing general partner of Startup Capital Ventures and has served as managing director of Tuputele Ventures Fund, a small private equity firm investing in early-stage technology companies and venture capital funds.  Mr. Dean is a graduate of the Wharton School of the University of Pennsylvania, with an MBA in Finance, and currently serves as an advisor to the board of the Wharton School.

Earl E. Fry – For the last eleven (11) years, Mr. Fry has served as Chief Financial Officer of Informatica Corporation (a publicly traded company listed on NASDAQ), a company which provides data integration software and services and which has reported annual revenue in excess of $500 million.  As Chief Financial Officer of Informatica Corporation, Mr. Fry has effected, among other things, a secondary offering of stock, an issuance of convertible bonds, stock buyback plans, eight technology acquisitions, and established development and support centers in Bangalore, India, Dublin, Ireland, and Tel Aviv, Israel.  In addition, Mr. Fry also oversees and manages the Corporate Development, Human Resources, Legal and Contracts Administration, Information Technology, Investor Relations and Finance areas of Informatica Corporation.  Prior to joining Informatica Corporation, Mr. Fry was Chief Financial Officer of Omnicell Technologies, Inc. (a publicly traded company listed on NASDAQ) for four (4) years, Chief Financial Officer of C.ATS Software, Inc. for two (2) years, Chief Financial Officer of Weitek Corporation for three (3) years, and also served at other technology companies in various finance and other capacities.  Mr. Fry began his professional career at Ernst & Whinney, CPAs (now known as Ernst & Young), where he held the position of Senior Auditor.  Mr. Fry is a Certified Public Accountant and a graduate of the Stanford Graduate School of Business.  Mr. Fry brings extensive finance, public company, and auditing knowledge and experience to the Board and Company, and he thus is highly qualified to Chair the Company’s and Bank’s Audit Committees.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Paul J. Kosasa – Mr. Kosasa has been President and Chief Executive Officer of MNS Ltd., doing business and more commonly known as ABC Stores, for the past twelve (12) years, and has been with ABC Stores for thirty-one (31) years.  As President and Chief Executive Officer of ABC Stores, Mr. Kosasa oversees a Hawaii-based retail convenience store operation with a major presence in Waikiki and other tourist locations throughout the Hawaiian Islands, as well as in other locations outside of Hawaii, such as Guam, Saipan, and Las Vegas, Nevada.  As President and Chief Executive Officer of a sizable retail store chain which primarily serves the tourist industry, one of the largest industries in Hawaii, Mr. Kosasa provides the Board and Company with significant business and management knowledge and experience in all aspects of a business operation, which includes business strategy and planning, financial management and budgeting, employee compensation and benefits, labor, marketing, advertising, and real estate, among other business expertise.  In addition, Mr. Kosasa provides a link and close connection to the Hawaii tourism industry, one of Hawaii’s most profitable economic engines, and which provides a valuable source of banking business with respect to Hawaii businesses who support the Hawaii tourism industry, as well as retail customers from outside Hawaii who require or may desire Hawaii banking services.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Colbert M. Matsumoto – Mr. Matsumoto is the Chairman of the Board and Chief Executive Officer of Island Insurance Company, Ltd., Hawaii’s largest locally owned and managed property and casualty insurance company, and has served in that capacity since 1999.  Mr. Matsumoto also serves as President and a director of Tradewind Capital Group, Inc., an investment and asset management company.  Mr. Matsumoto is also a Hawaii licensed attorney, has been a member of the Hawaii State Bar Association for over thirty-three (33) years, and was a partner with the law firm of Fujiyama Duffy & Fujiyama until 1994 when he established his own law firm named Matsumoto LaFountaine & Chow until departing that firm to join Island Insurance Company, Ltd.  Mr. Matsumoto’s substantial knowledge and experience, as an attorney, insurance executive, and investment professional, has been instrumental in assisting the Board and management with assessing and managing the Company’s legal and business risks and in corporate and business strategy and planning.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Ronald K. Migita – Mr. Migita has over forty-one (41) years of banking experience in the Hawaii market.  Before joining the Company and the Bank, Mr. Migita was employed by other Hawaii financial institutions in various senior management capacities, to include having served at Bank of Hawaii ($10 billion in assets) for thirty (30) years where he held positions as Executive Vice President and Manager of the Business Financial Services Group, the Corporate Hawaii Division, and the Business Banking Division; then having served at International Savings and Loan Association, Limited for three (3) years where he held the positions of Vice Chairman and Chief Executive Officer, and City Bank for seven (7) years (merged in February 2005 with the Bank) and its parent company CB Bancshares, Inc. (merged in September 2004 with the Company), where he held the positions of Vice Chairman and Chief Executive Officer for City Bank, and Chief Executive Officer and President and Director for CB Bancshares, Inc.  Mr. Migita graduated from the Pacific Coast Banking School at the University of Washington and the University of Hawaii Advanced Management Program.  This individual was also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Crystal K. Rose, J.D. – Ms. Rose is a named partner in the law firm of Bays Deaver Lung Rose Holma, and has been actively practicing law for twenty-nine (29) years, specializing in the areas of real estate, trust and commercial litigation, commercial real estate transactions, trusts and estates, and construction law.  Ms. Rose brings a wealth of legal and real estate knowledge and experience to the Company’s Board and Bank’s Board, and her skills and expertise are well-suited to her serving as the Company’s and the Bank’s Lead Director and the Chairperson of the Governance Committee, and in providing guidance with respect to the Company’s and the Bank’s real estate loans and other real estate related matters and legal matters.  Ms. Rose has been a director of Hawaiian Holdings, Inc. (a publicly traded company listed on NASDAQ, and the parent company of Hawaiian Airlines, Inc.) since June 2006, and serves as Chair of the Compensation Committee, and is a member of the Governance and Nominating Committee and the Executive Committee of its Board of Directors.  Given the limited number of publicly traded companies in Hawaii, Ms. Rose brings additional experience as a director of another Hawaii-based publicly traded company.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Maurice H. Yamasato – Mr. Yamasato has over thirty-eight (39) years of architectural knowledge and experience.  After working for various architectural firms in Hawaii, Mr. Yamasato founded his own company which has continued for thirty-seven (38) years and is now known as Yamasato, Fujiwara, Higa & Associates, Inc.  Having successfully run a small business for approaching four (4) decades, Mr. Yamasato has first-hand experience, knowledge and the perspective of small business, and is thereby able to provide guidance and advice to the Board and management regarding how the Bank can best serve its small business customers and clients, which is a core niche and focus of the Bank and its community bank mission.  Before joining the Company’s Board and the Bank’s Board as a director, Mr. Yamasato served on the Board of Directors of City Bank for six (6) years (City Bank was merged in February 2005 with the Bank) and also served on the Board of Directors of Liberty Bank for five (5) years.  This individual is also a director of the Bank, and together with other directors of the Bank, consented to the issuance of a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Duane K. Kurisu – Mr. Kurisu was formerly a director of the Company from September 2004 through May 2008 and is currently a director of the Bank; he has served on the Board of Directors of the Bank since September 2004.  Mr. Kurisu is a highly successful businessman and prominent figure in the Hawaii business community and will bring to the Board superior business acumen, judgment, background and experience, and his knowledge of the Hawaii market and his relationships and connections within the Hawaii market.  Mr. Kurisu is involved in numerous and varied businesses and industries in Hawaii including, among others: (i) real estate - investment, ownership and management of office buildings, shopping centers and industrial parks in Hawaii and Guam; (ii) media - owner and publisher of a number of Hawaii magazines, newspapers and publications, development and consulting, radio; (iii) sports – professional baseball, sports equipment; (iv) food – bakery, restaurants, nutraceuticals.  He is the Chairman, CEO and owner of aio, LLC, a holding company for brands focused on Hawaii and the Pacific in the areas of media, sports and food.  He is also Chairman and CEO of Hawaii Winter Baseball, Inc. (professional baseball), director and vice president of Nutricopia, Inc. (nutraceuticals) and CEO of PacificBasin Communications, LLC (publishing).  Mr. Kurisu serves on the Board of Directors of Island Holdings, Inc., Oahu Publications, Inc., Obun Hawaii, LLC, Tradewinds Capital and the HWB Foundation, the Advisory Board of the Kravis Leadership Institute, and was a Regent of the University of Hawaii.

Executive Officer Background and Experience

Set forth below is information concerning the current executive officers of the Company:

John C. Dean – Mr. Dean’s background and experience are listed under the section “Director Background and Experience.”

Blenn A. Fujimoto – Mr. Fujimoto has over thirty (30) years of banking experience in the Hawaii market.  Before joining the Company and the Bank, Mr. Fujimoto was employed by Bank of Hawaii ($10 billion in assets) for nineteen (19) years and held various management positions to include Vice President, District Manager.  Mr. Fujimoto was first employed by the Bank in 2000 as Senior Vice President, and Retail Division Manager.  Mr. Fujimoto is a graduate of the Pacific Coast Banking School.  This individual is also an executive officer of the Bank, which is subject to a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

Denis K. Isono – Ms. Isono has over thirty-one (31) years of banking experience in the Hawaii market.  Before joining the Company and the Bank, Mr. Isono was employed by Bank of Hawaii ($10 billion in assets) for eighteen (18) years and held various senior management positions to include Executive Vice President, Operations, and Senior Vice President, Controller.  In addition, Mr. Isono also began his banking career at City Bank where he worked for four (4) years.  Mr. Isono is a Certified Public Accountant, Certified Management Accountant, Certified Bank Auditor, Certified Internal Auditor, and a graduate of the Stanford University Executive Program and the University of Hawaii Advanced Management Program.  Mr. Isono also spent six (6) years with Ernst & Ernst, and held the position of Audit Supervisor.  This individual is also an executive officer of the Bank, which is subject to a Consent Order, effective December 8, 2009, by the Federal Deposit Insurance Corporation and Hawaii Division of Financial Institutions, relating to various deficiencies by the Bank, which the Bank is currently working on addressing.

A. Catherine Ngo – Ms. Ngo is an experienced executive who has served in various capacities in the financial industry during the last 18 years, including as General Partner and Venture Partner of Startup Capital Ventures, a venture capital firm, where her responsibilities included: managing relationships with many of the firm’s portfolio companies and assisting companies with operational (financial and legal) issues.  She also had primary oversight for the firm’s finance, reporting and investor relations activities and had a significant role in managing the firm’s China-based portfolio..  As Chief Operating Officer of Alliant Partners, an investment banking subsidiary of Silicon Valley Bank, Ms. Ngo’s responsibilities included oversight of legal and compliance, finance, marketing, human resources, and IT functions.  As Executive Vice President, General Counsel and Corporate Secretary of Silicon Valley Bank (“SVB”), Ms. Ngo directed Audit, Credit Review, Collateral Audit, Legal and Loan Operations divisions of SVB with responsibility over 100 employees.  Executive Chair John C. Dean has worked with Ms. Ngo for the last 18 years; they (together with a few others) founded and are co-general partners of Startup Capital Ventures.  For the last 12 years preceding that, they were executive officers at SVB (where Mr. Dean served as Chief Executive Officer and Chairman of the Board).

Lawrence D. Rodriguez – Mr. Rodriguez is a certified public accountant, certified in Hawaii, California and Guam.  He joined Arthur & Company in 1967; in 1989 that company merged with Ernst & Whinney to form Ernst & Young LLP (the “Firm”) where Mr. Rodriquez was a partner from 1978 until his retirement in 2007.  Mr. Rodriguez was a Partner in the Firm’s Assurance & Advisory Business Services practice with an industry specialization in financial services, health care, real estate and insurance.  Mr. Rodriguez also served as the Office Director of Audit Practice and as a Supervisor of Regional Quality Assurance Reviews and was a consultant to the Firm’s clients who were subject to SEC reporting.  Mr. Rodriguez was the managing partner of the Hawaii practice of Ernst & Young LLP from 1999 to 2006 until just prior to his retirement in 2007.  He served as the Coordinating Partner for all of the largest clients served by the Firm’s practice in Hawaii, including such companies as Bank of Hawaii, The Queen’s Health Systems, Hawaii Pacific Health, Hawaii Pacific University, Hawaii Dental Service, Hawaiian Airlines, Aloha Airlines, St. Francis Medical Center, Pacific Guardian Life, Alexander & Baldwin, Central Pacific Bank and the State of Hawaii.  In addition to audit related matters, Mr. Rodriguez provided services that covered taxes and internal control system evaluations.  From 2007 until becoming an officer of the Company, Mr. Rodriguez was a financial consultant providing consulting services through his company, Lawrence D. Rodriguez LLC.  Since 2009, Mr. Rodriguez has served as the Chairman of the Board of Ho’okele Health Innovations LLC, a private company in which he is an investor and has served as a member of the Board of Directors of Sennet Capital LLC, a private merchant banking company.

CORPORATE GOVERNANCE AND BOARD MATTERS

During the fiscal year ended December 31, 2010, the Board held a total of sixteen (16) meetings, including monthly, annual and special meetings.  Each person who was a director of the Company during year 2010 attended at least 75% of the total number of these Board meetings and 75% of the total number of meetings held by all committees of the Board on which he or she served during the year.  The Company expects directors to attend the annual meetings of shareholders.  All directors attended last year’s annual meeting of shareholders.

The Board has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Governance Committee (2).  The Board’s Executive Committee has been dissolved effective as of January 26, 2011.

The following table sets forth the members of the Board as of the date of this Proxy Statement and the committees of the Board on which they serve.

Name of Director	Audit Committee (1)	Compensation Committee	Governance Committee (2)
Non-Employee Directors:
Richard J. Blangiardi		C
Christine H. H. Camp		VC
Earl E. Fry	C	*
B. Jeannie Hedberg	VC
Paul J. Kosasa		*	*
Colbert M. Matsumoto
Crystal K. Rose (3)	*		C
Mike K. Sayama	*
Maurice K. Yamasato		*
Dwight L. Yoshimura			VC
Ronald K. Migita
John C. Dean

* = Member
C = Chair
VC = Vice Chair

(1)  Mike K. Sayama replaced Dennis I. Hirota as member of the Audit Committee effective June 30, 2010.

(2)  Paul J. Kosasa replaced Dennis I. Hirota as member of the Corporate Governance & Nominating Committee effective June 30, 2010.  To simplify the name of the Corporate Governance & Nominating Committee this Committee was renamed the “Governance Committee” effective January 26, 2011.

(3)  Crystal K. Rose, Chair of the Governance Committee, has been chosen by the Board to serve as the Lead Director and preside over all meetings of the non-management or independent directors in executive sessions.  In Ms. Rose’s absence, Mr. Yoshimura, Vice Chair of the Governance Committee, would preside over these sessions of the Board.

Interested parties may communicate directly with the Chairwoman of the Board or with the non-management or independent directors as a group, by writing to: Crystal K. Rose, Bays Deaver Lung Rose & Holma, 1099 Alakea Street, 16th Floor, Honolulu, Hawaii 96813.  Alternatively, concerns may be made known and communicated directly to the Chairwoman of the Board or to the non-management or independent directors as a group, through procedures set forth in the Company’s Complaint Policy which is available on the Company’s website (www.centralpacificbank.com).

Audit Committee

The Audit Committee held thirteen (13) meetings during 2010.  The responsibilities of the Audit Committee are described below under the subheading “Report of the Audit Committee”.  The Audit Committee operates under a Charter adopted by the Board.  The Charter of the Audit Committee is available on the Company’s website (www.centralpacificbank.com).  The members of the Company’s Audit Committee are Earl E. Fry (Chair), B. Jeannie Hedburg (Vice Chair), Mike K. Sayama and Crystal K. Rose, each of whom is “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC.  The Board has also determined that each member is financially literate, as such qualification is defined under the rules of the NYSE, and that Mr. Fry, Ms. Rose and Ms. Hedberg have accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE, and that Mr. Fry and Ms. Hedberg are “audit committee financial experts” within the meaning of the rules of the SEC.  No member of the Audit Committee serves on the audit committee of any other publicly registered company.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee reviews and evaluates all related party transactions that are material to the financial statements pursuant to the Company’s Policy Regarding Transactions with Related Persons, and determines conflicts of interest pursuant to the Company’s Code of Conduct & Ethics and pursuant to its Code of Conduct & Ethics for Senior Financial Officers.  In addition, certain loans to directors and executive officers and their related interests are subject to the lending restrictions set forth in Federal Reserve Board Regulation O and the lending policies and procedures of the Bank.  Each director and executive officer is required to report to the Company transactions with the Company in which they have an interest.

Compensation Committee

The Compensation Committee held thirteen (13) meetings during 2010.  The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers by evaluating and recommending to the Board approval of executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company and providing all required disclosures on executive compensation for inclusion in the Company’s proxy statement.  The functions of the Compensation Committee are further described in “Compensation of Directors and Executive Officers” below, under the subheading “Compensation Discussion and Analysis.”  The Charter of the Compensation Committee is available on the Company’s website (www.centralpacificbank.com).  The members of the Company’s Compensation Committee are Richard J. Blangiardi (Chair), Christine H.H. Camp (Vice Chair), Earl E. Fry, Paul J. Kosasa and Maurice H. Yamasato, each of whom is “independent” within the meaning of the listing standards of the NYSE, is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Governance Committee

The Corporate Governance & Nominating Committee (renamed the “Governance Committee”) held five (5) meetings during 2010.  The Governance Committee is responsible for promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including identifying individuals qualified to become Board members, recommending nominees for directors of the Company, reviewing the qualifications and independence of the members of the Board and its committees, reviewing and monitoring the Company’s Corporate Governance Guidelines, monitoring the Board’s and the Company’s compliance regarding changes in corporate governance practices and laws and leading the Board in its annual review of the performance of the Board.  The Charter of the Governance Committee and the Company’s Corporate Governance Guidelines are available on the Company’s website (www.centralpacificbank.com).  The members of the Company’s Governance Committee are Crystal K. Rose (Chair), Dwight L. Yoshimura (Vice Chair) and Paul J. Kosasa, each of whom is “independent” within the meaning of the listing standards of the NYSE.

Executive Committee

The Executive Committee held four (4) meetings during 2010.  The Board determined that, given the current circumstances, the Board no longer requires an Executive Committee and adopted a resolution dissolving the Executive Committee effective as of January 26, 2011.

Director Resignation Policy

On January 28, 2009, the Board adopted a “Director Resignation Policy” which provides for the following: At any shareholder meeting at which directors are subject to an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender a letter of resignation to the Board for consideration by the Governance Committee.  The Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation.  The Board shall act promptly with respect to each such letter of resignation and shall notify the director concerned of its decision.  Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee or Board action regarding whether to accept his or her resignation offer.

Equity Grant Guidelines

The Company has Equity Grant Guidelines (“Equity Guidelines”) which are to be considered in connection with grants of Company equity whether in the form of Company stock, stock options, or other forms of equity grants made by the Company to directors, officers or employees of the Company or any of its subsidiaries.  The Equity Guidelines set forth guidelines regarding how and when grants may be made, including how grants are to be approved and documented.

Director Independence and Relationships

The Board has determined, in accordance with our Standards Regarding Director Independence, that all of the members of the Board and all nominees for director (other than Mr. Dean) are “independent” within the meaning of the rules of the NYSE.  All of the directors and nominees (other than John C. Dean who is Executive Chairman) are non-employee directors and non-employee nominees.  All committees of the Board are comprised solely of independent directors.

With respect to those directors who were determined independent by the Board, the following transactions, relationships and arrangements were considered by the Board in its determination of a director’s independence and none were found to be material as they relate to director independence:

During 2010, the following directors and nominees either directly and/or indirectly through companies in which they have a business interest or affiliation, received and/or had outstanding loans with the Bank:  Paul J. Kosasa, Colbert M. Matsumoto, Duane K. Kurisu, Richard J. Blangiardi, B. Jeanne Hedberg, Mike K. Sayama, Maurice H. Yamasato, Dwight L. Yoshimura and Crystal K. Rose.

During 2010, the following directors and nominees either directly and/or indirectly through companies in which they have a business interest or affiliation, opened and/or maintained deposit, trust, investment and/or other banking accounts with the Bank:  Christine H.H. Camp, Earl E. Fry, Paul J. Kosasa, Colbert M. Matsumoto, Duane K. Kurisu, Richard J. Blangiardi, B. Jeanne Hedberg, Mike K. Sayama, Maurice H. Yamasato, Dwight L. Yoshimura, Ronald K. Migita and Crystal K. Rose.

During 2010, the following directors and nominees served on boards of non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Bank:  Paul J. Kosasa, Colbert M. Matsumoto, Richard J. Blangiardi, Ronald K. Migita, Maurice H. Yamasato and Duane K. Kurisu.  For 2010, the Company did not pay to any charitable or non-profit organization in which one of the Company’s Board members serves on that organization’s board, any amount in excess of the greater of $1,000,000 or 2% of the recipient organization’s gross annual revenues, and the amount received by such organizations ranged from a low of $50 to a high of $34,000 received by the Chamber of Commerce of Hawaii with, however, the average donation being substantially less.

During 2010, the following directors and nominees served on boards of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which are on no more favorable terms than for other similarly situated matters:  Colbert M. Matsumoto and Duane K. Kurisu.

During year 2010, the following directors served as officers of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which are on no more favorable terms than for other similarly situated matters:  Paul J. Kosasa, Richard J. Blangiardi, Mike K. Sayama, Dwight L. Yoshimura and Colbert M. Matsumoto.

Company director Colbert M. Matsumoto is the President and a director of Tradewind Capital Group, Inc. (“TCG”) which is the sole member of Island-Waiphau, LLC (“Island-Waipahu”).  Island-Waipahu and M&M Investments, Inc. (“M&M”) each hold 50% membership interests in Plantation Town Apartments LLC (“PTA”).  PTA has a construction loan to develop a residential condominium project in Waipahu, Hawaii.  Regarding said construction loan, the largest aggregate amount of principal outstanding during 2010 was $15,747,162 (as of March 15, 2010); the amount outstanding as of December 31, 2010, was $7,254,407; the amount of principal paid during 2010 was $9,004,851; the amount of interest paid during 2010 was $651,465; and, the rate of interest was 5.50% effective December 5, 2009.  Demand for this project has been adversely impacted by restrictive affordable-housing criteria, weakened economic conditions, and tightened credit markets.  Mr. Matsumoto is President and a director and holds less than a 5% ownership interest in Island Holdings, Inc., which owns TCG.  TCG is a minority passive investor (35%) in Century Computers, Inc. (“CCI”) and Mr. Matsumoto serves as a director of CCI.  Prior to TCG’s investment in CCI and Mr. Matsumoto’s election as a Director of CCI, CCI was a vendor to the Bank and provided various information technology and business process services, and in 2010 was paid $244,599 for such services.  Mr. Matsumoto had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

Company director Colbert M. Matsumoto is Chief Executive Officer and Chairman of the Board of Island Insurance Company, Ltd. (“Island”) which wholly owns Atlas Insurance Agency, Inc. (“Atlas”).  Mr. Matsumoto is a director and Chairman of the Board of Atlas.  In 2010, the Company and its subsidiaries collectively paid $120,762 to Island in premiums for insurance policies ($6,101 of which was paid to Atlas in commissions), and the Company and its subsidiaries also collectively paid $237,758 to Atlas in commissions for insurance policies that Atlas placed on behalf of the Company and its subsidiaries with various insurance companies.  In addition, Atlas paid the Bank $44,193 in rent for space in the Bank’s Hilo office building.  Mr. Matsumoto had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.  Mr. Matsumoto is a director of Oahu Publications, Inc. which publishes Honolulu Star Bulletin/Midweek (“Honolulu Star”).  In 2010, the Bank paid Honolulu Star $47,730 for print advertising.  Mr. Matsumoto is a Trustee of the Employees Retirement System of the State of Hawaii (“ERS”).  In 2010, CPB’s subsidiary, Central Pacific HomeLoans, Inc. paid ERS $697,432 in rent for space in City Financial Tower.  Mr. Matsumoto is a Director and Chairman of the Board of Tradewind Insurance Company, Ltd. which provides workers compensation insurance coverage to the Bank under a policy with a term ending March 1, 2011, for which it received a premium of $120,040.  Mr. Matsumoto had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

Nominee and Bank director Duane K. Kurisu is a director of Tradewind Capital Group, Inc. (“TCG”) and of Island Holdings Inc., which owns TCG.  See information above for Colbert M. Matsumoto regarding the PTA construction loan.  Mr. Kurisu had no direct involvement in the PTA loan transaction and it was made on no more favorable terms than for other similarly situated transactions.

Mr. Kurisu is a director and holds a less than a 5% ownership interest in Oahu Publications, Inc. which publishes Honolulu Star Bulletin/Midweek (“Honolulu Star”) and Hawaii Luxury magazine.  Mr. Kurisu is sole owner and Chief Executive Officer of PacificBasin Communications, LLC which publishes Hawaii Business magazine and Honolulu magazine.  Mr. Kurisu is a director and 50% owner of id8, LLC, which publishes Obun Hawaii.  In 2010, the Bank paid a total amount of $85,100 for print advertising in these publications: $47,730 in the Honolulu Star; $8,000 in the Hawaii Luxury; $22,715 in the Hawaii Business; $4,315 in Honolulu magazine; and $2,250 in Obun Hawaii.  Mr. Kurisu had no direct involvement with any transaction involving the placement of advertising and they were made on no more favorable terms than for other similarly situated transactions.

Company director Richard J. Blangiardi is General Manager of KGMB and KHNL (owned by Raycom Media) television stations and is an employee of Raycom Media which also owns television station KFVE.  In 2010, the Bank paid KGMB $138,605, KHNL $55,100, and KFVE $54,130 totaling $247,835, for the purchase of television advertising.  Mr. Blangiardi had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

Company director Mike K. Sayama is a Vice President of Hawaii Medical Service Association (“HMSA”).  In 2010, the Company and the Bank collectively paid $781,323 to HMSA in premiums for health insurance for the Company’s and the Bank’s employees, which amount, however, comprises significantly less than 2% of HMSA’s 2010 gross revenues.  In 2010, the Bank paid $242,178 to HMSA in rent for the Bank’s Keeaumoku Branch which is located in one of HMSA’s buildings (which amount, when combined with all other amounts paid to HMSA in 2010, comprises significantly less than 2% of HMSA’s 2010 gross revenues).  In 2010, Integrated Services, Inc., an HMSA subsidiary, paid $420,593 to the Bank for the rental of space in one of the Bank’s buildings up until the Bank sold the building on November 1, 2010.  Mr. Sayama had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

Company director Dwight L. Yoshimura, is a Senior Vice President and Senior General Manager with GGP Ala Moana L.L.C., which is a subsidiary of GGP Ala Moana Holdings L.L.C., which is a subsidiary of GGPLP L.L.C., which is a subsidiary of GGP Limited Partnership, which is a subsidiary of General Growth Properties, Inc (“GGP”).  The Bank has four (4) equipment (tax) leases to GGP Ala Moana L.L.C. with the largest aggregate amount outstanding during 2010 being $173,997 and with the aggregate amount outstanding as of December 31, 2010 being approximately $114,092 (original amounts of $37,590 – lease of 2-way radios, $181,571 – lease of solar photovoltaic system, $30,024 – lease of ATV motorcycles and Motorola portable radios, and $36,887 – lease of electric mobility vehicle), and with outstanding amounts as of December 31, 2010, being -$2,161 (due to overpayment), $108,991, $865 and $6,397 respectively.  Mr. Yoshimura had no direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

In October 2009, the Bank was the successful bidder on obtaining rights to place its ATMs in four retail shopping centers owned by GGP in Hawaii (Prince Kuhio Plaza, Queen Kaahumanu Shopping Center, Ala Moana  Shopping Center and Ward Centers).  Under this arrangement, the Bank would pay GGP an annual fee of $60,000, plus estimated annual gross rent for all ATMs of $611,500, plus estimated annual revenue sharing fees for all ATMs of $294,570.  During 2010, the Bank paid GGP total rent of $484,495 (the amount is $443,755 when taking into consideration the transfer on November 9, 2010 of the Ward Centers to The Howard Hughes Corporation due to GGP’s bankruptcy reorganization, and the transfer on July 10, 2010 of the Queen Kaahumanu Shopping Center to Jones Lang LaSalle Americas, although GGP maintains some interest in and/or relationship to these transferees).  Mr. Yoshimura had not direct involvement in these transactions and they were made on no more favorable terms than for other similarly situated transactions.

Loans to Related Persons

The Bank, which is a wholly owned subsidiary of the Company, has made (in addition to the loans specified in the “Director Independence and Relationships” section immediately preceding this section) loans to directors and executive officers, their immediate family members, and companies in which they have an interest, in the ordinary course of its business as a bank.  These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features, excepting, however, those loans and credits specifically described in the preceding “Director Independence and Relationships” section.

Policy Regarding Transactions with Related Persons

The Company has a Board approved written policy (“Policy Regarding Transactions with Related Persons”) which sets forth the process and procedures for the review, approval, ratification and disclosure of any transaction with a related person (“transaction” and “related person” being as defined by Item 404 of SEC Regulation S-K).  Transactions with related persons that affect a director’s independence are reviewed by the Company’s Governance Committee.  Transactions with related persons that involve loans are reviewed by the Bank’s Board Senior Loan Committee.  All other transactions with related persons that are material to the financial statements are reviewed by the Company’s Audit Committee.

Board Leadership Structure and Risk Oversight

The Company’s Board has no policy with respect to the separation of the offices of Chairman, President and Chief Executive Officer.  It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of its Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the offices of Chairman, President and Chief Executive Officer should be separate.  From September 15, 2004 through July 31, 2008, the Chairman of the Board and the executive positions of President and Chief Executive Officer were not held by the same individual.  However, on August 1, 2008, upon the retirement of the then President and Chief Executive Officer Clint Arnoldus, Mr. Ronald K. Migita, who was then Chairman of the Board, was appointed as President and Chief Executive Officer of both the Company and the Bank due to his extensive banking experience in the Hawaii market, among other reasons.  The Board believes that it was appropriate for Mr. Migita to serve as combined Chairman of the Board, President and Chief Executive Officer given the

Company’s challenges and that having one individual serve in combined roles facilitated enhanced communications and interactions between the Board and management, and fostered more efficient and effective discussion and decision-making.  On March 16, 2010, Mr. Migita retired as Chairman of the Board, President and Chief Executive Officer of the Company and the Bank.  On March 15, 2010, the Board of the Company and the Bank appointed Mr. John C. Dean as Executive Chairman of the Board for both the Company and the Bank, subject to regulatory approval, which was received in June 2010.  The Company believes that given the critical condition of the Company and the need to promptly implement the Company’s recovery plan it was appropriate to have Mr. Dean act as the Chief Executive Officer and Executive Chairman of the Board since it reduced the number of executives involved and facilitated a more rapid implementation of the recovery plan.  The Company has an independent Lead Director (Crystal K. Rose) and all members of the Board are outside (non-management) directors with the sole exception of Mr. Dean.  As the Board’s Lead Director during 2010, Ms. Rose, who also chairs the Board’s Governance Committee, presided over all meetings of the non-management directors in executive sessions, acted as liaison and facilitated communications between the Board and the President/Chief Executive Officer, and ensured independent Board governance and oversight of management.  In addition, all members of the Board’s Audit Committee, Compensation Committee, and Governance Committee are comprised of independent, non-management directors.

The Company is a one-bank holding company, with the Bank being the Company’s only bank subsidiary.  All of the directors on the Company’s Board also serve on the Bank’s Board of Directors.  In addition, all of the Company’s directors who serve on the Company’s Audit Committee, Compensation Committee, Governance Committee, and Executive Committee, also serve on those same board level committees at the Bank.  The Company’s and Bank’s Director of Internal Audit reports directly to the Company’s and Bank’s respective Audit Committees.  In addition, the Bank also has an additional board level Trust Committee and Senior Loan Committee which provide board level oversight over the Bank’s trust activities and lending activities respectively.  The Company’s and Bank’s Audit Committees perform the required and customary risk oversight functions of an Audit Committee, to include, overseeing accounting, auditing, internal controls, legal and regulatory matters, financial reporting and financial risk.  The Company’s and the Bank’s Compensation Committees perform the required and customary risk oversight functions of a Compensation Committee, to include, overseeing the Company’s and Bank’s compliance with any laws, rules and regulations applicable to the Company’s and Bank’s compensation practices, plans and programs, and to ensure that compensation is not structured in a way which will encourage unnecessary or excessive risk taking.  The Company’s and Bank’s Chief Financial Officer, General Counsel, and Compliance Manager report regularly to the Company’s and Bank’s Audit Committees.  The Company’s and Bank’s Chief Credit Officer is required to report regularly to the Bank’s Senior Loan Committee.  All Company and Bank executive officers report regularly to the Company’s and Bank’s Board of Directors.

Code of Conduct & Ethics

The Company is committed to promoting and fostering ethical conduct and sound corporate governance principles.  The Company has a Code of Conduct & Ethics applicable to all employees, officers and directors of the Company.  In addition, the Company also has a supplemental Code of Conduct & Ethics For Senior Financial Officers, which is applicable to the Chief Executive Officer, President, Chief Financial Officer, Controller, any other principal financial officer or principal accounting officer and any other person fulfilling and/or performing any similar role, function or capacity.  Both of the aforementioned Codes of Conduct & Ethics are available on the Company’s website (www.centralpacificbank.com).

Director Nomination Process

Director Qualifications. The Governance Committee is responsible for reviewing the qualifications and independence of director nominees in accordance with the criteria set forth in the Company’s Corporate Governance Guidelines.  The general criteria considered include qualification as independent, diversity, age, skills, experience and other relevant considerations in the context of the needs of the Board.  Diversity is considered and desired and is viewed in a broad context, to include aspiring to having individuals serving on the Board representing different professions, industries, backgrounds, experiences, cultures, ethnicities, races, and gender, representative of Hawaii’s multi-cultural, multi-ethnic, and multi-racial population and community.

Identifying and Evaluating Nominees. The Board seeks to identify candidates for director positions that are best qualified and suited to meet the needs of the Company and to present these candidates for shareholder approval, as and when director positions become open and available.  The Governance Committee will first identify, review, evaluate and recommend to the Board, nominees for director positions.  The Board will then vote whether or not to recommend such nominees to the Company’s shareholders for election.

In identifying potential director nominees, the Governance Committee will search within the State of Hawaii and may search outside the State of Hawaii for any potential director candidates, and in this regard, may utilize the services of a professional search firm.  While the same general criteria set forth above shall be applied in evaluating a candidate’s qualifications, it is difficult to enumerate all of the attributes, skills and qualities that the Governance Committee and/or Board may, at any given point in time, determine, consider and value in evaluating, selecting and recommending director nominees.  Accordingly, the Governance Committee and the Board exercise their discretion and consider any circumstances, experiences, attributes, skills, qualities, and factors applicable to any director nominee with the intent and purpose of having the best qualified and best suited directors serving on the Board at all times, as well as ensuring that the Board as a whole is diverse and well rounded.  The Board may enlist the services of a third party to conduct a background check or other investigation in order to determine whether a candidate meets any criteria.

Shareholder Nominees. In accordance with the policies set forth in the Company’s Corporate Governance Guidelines and the Company’s Bylaws (as amended), the Governance Committee will consider properly submitted director nominees for election at the year 2012 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary date of the annual meeting for the preceding year, and comply with all other applicable requirements set forth in said Corporate Governance Guidelines and Bylaws (as amended).  Shareholder recommendations should be addressed to the Company’s Corporate Secretary, P.O. Box 3590, Honolulu, Hawaii 96811.

Communications with the Board

Shareholders of the Company and others may send written communications directly to the Board, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813.  Any such communication may be directed to the attention of the Executive Chairman of the Board or the Chair of any Board Committee (such as, for example, the Chair of the Audit Committee or the Chair of the Governance Committee) or to the non-management or independent directors.  Shareholders and others sending such communications should include the following in their written communication: (a) such shareholder(s) and others should identify himself/herself/itself/themselves, and if a shareholder, provide reasonably satisfactory proof of their ownership of the Company’s stock; (b) such shareholder(s) and others should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) such shareholder(s) and others should include their contact information (at a minimum, phone number and address).  Shareholders and others who wish to communicate anonymously with the Board or any group of the Board should refer to the Company’s Complaint Policy.  However, nothing that is stated in this paragraph shall override any requirements imposed on any shareholder communications under the Company’s Articles of Incorporation (as amended) or Bylaws (as amended) or other governing documents or by any law, rule or regulation.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

The Audit Committee is comprised of four (4) non-management directors and operates pursuant to a written charter that was readopted by our Board on January 27, 2010.  The charter is also available on our website at https://www.centralpacificbank.com.  During 2010, the Audit Committee held thirteen (13) meetings, including five (5) private sessions with executive management, three (3) private sessions with the independent auditors, and three (3) private sessions with the Director of Internal Audit.  The Audit Committee’s primary purposes are to:  (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (c) prepare this Report.  The Board has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC.  The Board has also determined that each member is financially literate, that three (3) members have accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, being Earl E. Fry, B. Jeanne Hedberg and Crystal K. Rose, and that two (2) members are “audit committee financial experts” within the meaning of the rules of the SEC, being Earl E. Fry, Chair of the Audit Committee, and B. Jeanne Hedberg.  The Audit Committee is established in accordance with Section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.  The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors.  The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance adopted by the PCAOB.  The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as adopted by the PCAOB, and has discussed with the independent accountant the independent accountant’s independence.  All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During 2010, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter.  In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of the Company for 2010 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Respectfully submitted by the members of the Audit Committee of the Board:

Earl E. Fry, Chair

B. Jeanne Hedberg

Mike K. Sayama

Crystal K. Rose

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

The following table shows, for the year ending December 31, 2010, information on compensation earned by or awarded to each non-employee director who served on the Company’s Board during 2010.  On February 2, 2011, the Company effected a 1 for 20 reverse stock split of the outstanding shares of its Common Stock (the “Reverse Stock Split”).  Unless otherwise indicated, all of the share numbers and per share amounts contained in this “Compensation of Directors and Executive Officers” section have been restated to give effect to the Reverse Stock Split.

	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Change in Pension Values & Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)
Richard J. Blangiardi	$41,633	$5,000	$0	na	$0	$0	$46,633
Christine H.H. Camp	$46,900	$5,000	$0	na	$0	$4,370	$56,270
Earl E. Fry	$51,500	$5,000	$0	na	$0	$0	$56,500
B. Jeannie Hedberg	$39,500	$5,000	$0	na	$0	$4,370	$48,870
Dennis I. Hirota	$19,550	$5,000	$0	na	$0	$0	$24,550
Paul J. Kosasa	$39,167	$5,000	$0	na	$0	$0	$44,167
Colbert M. Matsumoto	$35,500	$5,000	$0	na	$0	$0	$40,500
Crystal K. Rose	$45,300	$5,000	$0	na	$0	$0	$50,300
Mike K. Sayama	$36,100	$5,000	$0	na	$0	$0	$41,100
Maurice H. Yamasato	$34,700	$5,000	$0	na	$0	$0	$39,700
Dwight L. Yoshimura	$40,300	$5,000	$0	na	$0	$0	$45,300

Note:	“na” means “not applicable” in this table and all other tables throughout this Proxy Statement.

Note:

On March 16, 2010, Ronald K. Migita retired as President and CEO of the Company and Bank and continues to serve as a Director on the Company Board of Directors. John C. Dean was appointed as Executive Chairman of the Board of the Company and Bank on March 16, 2010, subject to regulatory approval, and has waived his right to any board retainer and meeting fees. Compensation for both Messrs. Migita and Dean is reported with the other Named Executive Officers (“NEOs”) in the Summary Compensation Table.

(c)

The $5,000 in stock awards represents 190 shares of unrestricted stock were granted on March 10, 2010 to non-employee directors as the Company annual retainer in lieu of cash.  The grant-date fair value of the unrestricted stock was $26.40 per share.

(g)

This represents the annual premium for single medical, drug, vision and dental coverage offered to all members of the Company and Bank boards.  Only Christine H. H. Camp and B. Jeannie Hedberg elected coverage for 2010.  Beginning May 1, 2011, the Company will discontinue this benefit for all non-employee directors of the Company and Bank.

During the course of 2010, there were a number of changes made to the Company and Bank board and committees. Below find a list of these changes:

Date	Entity	Board or Committee	Board Member	Description of Change
3/11/2010	CPF/CPB	Compensation Committee	Christine H. H. Camp	Appointed as Vice Chair
3/11/2010	CPF/CPB	Compensation Committee	Paul J. Kosasa	Removed as Chair
3/11/2010	CPF/CPB	Executive Committee	Paul J. Kosasa	Appointed as Chair
6/30/2010	CPF/CPB	Corporate Governance & Nominating Committee	Paul J. Kosasa	Added as member
3/11/2010	CPF/CPB	Compensation Committee	Richard J. Blangiardi	Appointed as Chair
3/11/2010	CPF/CPB	Executive Committee	Ronald K. Migita	Retired as Chair
6/23/2010	CPF	Board of Directors	Dennis I. Hirota	Retired from the Board
6/23/2010	CPF/CPB	Audit Committee	Dennis I. Hirota	Retired from the Board
6/23/2010	CPF/CPB	Corporate Governance & Nominating Committee	Dennis I. Hirota	Retired from the Board
6/23/2010	CPF	Board of Directors	John C. Dean	Added as member
6/30/2010	CPF/CPB	Audit Committee	Mike K. Sayama	Added as member

Non-employee directors of the Company and Bank have been eligible to participate in the Company’s 1997 Stock Option Plan and continue to be eligible to participate in the Company’s 2004 Stock Compensation Plan.  The table below shows the aggregate number of unexercised stock option awards and unvested restricted stock awards for each director as of December 31, 2010.

	Unexercised Stock Options	Unvested Restricted Stock
(a)	(b)	(c )
Richard J. Blangiardi	216	0
Christine H. H. Camp	216	0
Earl E. Fry	216	0
B. Jeannie Hedberg	216	0
Dennis I. Hirota	216	0
Paul J. Kosasa	216	0
Colbert M. Matsumoto	471	0
Crystal K. Rose	216	0
Mike K. Sayama	651	0
Maurice H. Yamasato	216	0
Dwight L. Yoshimura	715	0

(b)   The 216 in vested unexercised stock options represent options that were granted on March 11, 2009 to each non-employee director as their Company annual retainer in lieu of cash.  In addition, Colbert M. Matsumoto has vested, unexercised stock options of 87 and 170, Mike K. Sayama has vested, unexercised stock options of 80, 187 and 170 and Dwight L. Yoshimura has vested, unexercised stock options of 226, 205 and 70, all granted under the 1997 Stock Option Plan on September 15, 2004 related to the merger with CB Bancshares, Inc.

Retainer & Meeting Fees

The Company and the Bank respectively paid each of their non-employee directors $800 per Board meeting attended and $600 per Board committee meeting attended in 2010.  In addition, an annual retainer of $5,000 was provided to each non-employee Company director and $7,500 to each non-employee Bank director during 2010.  For 2010 the Company annual retainer of $5,000 was paid in the form of unrestricted stock granted on March 10, 2010, to continue to align the longer-term interests of the Board with those of our shareholders.  These fees represent a 37.5% reduction in annual retainer fees as of January 1, 2010.

The Chair of the Audit Committee (Earl E. Fry) receives an additional $6,000 annually, the Chair of the Compensation Committee (Paul J. Kosasa, former Chair; Richard J. Blangiardi, current Chair as of March 11, 2010) an additional $4,000 annually, and the Chair of the Corporate Governance & Nominating Committee (Crystal K. Rose) an additional $4,000 annually.  These fees represent a 50% reduction in Committee Chair fees as of January 1, 2010.

Directors Stock Opportunity

Non-employee directors of the Company and the Bank are eligible to participate in the Company’s 2004 Stock Compensation Plan. The Company determines annually if any grants will be made under the Plan.  For 2010, the non-employee directors of both the Company and the Bank determined that any grants of equity to non-employee directors, other than the Company retainer fee, which was paid in form of full value shares for 2010, were not appropriate.

Directors Deferred Compensation Plan

The Company maintains a Directors Deferred Compensation Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer and/or chair and meeting fees.  Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur by no later than the tenth (10th) anniversary of separation from service.  Under the Directors Deferred Compensation Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank’s Trust Division which are selected by the director.  No Plan earnings are considered to be “above-market” or “preferential” and as such no amounts are reported in column (f) of the Directors Compensation table on a previous page.  The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.  No Director elected deferral of fees in 2010.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1993, as amended, or under the United States Securities and Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

In March 2010, the Compensation Committee met with the Committee’s designated senior risk officer (SRO), our SVP, Director of Internal Audit, to discuss the review of all incentive and commission compensation arrangements for 2010 to include our senior executive officers (SEOs, aka NEOs) to ensure these arrangements do not encourage unnecessary and excessive risks that threaten the financial value of the company.  Annual and long term incentive arrangements were suspended for the CEO and non-CEO senior executive officers.  In completing the review, the SRO utilized the input and perspective of other non-SEO officers with risk oversight as well as Human Resources, Corporate Legal and the Committee’s executive compensation consultants.   The review covered the following incentive compensation arrangements:

•      The compensation arrangement for then Chairman, President, and CEO Ronald K. Migita

•      Central Pacific HomeLoan’s (CPHL’s) Commission Plans

o        2010 CPHL Sales Commission Compensation Plan

o        2010 CPHL Operations Incentive Plan

o        2010 CPHL Secondary Market Incentive Plan

•      2010 Central Pacific Investment Services (CPIS) Commission Plan

•      2010 Trust and Investment Management Incentive Plan

The Compensation Committee’s review and discussions of the risks that face the Company concluded that the Company’s and Bank’s compensation philosophies, complemented by the appropriate balance and mix of compensation incentives, payment plans (cash and equity), short and long term initiatives are adequate and the incentive plans are reasonably unlikely to encourage unnecessary and excessive risk that may threaten the overall value of the financial institution.

Summary of the specific findings from the review included:

1.                 Observation that there was no annual or long term incentive plans for the CEO and other non-CEO senior executive officers in 2010 and therefore no associated risk to the organization.

2.                 Observation that other compensation agreements for lines of business reviewed did not identify any unnecessary or excessive risk to the organization.

In July 2010, the Compensation Committee met with the SRO designee to discuss the review of the 2010 CPHL Executive Incentive Compensation Plan which covered CPHL’s President & CEO and Chief Production Officer.  The overall conclusion of the review was a recommendation that the Compensation Committee and Management consider other credit risk adjustments of awards to better manage any unnecessary and excessive risks.  As such, the Committee requested management have the EVP, Special Credits review the Plan for comment and recommendations.

Upon review of the comments and recommendations of the EVP, Special Credits, the Committee determined, with the concurrence of management and the SRO, that the current CPHL Executive Incentive Compensation Plan structure did not present unnecessary and excessive risk to the overall safety and soundness of the Bank for the following reasons:

▪                  The Plan contains a 25% holdback and release of the holdback in 2011 will be determined based on credit quality, satisfactory internal audit(s) and credit reviews and no significant compliance findings of the operations.

▪                  The Plan also provides for a clawback by governmental agency or the Company based on unsatisfactory internal or external audit findings, failure to comply with regulatory requirements or if a prior incentive payment is based on inaccurate information that is determined material or is determined to have encouraged unnecessary and/or excessive risk taking.

In September 2010, the Compensation Committee met with the SRO designee to discuss the review of the 2010 commission arrangements for Pacific Access Mortgage, a joint venture between Central Pacific Bank and PHH Home Loans.  Due to the joint venture affiliate status, these plans were not previously presented to the Compensation Committee for approval.  The Company sought legal guidance on whether these plans required review and approval by the Compensation Committee.  Although the guidance is not clear, given the Company’s managing partner role in Pacific Access Mortgage, the Company felt it prudent to include these plans in their reviews for 2011 since the current regulations apply to new plans in 2010 versus existing plans.  The current Pacific Access Mortgage Commission plans contain detailed clawback language with the right to offset employee’s future commissions for chargebacks.

The Compensation Committee certifies that:

(1) It has reviewed with the senior risk officers the Senior Executive Officers’ (“SEOs”, also known as NEOs) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

(2) It has reviewed with the senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage reasonably likely manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report, required by Item 402(b) of SEC Regulation S-K.  Based on such review and discussion, the Compensation Committee recommended to the Board that the 2010 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ending December 31, 2010.  Respectfully submitted by the members of the Board Compensation Committee:

Richard J. Blangiardi, Chair from March 11, 2010 to present
Paul J. Kosasa, Chair from October 28, 2009 to March 10, 2010
Christine H. H. Camp, Vice Chair from March 11, 2010 to present
Earl E. Fry
Maurice H. Yamasato

COMPENSATION DISCUSSION AND ANALYSIS

Set forth below is a discussion of the Company’s compensation policies for 2010 applicable to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three (3) other most highly paid executives.  We refer to these five (5) executive positions as our Named Executive Officers (“NEOs”).

Executive Summary

The Company’s and Bank’s overall financial performance continued to decline in 2010 primarily due to deterioration in the Bank’s commercial real estate portfolios both in California and Hawaii.   The collective decision by management, the Compensation Committee and the Board to continue the suspension for another year of both the annual and long term incentives for eligible NEOs for 2010 reflects our under performance and emphasizes the Board’s commitment to pay for performance, in alignment with the interests of our shareholders.

The compensation decisions and actions in 2010 recommended by the Compensation Committee and approved by the Board were impacted by the following key factors:

1)    Continued decline in the financial condition of the Company and the Bank and the Board’s commitment to make difficult, yet sound and rational business decisions relative to the compensation of our executives,

2)    Immediate need to motivate and retain a qualified team of executives to lead the turnaround of the Company,

3)    Retirement from the Company and Bank of President and CEO, Ronald K. Migita in March 2010 and subsequent appointment of John C. Dean, as Executive Chairman of the Board of the Company and the Bank.

4)    Departure of Dean K. Hirata, Vice Chair and Chief Financial Officer of the Company and the Bank in June 2010 and subsequent appointment of Lawrence Rodriguez as Executive Vice President and Chief Financial Officer of the Company and the Bank in August 2010,

5)    Appointment of A. Catherine Ngo as Executive Vice President and Chief Administrative Officer of the Company and the Bank in November 2010,

6)    Continued changing regulatory restrictions and guidance regarding executive compensation, and

7)    Increased understanding of the Company’s and Bank’s risk management practices and increased direction by the Compensation Committee and the Board to ensure that the Company’s compensation practices, policies, and programs do not encourage unnecessary and excessive risks that could reasonably likely have a material adverse affect on the safety and soundness of the Company and/or manipulation of earnings which could reasonably likely have a material adverse affect on the financial value of the Company.

Compensation Philosophy and Objectives

The central principle of our compensation philosophy is that executive compensation should align with shareholders’ interest, without encouraging excessive and unnecessary risk that could threaten the overall value of the Company.  The executive compensation program is designed to:

▪	Drive performance relative to our strategic plan and goals, including financial performance;
▪	Balance the risk of short-term operational objectives with the need to build long-term sustainable value;
▪

Align executives’ long-term interests with those of shareholders by placing a portion of total compensation at risk, contingent on the Company’s performance, without encouraging unnecessary and excessive risks that threaten the overall value of the Company;

▪	Attract and retain highly-qualified executives needed to achieve our goals and to maintain an executive management group that can provide success and stability in leadership;
▪	Deliver compensation effectively, providing value to the executive in an appropriately risk controlled and cost efficient manner;
▪	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business.

Our compensation program has multiple pay components, including a fixed annual salary, variable annual cash incentive pay, variable long-term equity incentives, and other benefits. We believe that over the long term a combination of pay components is essential to drive executives to achieve different goals.  Our compensation structure sets base compensation at approximately the 50th percentile relative to peer banks and the other short and long term cash and equity pay components allow us to develop the appropriate total compensation opportunity for our executives.  There is no set formula to determine the mix of the various pay components and the use of the components may change from year-to-year based on the Company’s circumstances, market conditions, and competitive market for executive talent.  The Company currently participates in the U.S. Treasury’s Capital Purchase Program under the Troubled Asset Relief Program (“TARP”).  As a result of the Company’s participation in TARP, in accordance with the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, certain restrictions apply to our NEOs’ total compensation.  We discuss each of the pay components, and the role they play in our overall compensation structure, in the Compensation Framework section, and describe the TARP restrictions in the Other Issues Relevant to Executive Compensation section.

Role of the Compensation Committee

The Compensation Committee is responsible for assisting the Board in overseeing the design and administration of our executive compensation program and the Company’s compensation policies, practices, and incentive plans for non-executives.   Such oversight includes evaluating and monitoring the Company’s compensation programs, policies, and practices which could have a material adverse effect on the risk profile of the overall Company.  Appropriate reviews would include at least semi-annual discussions with the Committee appointed senior risk officer to ensure all incentive and bonus compensation plans, structures and arrangements, including those for NEOs’, do not have a reasonable likelihood to encourage excessive and unnecessary risk taking and do not pose a threat to the Company’s safety and soundness or the Company’s financial stability.  The Committee also evaluates and recommends to the Board appropriate policies and decisions relative to executive officer compensation and benefits, including determination of performance and payout targets under the Company’ annual and long-term incentive plans.  It also oversees preparation of executive compensation disclosures for inclusion in our Proxy Statement.

As a result of the Company participating in the United States Department of the Treasury’s Capital Purchase Program, the Compensation Committee’s role is expanded to ensure compliance with its requirements.  For further information see the Other Issues Relevant to Executive Compensation section.

Role of Executives in Compensation Committee Deliberations

The Compensation Committee may request that the Executive Chairman be present at Committee meetings to discuss executive compensation and evaluate the performance of both the Company and individual executives. Other executives may be requested to attend Committee meetings to provide pertinent financial, legal, or operational information. Executives in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding changes in executive compensation and other Company compensation matters under their purview for recommendation to the full Board.

The Executive Chairman does not provide recommendations for changes in his own compensation. The Compensation Committee discusses the Executive Chairman compensation with him, but the Committee makes final deliberations and all votes regarding the recommendation of his compensation to the full Board are made in an executive session, without the Executive Chairman present. The Committee initiates any changes in the Executive Chairman compensation based on a variety of factors including but not limited to Company performance, regulatory restrictions/guidance, periodic market reviews, and recommendations from independent external executive compensation consultants. For executives other than the Executive Chairman, the Committee uses the Executive Chairman’s proposals and input from outside advisors in making its recommendations to the full Board.

Interaction with Consultants

From time to time, the Compensation Committee seeks advice from outside experts in the executive compensation field.  The Committee has historically engaged a compensation consultant to provide input on both Board and executive compensation issues.  In 2010, the Committee retained Amalfi Consulting, LLC (“Amalfi”) to assist with several projects.  On December 16, 2010, Amalfi joined McLagan, an AonHewitt Company.  McLagan is a premier compensation consulting and performance benchmarking firm focused exclusively on the financial services sector.

McLagan consultants report directly to the Compensation Committee and the Committee discusses, reviews, and approves all consulting projects performed by McLagan.  The Compensation Committee periodically reviews the relationship with McLagan and considers competitive proposals from other firms.  In 2010, all fees were billed under Amalfi and were less than $120,000 and they provided strictly executive and director compensation related services and did not provide any other non-executive compensation services.

Compensation Committee Activity and Key Initiatives During 2010

The Compensation Committee evaluates existing compensation program components on an ongoing basis to maintain the Company’s competitive position to meet the goal of attracting, retaining, and motivating key executives without encouraging unnecessary and excessive risk that could pose a threat to the Company’s safety and soundness, and financial stability.  In 2010, the Compensation Committee met thirteen (13) times and completed the following initiatives and actions:

•      Overall Compensation for Executive Management – In 2009, the Compensation Committee in coordination with McLagan reviewed alternatives for total compensation for its senior executives for 2010.  Given the financial condition of the Company and the Bank, a decision was made to not make any adjustments to base pay nor provide for any incentive opportunity in 2010.

•      Review of Annual Incentive Plan (“AIP”) – The Compensation Committee reviewed the Bank-wide performance against performance measures for 2009 and determined that although some threshold goals were met the overall performance of the bank was unacceptable and therefore, no annual cash incentive was paid under this Plan for 2009.  Management presented and the Compensation Committee accepted a recommendation that eligible non-CEO NEOs forgo any Annual Incentive Plan payments for 2010 due to the financial condition of the Company and to further support the Company’s expense reduction efforts.

•      Design and Implementation of 2010 Long-Term Incentive Plan (“LTIP”) – Although a 2010 Long Term Incentive Plan was entertained mid-2009, no plan was implemented in 2010.

•      Base Salaries – The Compensation Committee reviewed the NEOs’ base pay and recommended no adjustments in base salaries for 2010.

•      CEO Ronald K. Migita Compensation Review – Working with McLagan, the Committee reviewed CEO compensation and recommended to the Board no salary increase and no variable pay component for the 2010 CEO compensation arrangement.  In addition, no payment was made under the incentive arrangement for Ronald K. Migita for the period July 1, 2009 through December 31, 2009.  Mr. Migita retired from the Company and Bank on March 16, 2010.

•      Board Retainer Fees – The Compensation Committee reviewed and the Board accepted the Committee’s recommendation to reduce, effective January 1, 2010, (1) all non-employee directors’ and the Board Chairman’s annual retainer by 37.5% and (2) all Committee Chair fees by 50%.  Changes to Board retainer and meeting fees have not been finalized for 2011.

•      New Executive Chairman of the Board Compensation Arrangement – On March 16, 2010, John C. Dean was appointed Executive Chairman of the Board, subject to regulatory approval, replacing Ronald K. Migita.  The Committee worked with McLagan to develop the terms of his compensation arrangement for final approval by the Board.

•      New Executive Vice President and Chief Financial Officer Compensation Arrangement – On June 1, 2010, Vice Chair and Chief Financial Officer, Dean K. Hirata resigned from the Company and on August 27, 2010, Lawrence D. Rodriguez was appointed his successor as Executive Vice President and Chief Financial Officer.  Internal equity was used when determining his compensation package to support the Company’s decision to level the compensation among its executive committee members.

•      Review of all Incentive Plans with Senior Risk Officer – The Compensation Committee met with the senior risk officer (SRO) in March, July and September to discuss findings from the SRO review of all incentive compensation plans for unnecessary and excessive risk.   The overall finding from the discussions was that the Company’s plans did not individually or in its entirety encourage any unnecessary and excessive risks that may threaten the overall value of the financial institution.

•      Policy Prohibiting Excessive or Luxury Expenditures – The Compensation Committee reviewed, discussed, and recommended to the Board the adoption of the Company’s Policy Prohibiting Luxurious and Excessive Expenditures.

•      New Executive Vice President and Chief Administrative Officer Compensation Arrangement – On November 23, 2010, A. Catherine Ngo was appointed to the newly created position of Executive Vice President, Chief Administrative Officer.  Internal equity was used when determining her compensation package to support the Company’s decision to level the compensation among its executive committee members.

•      Incentive Compensation Policy – The Compensation Committee reviewed and the Board accepted the Company’s Incentive Compensation Policy.  This policy aligns with the guidance on sound incentive compensation policies provided in a joint release by the Federal Reserve, OCC, OTS, FDIC and Treasury.

•      2011 Executive Compensation Peer Group – The Compensation Committee retained McLagan to assist with the update of the Executive Compensation Peer Group for 2011.

•      2011 Compensation Arrangements for Executive Chairman & other NEOs - The Compensation Committee continues to review proposed compensation arrangements for the Executive Chairman, other NEOs as well as the remaining non-NEO members of the Executive Committee.  Effective for 2011, the planned and approved compensation plans include cash salary, bi-weekly grants of cash-based performance units which transition to stock-settled restricted stock units, and restricted stock.  The equity plans are subject to shareholder approval of the proposed amendment to the Central Pacific Financial Corp. 2004 Stock Compensation Plan.  See “Proposal 7:  Amendment of Company’s 2004 Stock Compensation Plan.”

•      2011 Equity and Cash Incentive Plans for All Employees Excluding NEOs and the Executive Committee – The Compensation Committee continues to review proposed equity and cash incentive plans for all employees excluding Executive Chairman, other NEOs and the Executive Committee.  Effective for 2011, the Compensation Committee approved both an equity incentive plan and a cash incentive plan for select employee groups.  The equity plan is subject to shareholder approval of the proposed amendment to the Central Pacific Financial Corp. 2004 Stock Compensation Plan.  See “Proposal 7:  Amendment of Company’s 2004 Stock Compensation Plan.”

•      Staying Abreast of Changing Regulations – The Compensation Committee participated in various McLagan briefings detailing (1) the changing regulatory environment impacting executive compensation and (2) the Committee’s expanded responsibilities for and oversight of company-wide compensation risk management.

Pay Level and Benchmarking

Benchmarking is an important part of our executive compensation review process.  It includes an external review against peer companies and internal review based on pay equity, job scope, responsibility and experience.  Given the financial condition of the Company in 2010, management recommended and the Committee concurred to continue to forgo both annual and long term incentive opportunities.  As a result, there was no update to the Compensation Peer Group for 2010.

In December 2010, the Committee retained McLagan to identify a peer group to benchmark 2011 performance.  The peer group is comprised of twenty-one (21) banks selected based on the following criteria:

1)    Publicly-traded non-thrift United States banks with executive compensation reported in public filings.

2)    Western banks with prior year annual assets between $2.5 billion and $7 billion.

3)    Non-Western banks with prior year annual assets between $3.5 and $7 billion in major metropolitan areas.

Of the twenty-one (21) peer banks selected, eleven (11) were in the 2009 peer group and nine (9) were TARP participants.

The Compensation Committee reviews the Compensation Peer Group’s composition on an annual basis and modifies the group as necessary to ensure alignment with the Company’s compensation philosophy, structure, and targeted performance levels.  When benchmarking is used to help determine the actual pay levels of each NEO, the Compensation Committee compares comparable positions in the peer group and also considers issues of internal pay equity, scope of responsibilities and experience.

Target Total Executive Compensation

The Committee compares NEO base salary, total cash and total direct compensation to the Compensation Peer Group.  Due to the decisions to forgo annual incentive payments and any Long Term Incentive Plan equity grants for 2010 there was no comparison of target compensation to peers.

Compensation Peer Group

The following peer group was selected in late 2010, based on the criteria identified earlier, and will be used in coordination with the Company’s compensation philosophy to help establish the 2011 compensation structure for the NEOs, including salaries, and opportunity levels under the annual incentive and long-term incentive plans.

					Total Assets

					as of 2009Y

Rank	Company Name	Ticker	City	State	($000)
1	CVB Financial Corp.	CVBF	Ontario	CA	6,739,769
2	Texas Capital Bancshares Inc.	TCBI	Dallas	TX	5,698,904
3	Pacific Capital Bancorp	PCBC	Santa Barbara	CA	7,542,255
4	Glacier Bancorp, Inc.	GBCI	Kalispell	MT	6,191,795
5	Western Alliance Bancorporation	WAL	Phoenix	AZ	5,753,279
6	PacWest Bancorp	PACW	San Diego	CA	5,324,079
7	Sterling Bancshares, Inc.	SBIB	Houston	TX	4,937,048
8	Westamerica Bancorporation	WABC	San Rafael	CA	4,975,501
9	Pinnacle Financial Partners	PNFP	Nashville	TN	5,128,811
10	Independent Bank Corp.	INDB	Rockland	MA	4,482,021
11	Taylor Capital Group, Inc.	TAYC	Rosemont	IL	4,403,502
12	BancFirst Corp.	BANF	Oklahoma City	OK	4,416,115
13	Banner Corporation	BANR	Walla Walla	WA	4,722,221
14	Columbia Banking System, Inc.	COLB	Tacoma	WA	3,200,930
15	Union First Market Bkshs Corp.	UBSH	Richmond	VA	2,587,272
16	Sandy Spring Bancorp Inc.	SASR	Olney	MD	3,630,478
17	First Financial Bankshares, Inc.	FFIN	Abilene	TX	3,279,456
18	Wilshire Bancorp Inc.	WIBC	Los Angeles	CA	3,435,997
19	Hampton Roads Bankshares Inc.	HMPR	Norfolk	VA	2,919,576
20	Nara Bancorp Inc.	NARA	Los Angeles	CA	3,277,957
21	First State Bancorporation	FSNM	Albuquerque	NM	2,744,395
	Average				4,542,446
	25th Percentile				3,279,456
	50th Percentile				4,482,021
	75th Percentile				5,324,079
	Central Pacific Financial Corp.	CPF	Honolulu	HI	4,869,522
	Percent Rank				58%

Compensation Framework

Mix of Compensation – Historically, our compensation structure has been designed with a balance between salary and variable compensation with a majority of an executive’s direct compensation at-risk. Due to the continued financial challenges faced by the Company, as well as restrictions placed on incentive compensation released in the Interim Final Rule under TARP, the Company made a decision to continue with the suspension of both annual and long term incentives for the second year in a row.

Compensation Structure for Executive Chairman – For his employment as Executive Chairman, through December 31, 2010, Mr. Dean received a base salary of $1 and was granted 10,000 restricted stock units (RSUs) plus $1,000 monthly automobile allowance.  The RSUs vested on December 1, 2010.  After vesting Mr. Dean gifted 100% of the shares issued to him pursuant to the RSUs.

Elements of Compensation – Generally, our executive compensation program consists of the following components to be used in the appropriate combination to meet our compensation philosophy and objectives including responding to changing financial conditions and regulatory restrictions and guidance.

•      Salary — Fixed base pay that reflects each executive’s position, individual performance, experience, and expertise.

•      Annual Cash Incentive — Pay that varies based on performance against annual business objectives; we communicate the associated performance metrics, goals, and award opportunities (expressed as a percentage of salary) to the executives at the beginning of the year.  In 2010, no Annual Incentive Plan opportunity was available to any existing NEO.

•      Long-Term Incentives — Equity-based awards with values driven by achievement of goals with a long term focus.  All equity will be limited to restricted stock grants with a maximum award of 1/3 of total annual compensation.  In 2010, no Long Term Incentive Plan opportunity was available to any existing NEO.

•      Executive Retirement Benefits — The Company provided Supplemental Executive Retirement Plan (“SERP”) agreements to two former Vice Chairs, Mr. Hirata and Mr. Fujimoto.  Mr. Hirata resigned as Vice Chair and CFO in June 2010.  Mr. Fujimoto, formerly the Vice Chair, Hawaii Market, transferred to CPHL as its President & CEO; therefore the continued growth of his SERP benefit was suspended.  The Company does not intend to enter into any new SERP agreements.

•      Other Compensation — Includes perquisites, consistent with industry practices in comparable banking companies, as well as broad-based employee benefits such as medical, dental, disability, 401(k) Retirement Savings Plan and life insurance coverage. Certain executives have vested participation in our frozen Defined Benefit Retirement Plan, as discussed in the narrative in the Pension Benefits section.

Salary

We pay our executives cash salaries intended to be competitive and consider the executive’s experience, performance, responsibilities, and past and potential contribution to the Company. The objective of paying salary is to provide a base level of compensation to fairly reflect the executive’s job and scope of the role performed within the Company.  There is no specific weighting applied to the factors considered in setting the level of base salaries, and the Compensation Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of our compensation philosophy and objectives, with the guidance and support from an independent executive compensation consultant.

In making salary decisions, the Compensation Committee also considers the positioning of projected total compensation with target-level performance incentives.  Because we set incentive opportunities as a percentage of salary, changes in salary have an effect on total compensation.  Before recommending salary changes to the Board, the Committee reviews the projected total compensation based on the proposed salaries.

Salary Adjustments Made in 2010 – For 2010, given the financial performance of the Company, the Compensation Committee determined no general market adjustment in salary was appropriate.   A new compensation arrangement was entered into with Ronald K. Migita in which annual salary remained at $500,000; however all incentive opportunity was eliminated.   In addition, his Board retainer was reduced from $160,000 to $100,000.  Effective, June 1, 2010, Denis Isono, Executive Vice President and Chief Operations Officer received a promotional increase in base pay due to expanded responsibilities to include oversight of the Trust Division, Customer Service Center and ATM and Online Banking.   The table below summarizes the NEOs’ annualized salaries in 2010 and 2011.

Name		Position	2010	2011[8]
John C. Dean	[1]	Executive Chairman of the Board	$1.00		$566,667

Ronald K. Migita	[2]	Former Chairman of the Board, President & CEO	$500,000	na

Lawrence D. Rodriguez	[3]	Executive Vice President, Chief Financial Officer	$260,000		$360,000

Dean K. Hirata	[4]	Former Vice Chairman & Chief Financial Officer	$274,500	na

Denis K. Isono	[5]	Executive Vice President, Chief Operations Officer	$250,000		$360,000

A. Catherine Ngo	[6]	Executive Vice President, Chief Administrative Officer	$260,000		$360,000

Blenn A. Fujimoto	[7]	President & CEO, Central Pacific HomeLoans	$265,500		$261,640

(1)   Hired as Executive Chairman of the Board on March 16, 2010.  His primary compensation in 2010 was in the form of a grant of 10,000 RSUs.

(2)   Retired as Chairman of the Board, President and CEO on March 16, 2010.  Still remains a Director on the Company board for which he receives retainers and meeting fees.

(3)   Hired as Executive Vice President and Chief Financial Officer on August 27, 2010.

(4)   Resigned as Vice Chair and Chief Financial Officer on May 31, 2010.

(5)   Received a promotional increase due to expanded responsibilities on June 1, 2010 as noted above.

(6)   Hired to fill the newly created position of Executive Vice President, Chief Administrative Officer as of November 23, 2010.

(7)   Transferred employment from the Bank on May 1, 2010, and accepted the position of President & CEO of Central Pacific HomeLoans.  Base pay was reduced to reflect the incentive opportunity available in the position.

(8)   The planned and approved base compensation for the NEOs effective January 1, 2011 includes a base pay increase for Mr. Dean to $360,000 a year with the remainder of his annual increase in the form of bi-weekly grants of cash-based performance units which transition to stock-settled restricted stock units.  The remaining non-CEO NEOs receive $100,000 a year in the form of bi-weekly grants of cash-based performance units which transition to stock-settled restricted stock units.

Annual Cash Incentives

Generally, we use annual incentives to focus executives’ attention on current strategic priorities and drive achievement of short-term corporate objectives.  Management presented and the Compensation Committee accepted a recommendation to forgo annual incentive plans for 2010 performance to continue to support the Company’s expense reduction efforts.  There were two NEO’s that qualified for an incentive or bonus payment in 2010, Mr. Fujimoto, due to his transition to a new position and Ms. Ngo as part of her offer of employment.

In May 2010, Mr. Fujimoto became a non-executive officer of the Company when he transitioned to CPHL as its President & CEO.  His compensation plan was restructured to align with market compensation typical of mortgage operations.  His base salary was reduced by 43% and he became eligible to participate in the 2010 CPHL Executive Incentive Compensation Plan.  Under the 2010 CPHL Executive Incentive Compensation Plan, the overall performance measure is profitability defined as net income after taxes (NIAT), inclusive of accrual for funding the incentive compensation plan.  NIAT is offset by an assumed tax rate, unrealized gains and losses on loans, deferred fees, unusual accounting adjustment and negative income.   Mr. Fujimoto was eligible to receive incentives based on 6% of positive NIAT from $0 to $3 million and 5% of positive (NIAT) if greater than $3 million.  The Plan also includes a 25% holdback of the award payable based on achieving asset quality and operating effectiveness thresholds.

In 2010 the Company focused on strengthening and building the executive team to support the progress of the turnaround of the Company.  A. Catherine Ngo was selected to fill the newly created position of Executive Vice President and Chief Administrative Officer because of her years of experience in banking and private equity industries as well as her demonstrated ability as a member of the executive team responsible for the growth and success of Silicon Valley Bank.  Her responsibilities as Chief Administrative Officer for the Company include oversight of legal and compliance, human resources, marketing, service quality and loan operations.  As part of her employment offer, the Company provided for a $75,000 sign-on bonus.

Long-Term Incentives

We use long-term incentives (“LTIs”) to encourage ownership, foster retention, and align executives’ interests with the long-term interests of shareholders.  Management presented and the Compensation Committee accepted a recommendation to forgo long term incentive plans for 2010 given the financial condition of the Company.

Special Equity Grants for Executive Chairman of the Board and the Executive Vice President, Chief Financial Officer

Messrs. Dean and Rodriguez were granted restricted stock units on June 15, 2010 and August 27, 2010, respectively.  These special equity grants were given as part of each of their offers of employment.  Mr. Dean received a grant of 10,000 restricted stock units for serving as Executive Chairman of the Company and Bank and Mr. Rodriguez received a grant of 3,750 restricted stock units for serving as Chief Financial Officer.  Upon vesting on December 1, 2010, Mr. Dean received 10,000 common shares which he in turn gifted away and Mr. Rodriguez received 3,750 common shares.  The Board feels that ownership in the Company is important and provides the right motivation at the executive level.

Executive Retirement Benefits

We provided Supplemental Executive Retirement Plan (“SERP”) benefits for Dean A. Hirata and Blenn A. Fujimoto as a part of their overall compensation package.  The grandfathered SERPs were intended to help support the objective of maintaining a stable, committed, and qualified team of key executives through the inclusion of retention and non-compete provisions.  The Compensation Committee’s analyses of competitive positioning of total compensation take into account the value of executive retirement benefits.    For Messrs. Hirata and Fujimoto, SERP benefits vest over ten (10) years beginning on July 1, 2005, with relatively low vesting increments initially to encourage retention: 0% vesting before four (4) years, 10% vesting per year in years four through six, 15% vesting per year in years seven and eight, and 20% vesting per year in years nine and ten.  Mr. Hirata previously had two (2) SERPS; one (1) plan through CB Bancshares, Inc. (CBBI) and one (1) through the Company.  Both SERPs were combined into one (1) plan for administrative ease and did not change any benefit amounts, including his entitlement to the full vested amounts under the CBBI Plan until such time that benefit is exceeded by the benefit provided under the new combined Company plan.    As a result of his transfer to Central Pacific HomeLoans, Mr. Fujimoto’s SERP benefit is frozen and he is 10% vested in the benefit.  As a result of Mr. Hirata’s resignation, his SERP benefit is frozen and he is fully vested under the CBBI Plan, and entitled to a monthly benefit of $29,727.71 beginning at age 65 and payable for ten years.  Mr. Fujimoto is also entitled to benefits under the Company’s Defined Benefit Retirement Plan.  This Plan was frozen and closed to new participants effective December 31, 2002.  We provide additional details regarding our Defined Benefit Pension Plan and SERP arrangements in the Retirement Benefits section.

Other Compensation

The NEOs participate in our broad-based employee benefit plans, such as medical, dental, 401(k) and profit sharing, deferred compensation plan, supplemental disability and term life insurance programs.  All of the NEOs received an automobile allowance and most received payment of fees for social and/or country club memberships, which are used for business development and business retention purposes, however, both these perquisites were suspended for most NEO’s effective June 1, 2010.   Mr. Migita also received a retainer fee as Chairman of the Board for the Company and the Bank.  The total amounts of these items are reflected in the “All Other Compensation” column of the Summary Compensation Table.  The Compensation Committee believes that these items enhance the effectiveness of our key executives and are consistent with industry practices in comparable banking companies. The Compensation Committee regularly reviews the perquisites we provide.

Other Issues Relevant to Executive Compensation - Emergency Economic Stabilization Act of 2008 (“EESA”) and American Recovery and Reinvestment Act of 2009 (“ARRA”)

On January 9, 2009, as part of the Capital Purchase Program under TARP in accordance with the Emergency Economic Stabilization Act of 2008, and pursuant to the terms of a Letter Agreement, dated January 9, 2009 and the related Securities Purchase Agreement—Standard Terms (collectively, the “Securities Purchase Agreement”), the Company issued and sold to the U.S. Treasury (i) 135,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, without par value and having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 1,585,748 shares of the Company’s common stock, no par value, at an exercise price of $12.77 per share, for an aggregate purchase price of $135 million in cash.

Executive Compensation Limitations under EESA, ARRA and the Securities Purchase Agreement.  Under EESA, ARRA and the Securities Purchase Agreement, the Company will be subject to certain restrictions with respect to the compensation of its Senior Executive Officers and other specified employees until such time as the U.S. Treasury ceases to own any equity or debt securities acquired from the Company pursuant to TARP (the “Securities”). The specific impact of the restrictions and limitations continue to evolve, and issuances of regulations by the U.S. Treasury have helped to define the new restrictions and limitations on the Company’s compensation practices. It is the Company’s intent to fully comply with applicable restrictions as issued by the U.S. Treasury, FDIC, SEC and any other governing body.  In addition, it is the intent of the Company to comply with recently distributed guidance from the FRB and FDIC with respect to sound incentive compensation policies.

For purposes of these restrictions and guidance, “Senior Executive Officers” or “SEOs” are defined as (1) the principal executive officer, (2) the principal financial officer and (3) the three most highly compensated executive officers other than the principal executive and financial officers as determined under applicable SEC rules. The Company has determined the following executive officers of the Company constitute “SEOs”:  Mr. Dean, Mr. Migita (prior to his retirement), Mr. Rodriguez, Mr. Hirata (prior to resignation), Mr. Isono, Ms. Ngo and Mr. Fujimoto, and they are the same group of executives included in the Company’s definition of Named Executive Officers, (NEOs).

Unnecessary and Excessive Risk.  In accordance with the regulatory restrictions and guidance, the Company has taken and will continue to take the appropriate steps to prevent incentivizing SEOs from taking unnecessary and excessive risks that threaten the value of the Company during the period the U.S. Treasury holds the Securities:

•

The Compensation Committee (i) by 90 days after the purchase under TARP reviewed the SEOs’ incentive and bonus compensation arrangements with the senior risk officer (or other personnel that act in a similar capacity) to ensure that the SEO incentive arrangements do not encourage SEOs to take such unnecessary and excessive risks and (ii) made reasonable efforts to limit any features of the SEOs’ incentive arrangements that would lead the SEO to take such unnecessary and excessive risks;

•	The Compensation Committee met with the senior risk officer to review the relationship between the institution’s risk management policies and the SEO incentive arrangements;

•

The Compensation Committee, comprised entirely of independent directors, met three times in 2010 with the senior risk officer to discuss and evaluate employee compensation plans in light of an assessment of any risk posed from such plans; and

•

The Compensation Committee certified and will take appropriate action to be able to continue to certify in the Compensation Committee Report, included in the Company’s proxy statement, that it has completed the reviews discussed in the prior two bullet points.

General Prohibition.  ARRA included an additional compensation standard prohibiting the use of any compensation plan that encourages manipulation of reported earnings.

Prohibition on Bonus, Retention Awards or Incentive Compensation.  During the period the U.S. Treasury holds the Securities, the Company will be prohibited from paying or accruing any bonus, retention award or incentive compensation to the top five (5) most highly compensated employees (MHCEs) for the applicable period.  While the Company’s SEOs and MHCEs are not always the identical group, to demonstrate good faith compliance with this restriction, the Company has taken the position that all SEOs will be treated as though they were MHCEs.  These restrictions do not apply to “long term” restricted stock that (1) does not “fully” vest while the Securities remain outstanding, (2) has a value that is one-third or less of the total amount of annual compensation of the employee receiving the restricted stock and (3) is subject to such other terms and conditions as U.S. Treasury may determine is in the public interest.

Clawbacks.  Any incentive or bonus payments paid to an SEO and the next twenty most highly-compensated employees during the period that the U.S. Treasury holds the Securities must be subject to a “clawback” if the payments were based on materially inaccurate financial statements or any other materially inaccurate financial performance metric criteria.

Golden Parachute Payment Prohibition.  The Company may not make any “golden parachute payments” to SEOs or the next five most highly compensated employees during the period the U.S. Treasury holds the Securities. For these purposes, the term “golden parachute payment” generally means any payment to a subject individual made on account of any termination from employment.

Deduction Limitations.  EESA also applies an amended deduction limitation under Section 162(m) of the Internal Revenue Code to the Company for the period that U.S. Treasury holds the Securities.  Under this new deduction limitation, the deduction limit for remuneration paid to SEOs during any taxable years was reduced from $1 million to $500,000.  The $500,000 deduction limit is computed without regard to “performance-based compensation” and certain deferrals of income.

Limitation on Luxury Expenditures.  ARRA requires the Board, during the period that U.S. Treasury holds the Securities, to have in place a Company-wide policy prohibiting excessive or luxury expenditures, as identified by the U.S. Treasury.

CEO and CFO Certifications of Compliance.  ARRA requires the CEO and CFO to provide to the SEC, written certifications of compliance with the EESA and AARA executive compensation and corporate governance requirements.

As the Compensation Committee reviews the Company’s compensation arrangements going forward, it will continue to take into account, and the Company will comply with, the restrictions set forth in EESA and ARRA and related regulations, as they are promulgated.

Letter Agreements of the SEOs.  In connection with the issuance of the Securities, each of the named executive officers that was or is a SEO for purposes of the Capital Purchase Program executed a letter agreement acknowledging and agreeing to the following:

•

The officer will not be entitled to receive certain golden parachute payments during the period in which the U.S. Treasury holds the Securities under the Capital Purchase Program (the “Capital Purchase Program Covered Period”).

•

The officer will be required to and shall return to the Company any bonus or incentive compensation paid to the officer by the Company during the Capital Purchase Program Covered Period if such bonus or incentive compensation is paid to the officer based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

•

Each of the Company’s compensation, bonus, incentive and other benefit plans, arrangements and agreements (the “Benefit Plans”) applicable to the officer is amended to the extent necessary to give effect to the immediately preceding bullet points.

•

To the extent that the Company determines that the Benefit Plans must be revised to ensure that the Benefit Plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company, the officer and the Company will agree to negotiate and effect such changes promptly and in good faith.

Adjustment or Recovery of Awards

Although we do not have a separate policy regarding recovery or clawback of incentive awards in the event of misstated or restated financials results, with our participation in the Capital Purchase Program, as discussed above, we are required to ensure that any executive incentive compensation plan does include such a provision for inaccurate financial statements or incentive criteria.  The Company has complied with this requirement for plans that have been reviewed and finalized and will continue to update the language for all other incentive plans.  Our long-term incentive plan currently permits us to cancel or terminate outstanding awards for any reason (which would include misstated or restated financial results).  In addition, Section 304 of the Sarbanes-Oxley Act provides the ability to recover incentive awards if we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct.  In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those twelve (12) months.

Timing of Equity Grants

On October 25, 2006, we adopted guidelines regarding the equity grant process and related controls.  The guidelines, which were reviewed and readopted (with minor changes) on January 30, 2008, are to help ensure that all equity grants are reported and disclosed correctly and accurately, are properly accounted for, and receive proper tax treatment.  The grant guidelines are designed to avoid making regular grants during a regularly scheduled Company blackout period, to avoid having the timing of grant dates be affected by material nonpublic information, and to confirm the use of no less than the closing price of our stock on the grant date.

Stock Ownership Guidelines

On July 27, 2005, the Board adopted stock ownership guidelines applicable to all directors and executive officers of the Company and the Bank, which were reviewed and amended on January 30, 2008 and April 28, 2010.  The purpose of the guidelines was to define meaningful ownership level expectations for these individuals to more closely align their interests with our shareholders.  Under the guidelines, directors and certain executives of the Company and Bank were expected to own Common Stock with a value equal to a multiple of their annual retainer or base salary, as applicable, within a specified time period.  Although many of the Company’s directors and executives had met or made significant progress towards the ownership goals, because the guidelines are defined in terms of share value, and not as a number of shares, meeting the guidelines given our recent stock price has proven unworkable.  As a result, on January 26, 2011, the Board terminated the stock ownership guidelines.  The Company remains committed to the principles from which these guidelines were formed and continues to expect directors and executives to maintain a meaningful ownership level in the Company.

Employment Agreements

None of the current NEOs have an employment agreement with the Company and are employed on an “at will” basis.

Change-In-Control Agreement

Mr. Isono does not participate in a SERP agreement and his previous employment agreement with the Company expired in 2008.  In order to promote retention and provide continuity throughout our management team in the event of a potential merger or acquisition, the Company entered into a change-in-control agreement with Mr. Isono in 2008.  This agreement was set to expire in March 2011 with sixty days written notice, however, given that regulatory restrictions prohibiting the award of any “golden parachute payment” during the period that U.S. Treasury hold securities has precedence over this agreement,  Mr. Isono agreed to the early termination of the agreement effective December 31, 2010.

Tax and Accounting Considerations

We consider tax and accounting implications in designing our compensation programs.  For example, in selecting long-term incentive compensation elements, the Compensation Committee reviews the projected expense amounts and expense timing associated with alternative types of awards.  Under current accounting rules (i.e., Financial Accounting Standard ASC Topic 718), we must expense the grant-date fair value of share-based grants such as restricted stock, performance shares, and SARs settled in our stock.  The grant-date fair value is amortized and expensed over the service period or vesting period of the grant.  In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date.  In selecting appropriate incentive devices, the Compensation Committee reviews extensive modeling analyses and considers the related tax and accounting issues.  Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and the other four most highly compensated executive officers of a corporation in a taxable year.  In addition, our participation in the Capital Purchase Program has reduced this limit to $500,000 for our NEOs and expanded the definition of what is includable in “compensation”.  The Committee has retained the flexibility, however, to pay compensation which is not deductible for tax purposes because it believes that doing so permits it to take into consideration factors that are consistent with good corporate governance and the best interests of our shareholders.

Conclusion

Two thousand and ten was another challenging year for the Company.  Our financial performance was poor which led to decisions to maintain base pay and suspend incentive opportunities for NEOs for the second year in a row.

While the Company’s goal is to achieve steady and sustainable profitability, in the near term the focus continues to be on achieving and maintaining necessary levels of capital, improving the overall quality of our asset portfolio, and managing our liquidity and expenses.   In this environment, and with the desire to demonstrate fiscally prudent executive compensation decisions, management, the Compensation Committee, and the Board fully supported the decision to forgo the annual incentive opportunity for all existing and eligible NEOs in 2010 and to defer any awards of long term equity grants, with the exception of new hires, until the financial condition of the Company improves.

The Compensation Committee and the Board, however, still believe, that, in the longer term, it is important to provide market based compensation that will attract and retain highly talented executives with the appropriate competencies and skills necessary for the Company’s success.   Such compensation would include the full range of compensation components, including incentive awards that would vary with our financial performance based on achieving our strategic plan and goals without encouraging excessive and unnecessary risk that could threaten the overall value of the Company.   Equally important is the need to maintain shareholder confidence and comply with regulatory executive compensation restrictions and guidance by developing appropriate compensation structures.

Therefore, the Compensation Committee evaluates our compensation program and its related components on an ongoing basis.   Adjustments are made to the compensation structure as appropriate to maintain the Company’s competitive position for executive talent, consistent with our compensation philosophy and objectives, and within the parameters of regulatory restrictions and guidance.  The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a thoughtfully designed compensation structure which focuses on the achievement of short term objectives, and affirms the philosophy for driving long-term shareholder value.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2010, the Compensation Committee of the Company was composed entirely of the following five (5) independent directors: Richard J. Blangiardi (Chair), Christine H. H. Camp (Vice Chair), Paul J. Kosasa, Earl E. Fry, and Maurice H. Yamasato.  This list of directors reflects a change in composition to the Committee effective March 11, 2010, when Paul J. Kosasa resigned as Chair of the Committee and was replaced by Richard J. Blangiardi as Committee Chair.  Christine H.H. Camp then replaced Mr. Blangiardi as Vice Chair.  None of the Compensation Committee members are or were former officers or employees of the Company.  Relationships that members of the Compensation Committee have had and/or maintain with the Company are described in the “Corporate Governance and Board Matters-Director Independence and Relationships” section.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation earned by each of the NEOs for the fiscal year ended December 31, 2010.  The material terms of compensation and change-in-control agreements to which some of the NEOs were a party are discussed in the Compensation and Change-In-Control Agreements narrative following the Option Exercises and Stock Vested table.

SUMMARY COMPENSATION TABLE

Name and Principal Position		Year	Salary	Bonus	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value & Non- Qualified Deferred Compensation Earnings		All Other Compensation 10	Total
			($)	($)	($)		($)		($)	($)		($)	($)
(a)		(b)	(c)	(d)	(e)		(f)		(g)	(h)		(i)	(j)
John C. Dean, Executive Chairman	1	2010	$1	$0	$394,000		$0		$0	$0		$12,701	$406,702
Ronald K. Migita, Chairman of the Board, President & CEO	2	2010 2009 2008	$104,167 $250,000 $1	$0 $0 $0	$0 $112,500 na		$0 $112,500 na	8	$0 $75,000 na	$0 $0 na		$57,266 $193,332 $217,133	$161,432 $743,332 $217,134
Lawrence D. Rodriguez, Chief Financial Officer	3	2010	$86,667		$110,250		$0		$0	$0		$1,627	$198,544
Dean K. Hirata, Vice Chairman & Chief Financial Officer	4	2010 2009 2008	$114,375 $274,500 $294,834	$0 $0 $0	$0 $0 $137,239	7	$0 $0 $137,249	8	$0 $0 $0	$160,629 $0 $267,512	9	$17,017 $32,929 $39,965	$292,021 $307,429 $876,799

Denis K. Isono, Executive Vice President, Chief Operations Officer		2010 2009 2008	$255,845 $219,965 $235,000	$0 $0 $0	$0 $0 $82,241	7	$0 $0 $82,250	8	$0 $0 $0	$0 $0 $0		$15,727 $22,465 $22,830	$271,572 $242,430 $422,321
A. Catherine Ngo, Chief Administrative Officer	5	2010	$27,667	$75,000	$0		$0		$0	$0		$3,500	$106,167
Blenn A. Fujimoto, President & CEO, Central Pacific HomeLoans	6	2010 2009 2008	$195,290 $265,500 $285,167	$0 $0 $0	$0 $0 $132,745	7	$0 $0 $132,748	8	$69,453 $0 $0	$0 $0 $204,603	9	$19,276 $27,317 $29,808	$284,018 $292,817 $785,071

Note:      Amounts in parentheses “(  )” when used in the foregoing table and any other tables mean negative amounts.

(1)           As part of his offer of employment Mr. Dean was granted 10,000 Restricted Stock Units (RSUs) at a price of $39.40 per share which vested on December 1, 2010, following which he gifted all of the common stock issued to him pursuant to the RSUs.

(2)           Mr. Migita’s 2010 compensation is reflective of a partial year of employment due to his retirement from the Company and Bank effective March 16, 2010.  He also retired as Chairman of the Board on March 16, 2010 and was appointed a member of the Senior Loan Committee and Trust Committee of the Board of Directors.

(3)           As part of his offer of employment Mr. Rodriguez was granted 3,750 RSUs at a price of $29.40 per share which vested on December 1, 2010.  Mr. Rodriguez’ base pay is reflective of a partial year of employment based on his hire date of August 27, 2010.

(4)           Mr. Hirata’s 2010 compensation is reflective of a partial year of employment due to his resignation from the Company and Bank effective May 31, 2010.

(5)           Ms. Ngo’s compensation is reflective of a partial year of employment based on her November 23, 2010 date of hire.  As part of her offer of employment, she was provided a $75,000 sign-on bonus.

(6)                                 Mr. Fujimoto’s reduction in annual salary is a result of a change in his compensation structure due to his appointment as President & CEO of CPHL, which he assumed beginning May 1, 2010.  His base pay was reduced and he became eligible for an incentive plan with quarterly incentives earned based on achieving Net Income After Tax (NIAT) targets for CPHL.  Three quarters of the incentive earned for 2010 is reflected in column (g).  The fourth quarter incentive payment as well eligibility for the release of the 25% holdback has not been determined as of the date of the preliminary proxy filing.

(7)                                 For Messrs. Hirata, Fujimoto and Isono, these figures for 2008 represent the grant date fair value of performance shares, assuming the number of shares associated with target performance levels vest.  These shares cover the period 2008 through 2010.  The grant date fair value associated with maximum performance levels for each of Messrs. Hirata, Fujimoto and Isono is $205,868, $199,108 and $123,362, respectively.

(8)                                 For Messrs. Hirata, Fujimoto and Isono, these figures for 2008 represent the grant date fair value of SARs assuming the number of shares associated with target performance levels vest.  These shares cover the period from 2008 to 2010.  The grant date fair value associated with maximum performance levels for each of Messrs. Hirata, Fujimoto, and Isono is $205,874, $199,122 and $123,375, respectively.

The following table shows the grant date, the grant price, the Black-Scholes grant date fair value, and the Black-Scholes input assumptions employed to value the SARs awards under the 2008 LTI Plan as well as stock options granted to Mr. Migita under his Special Annual Incentive arrangement on September 9, 2009.

Grant	Grant Price	Black- Scholes Grant Date Fair Value	Volatility	Risk- Free Rate	Expected Life	Dividend Yield
3/12/2008	$377.60	$70.00	32.00%	2.80%	6.5 years	5.30%
9/9/2009	$45.00	$26.40	63.59%	3.11%	6.5 years	1.00%

(9)                                 We have SERP agreements with Messrs. Hirata and Fujimoto (“SERPs”) and we have a Defined Benefit Pension Plan benefit for Mr. Fujimoto.  These numbers represent the change in pension value between 2009 and 2010.  Mr. Fujimoto’s decline in pension value was -$374,631 and is reported as zero in the Summary Compensation Table.

(10)                          This column includes the incremental cost of perquisites, including automobile allowance, club dues, Company contributions to the 401(k) Retirement Savings Plan, dividends, and Board Chairman retainer, as well as, Medicare premium reimbursement for Mr. Migita and retiree medical premium reimbursement for Mr. Rodriguez in lieu of their participation in the Company provided health plan.

The table below details the Other Compensation further including 401(k) Company contributions, automobile allowance, and social and/or country club amounts, reimbursement for Medicare or retiree medical coverage and housing allowance for each NEO during 2010.  On June 1, 2010, the Company eliminated both automobile allowances as well as social and/or country club memberships for most NEO’s.  Mr. Migita’s Board Compensation includes a retainer as the Chairman of the Board for the Company and the Bank.  Mr. Dean has waived both his retainer and fees for serving on the Board.

Name	401(k) Retirement Savings Plan	Automobile Allowance	Club Dues	Board Compensation	Other Compensation	Total All Other Compensation
John C. Dean	$0	$9,500	$590	$0	$2,611	$12,701
Ronald K. Migita	$4,167	$2,500	$1,710	$47,258	$1,631	$57,266
Lawrence D. Rodriguez	$0	$0	$0	na	$1,627	$1,627
Dean K. Hirata	$1,830	$3,500	$10,879	na	$808	$17,017
Denis K. Isono	$7,200	$3,500	$2,445	na	$2,582	$15,727
A. Catherine Ngo	$0	$0	$0	na	$3,500	$3,500
Blenn A. Fujimoto	$9,782	$3,500	$3,910	na	$2,084	$19,276

NON-QUALIFIED DEFERRED COMPENSATION

On July 1, 2008, the Company implemented a non-qualified deferred compensation plan that allows employees (including the NEOs) with an annual base salary of $90,000 or greater to defer up to 80% of base pay and/or 100% of annual bonuses and commissions earned for a specified year on a pre-tax basis.  The plan does not feature any matching or other contributions from the Company.  No executive elected to defer amounts under the Central Pacific Bank Deferred Compensation Plan in 2010.

A participant is always 100% vested in his or her deferred amounts.  Deferred amounts under the Central Pacific Bank Deferred Compensation Plan are subject to adjustment for appreciation or depreciation in value based on hypothetical measurement funds in one or more of the available measurement funds chosen by the participant.  The participant’s deferred amounts are generally payable beginning on the earliest to occur of (a) a specified time chosen by the participant,  (b) the participant’s death, (c) the participant’s disability, (d) a separation of service (either at the time of separation or six months after the separation in the case of a key employee, or (e) an “unforeseeable emergency”.  For distributions due to a disability or upon a separation from service due to retirement, the participant may choose to receive deferred amounts as a lump sum payment or in annual installments over a period not to exceed 15 years.  Distributions for all other events will be made in the form of a lump sum.

Central Pacific Bank’s obligations with respect to the deferred amounts under the Central Pacific Bank Deferred Compensation Plan are payable from its general assets.  The assets are at all times subject to the claims of the Company’s general creditors.

Set forth below is information regarding the amounts deferred by or for the benefit of the NEOs in 2010.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE
John C. Dean	$0	$0	$0	$0	$0
Ronald K. Migita	$0	$0	$0	$0	$0
Lawrence D. Rodriguez	$0	$0	$0	$0	$0
Dean K. Hirata	$0	$0	$0	$0	$0
Denis K. Isono	$0	$0	$0	$0	$0
A. Catherine Ngo	$0	$0	$0	$0	$0
Blenn A. Fujimoto	$0	$0	$3,780	$0	$35,665

The table below shows the funds available under the Central Pacific Bank Deferred Compensation Plan and their annual rate of return for the calendar year ending December 31, 2010, as reported by the administrator of the Plan.

Name of Fund	Rate of Return

Fixed Income Vanguard VIF Money Market	0.23%
Vanguard VIF Short Term Investment Grade	5.22%
Vanguard VIF Total Bond Index	6.50%
Vanguard VIF High Yield Bond	12.10%
Large Cap Vanguard VIF Diversified Value	9.33%
Vanguard VIF Equity Income	14.71%
Vanguard VIF Total Stock Market Index	17.11%
Vanguard VIF Equity Index	14.91%
Vanguard VIF Capital Growth	13.08%
Vanguard VIF Growth	11.81%
MidCap Vanguard VIF MidCap Index	25.37%
Small Cap Vanguard VIF Small Company Growth	31.79%
Foreign/Global Vanguard VIF International	15.79%
Balanced Vanguard VIF Balanced	11.02%
Specialty Vanguard VIF REIT Index	28.25%

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		$	$	$	#	#	#	#	#	$	$

(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John C. Dean	6/15/2010							10,000		$39.40	$394,000
Ronald K. Migita
Lawrence D. Rodriguez	8/27/10							3,750		$29.40	$110,250
Dean K. Hirata
Denis K. Isono
A. Catherine Ngo
Blenn Fujimoto			69,453(1)

Note:  The numbers in column (i) for both Messrs. Dean and Rodriguez represents Restricted Stock Units granted based on their respective offer of employment and vested on December 1, 2010.

(1)         Mr. Fujimoto is eligible to receive quarterly cash incentives under the 2010 Central Pacific HomeLoan Executive Incentive Compensation Plan, equal to 6% of positive net income after taxes (NIAT) from $0 to $3 million and 5% of positive NIAT if greater than $3 million.  NIAT is offset by an assumed tax rate, unrealized gains and losses on loans, deferred fees, unusual accounting adjustment and negative income.  The Plan also includes a 25% holdback of the award payable based on achieving asset quality and operating effectiveness thresholds.  The value reported represents three quarters of the incentive earned in 2010.  [The fourth quarter incentive payment as well as eligibility for the release of the 25% holdback have not been determined as of the date of this filing.]

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards						Stock Awards
	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan: # of Unearned Options	Option Exercise Price ($)	Option Expiration Date	Option Vesting Date	# of Shares/Units of Stock Not Vested	Market Value of Shares/Units Not Vested	Equity IP: # of Unearned Shares, Units, or Other Rights Not Vested	Equity IP: Market or Payout Value of Unearned Shares, etc. Not Vested $
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
John C. Dean
Ronald K. Migita (1)	2,223			$45.00	9/9/2019	9/9/2009
	2,040			$45.00	9/9/2019	9/9/2009
Lawrence D. Rodriguez
Dean K. Hirata (2)	764			$131.00	1/11/2011	9/15/2004
	508			$363.80	9/29/2013	9/15/2004
	158			$652.00	3/15/2015	3/15/2008
	144			$702.00	3/15/2016	3/15/2009
	30			$718.00	3/15/2017	3/15/2010
			1,961	$377.60	3/12/2018	3/12/2011			364	557
Denis K. Isono	420			$556.40	1/1/2013	1/1/2008
	150			$652.00	3/15/2015	3/15/2008
	136			$702.00	3/15/2016	3/15/2009
	29			$718.00	3/15/2017	3/15/2010
			1,175	$377.60	3/12/2018	3/12/2011			218	334
A. Catherine Ngo
Blenn A. Fujimoto	347			$336.80	3/12/2012	3/12/2007
	446			$556.40	1/1/2013	1/1/2004
	202			$556.40	1/1/2013	1/1/2004
	154			$652.00	3/15/2015	3/15/2008
	140			$702.00	3/15/2016	3/15/2009
	29			$718.00	3/15/2017	3/15/2010
			1,897	$377.60	3/12/2018	3/12/2011			352	538

(1)         As a result of Mr. Migita’s retirement on March 16, 2010, all unvested Performance Shares and SARs will be forfeited and all vested stock options and SARs will be terminated one year after his retirement.

(2)         As a result of Mr. Hirata’s resignation on May 31, 2010, all unvested Performance Shares and SARs were forfeited and all vested stock options and SARs were terminated 90 days after his resignation.

OPTION EXERCISES AND STOCK VESTED

		Option Awards		Stock Awards
Executive Name	Grant Date	# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting (1)	Value Realized on Vesting

John C. Dean	6/15/2010			10,000	$282,000
Ronald K. Migita
Lawrence D. Rodriguez	8/27/2010			3,750	$105,750
Dean K. Hirata
Denis K. Isono
A. Catherine Ngo
Blenn A. Fujimoto

Note:  Messrs. Migita, Hirata, Fujimoto and Isono did not exercise any stock options or SARs during the fiscal year ended December 31, 2010.

(1)                     These values represent Restricted Stock Units granted based on the executives’ respective offers of employment and vested on December 1, 2010.

PENSION BENEFITS

Executive Name	Plan Name	# of Years Credited Service	Present Value of Accumulated Benefit	2010 Payments
John C. Dean	na	na	na	na
Ronald K. Migita	na	na	na	na
Lawrence D. Rodriguez	na	na	na	na
Dean K. Hirata	CPF SERP	11.25	$1,501,755	$0
Denis K. Isono	na	na	na	na
A. Catherine Ngo	na	na	na	na
Blenn A. Fujimoto	CPB Defined Benefit Pension Plan (Frozen)	2.67	$18,308	$0
	CPF SERP (Frozen)	10	$6,137	$0

Material Terms of Pension Benefits

On July 1, 2005, the Company entered into Supplemental Executive Retirement Plan (“SERP”) agreements with both Mr. Hirata and Mr. Fujimoto.  The SERPs were provided to the executives in order to retain and promote the executive’s loyalty, diligence, and performance, and support the executive’s economic security during retirement.

Mr. Hirata was an employee of CB Bancshares, Inc. (“CBBI”) prior to the merger of CBBI into the Company effective September 15, 2004.  Effective June 1, 2002, CBBI and Mr. Hirata entered into a supplemental executive retirement agreement (the “CBBI SERP”).  Mr. Hirata continued to accrue benefits under the CBBI SERP after he became an employee of the Company.  Effective July 1, 2005, the Company and the Executive entered into a further supplemental executive retirement agreement (the “CPF SERP”) which provided that Mr. Hirata was entitled to the greater of the benefits under the CBBI SERP or the benefits under the CPF SERP.

In 2008, both SERPs were combined into a single plan for administrative ease.  At that time, Mr. Hirata was entitled to a minimum vested benefit (“Minimum Termination Benefit”) equal to the benefit calculated under the terms of the former CBBI SERP until such time that the benefit was exceeded by the benefit provided under the new combined Company plan.  For benefit accrual purposes, the number of years of service under the plan (11.25) was calculated based on his date of hire with CBBI.  Mr. Hirata’s number of years of service with the Company was 5.71.  On the date of his resignation, May 31, 2010, Mr. Hirata’s Minimum Termination Benefit was greater than the benefit under the combined Company plan.  On that date, the present value of his SERP benefit was $1,455,899.  As of December 31, 2010, the present value of his SERP benefit was $1,501,755.

Mr. Fujimoto’s SERP benefit was subject to a vesting schedule over a ten (10) year period beginning on July 1, 2005—the effective date of his SERP—with relatively low vesting increments initially to encourage retention.  This vesting schedule also applied to Mr. Hirata’s SERP benefit calculated under the new combined Company plan; however, his Minimum Termination Benefit at the time of termination exceeded the benefit calculated under this vesting schedule.  The following table illustrates the vesting schedule for these officers.

Years of Service	Cumulative Vesting Percentage
Less than 4 years	0%
4 years	10%
5 years	20%
6 years	30%
7 years	45%
8 years	60%
9 years	80%
10 years or more	100%

As a result of his transfer to Central Pacific HomeLoans on May 1, 2010, Mr. Fujimoto’s SERP benefit was frozen and he no longer continued to accrue benefits under the plan.  Mr. Fujimoto was credited with ten (10) years of service under the plan, which equals the number of years actually employed at the Company.  For vesting purposes, Mr. Fujimoto was credited with 4 years of service and was subsequently 10% vested in the benefit.

For Mr. Hirata and Mr. Fujimoto, the SERPs provide for a benefit equal to an annuity payable for life starting at age 65.  The SERPs, after twenty (20) years of service, were designed to provide a retirement benefit of 65% of the final three-year average of salary and bonus, reduced by other company-funded retirement benefits.  Mr. Hirata and Mr. Fujimoto have both elected to receive their benefits in equal monthly installments over a period of 10 years.  The annuity amount on which the SERP benefit is based is equal to (A) 65% of final average compensation, defined as the average base salary plus annual bonuses paid during the three years prior to termination, adjusted for years of service, not to exceed 75% of final average compensation, reduced by (B) the actuarial equivalent of 50% of the monthly benefit under the Social Security Act and any other retirement benefits provided by the Company.  On the date of his resignation, Mr. Hirata’s actual benefit was calculated based on his Minimum Termination Benefit, calculated under the terms of the former CB Bancshares, Inc. SERP

The present values of accumulated benefits payable to each of the NEOs are determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that the values in this proxy assume no pre-retirement death.

Mr. Fujimoto is a participant in our Defined Benefit Pension Plan, which was frozen in December 2002.  Mr. Fujimoto no longer continues to accrue credited years of service in the Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company maintains certain plans and agreements that require it to provide compensation to the NEOs in the event of a termination of employment or a change-in-control of the Company.  The estimated amounts payable to each NEO under various termination scenarios, assuming they had occurred on December 31, 2010, are summarized in the narrative and tables below. None of the NEOs employed as of December 31, 2010 were eligible to receive any payments at, following, or in connection with any termination or change-in-control of the Company beyond those available generally to all salaried employees subject to NEO regulatory restrictions.

Impact of the Company’s Participation in the Troubled Asset Relief Program

As a participant in the Troubled Asset Relief Program (“TARP”) established by the Department of the Treasury, the Company is subject to restrictions on post-termination compensation which prohibit “golden parachute payments” during the TARP period to its NEOs and any of the next five most highly compensated employees.  For purposes of this restriction, golden parachute payments include payments for departure for any reason, except for payments for services performed or benefits accrued.  Excluded from the restrictions are payments made in the event of an employee’s death or disability.  Each of the affected officers voluntarily signed waivers releasing claims against the Company for any modification to compensation or benefit plans, arrangements, policies, or agreements that are required to comply with these restrictions.

Payments to Mr. Migita upon his Retirement

On March 16, 2010, Mr. Migita retired from the Company as President and CEO of the Company and Bank but continues to serve as a Director on the Boards of both the Company and Bank.  Mr. Migita was one of the Company’s top five most highly compensated employees under TARP and therefore, was not eligible to receive any payments, except payments for services performed or benefits already accrued.  As an ongoing Director of both the Company and the Bank, Mr. Migita continues to hold vested options granted to him in 2009 while serving as President and CEO.

Payments to Mr. Hirata upon his Resignation

Mr. Hirata resigned from the Company on May 31, 2010.  Mr. Hirata was one of the Company’s top five most highly compensated employees under TARP and therefore, was not eligible to receive any payments, except payments for services performed or benefits already accrued.  Upon his resignation, Mr. Hirata forfeited all unvested Performance Shares and Stock Appreciation Rights.

At the time of his resignation, Mr. Hirata was vested in a portion of his SERP benefit.  On the date of Mr. Hirata’s resignation, May 31, 2010, the present value of his SERP benefit was $1,455,899.  As of December 31, 2010, the present value of his SERP benefit was $1,501,755.

Payments Upon Termination for Good Reason, Termination without Cause, or Resignation

As a result of his transfer to Central Pacific HomeLoans on May 1, 2010, Mr. Fujimoto’s SERP benefit was frozen and he no longer continued to accrue benefits under the plan.  He was 10% vested in the benefit.  If Mr. Fujimoto terminates his employment for Good Reason, is terminated by the Company without Cause, or voluntarily resigns, only this vested benefit will be payable.  At December 31, 2010, the present value of Mr. Fujimoto’s total vested SERP benefit was $6,137.

None of the NEOs are covered under employment agreements that provide for any additional payments or benefits beyond those generally available to other employees if they terminate their employment for good reason, are terminated by the Company without cause, or they voluntarily resign, assuming a change-in-control has not occurred.

Mr. Isono’s Change-In-Control Agreement

Mr. Isono was covered under a change-in-control agreement during 2010; however, Mr. Isono agreed to the early termination of the agreement effective December 31, 2010.

The agreement, now terminated, provided that if, within the two (2) years after a change-in-control the Company terminates Mr. Isono’s employment without “Cause” or Mr. Isono resigns for “Good Reason” (each as defined in the agreement) the Company would pay a cash payment equal to three (3) times the sum of Mr. Isono’s base salary and average bonus earned for the three (3) preceding years.  The agreement also provided that the Company pay any accrued and unpaid compensation and other accrued benefits, a pro-rata bonus and the accelerated vesting of outstanding equity awards.  Mr. Isono was also subject to a non-solicitation and non-competition covenant for two (2) years after such termination of employment.  Receipt of benefits under the agreement was conditioned on Mr. Isono’s execution of a general release of claims in favor of the Company.

If, within two (2) years after a change-in-control, Mr. Isono’s employment was terminated due to death or disability, the agreement provided for the payment of any accrued and unpaid compensation and other accrued benefits, a pro-rata bonus and the accelerated vesting of outstanding equity awards.  Mr. Isono’s cash severance benefits would be reduced if they became non-deductible under Section 280G of the Internal Revenue Code.

Potential Payments Upon Termination Associated with a Change-in-Control

Mr. Fujimoto’s SERP benefit became frozen May 1, 2010 and a change-in-control on December 31, 2010, with or without associated termination, would not modify the benefit amount or timing of the benefit payment.

As of December 31, 2010, Mr. Isono and Mr. Fujimoto held unvested shares granted under the Company’s 2004 Stock Compensation Plan.  The Plan provides accelerated vesting in the event of a change-in-control.  Outstanding equity awards granted under the 2004 Stock Compensation Plan will vest upon a change-in-control, whether or not the NEO’s employment terminates.  None of the other NEOs held unvested equity awards as of December 31, 2010 and are not covered under any plan or agreement providing for additional or accelerated payments triggered by a change-in-control.

The table below shows the amounts to which each NEO is entitled upon a change-in-control as of December 31, 2010.  These benefits represent amounts beyond what each NEO would be entitled to receive upon voluntary termination as of December 31, 2010.  Our presentation of this information reflects our participation in TARP and the associated restrictions, which will be effective for as long as U.S. Treasury holds an equity or debt position in the Company.  However, given that the Company will no longer be subject to these restrictions after the repayment of the TARP financial assistance, we also present estimated post-termination payment amounts assuming the Company was not subject to these restrictions.

		Accelerated Vesting of Equity Awards [1]	Accelerated Vesting of Equity Awards (Assuming no TARP- Related Restrictions)
John C. Dean		--	--
Ronald K. Migita		--	--
Lawrence D. Rodriguez		--	--
Denis K. Isono	[2]	$0	$9,997
A. Catherine Ngo		--	--
Blenn A Fujimoto	[2]	$0	$16,135

1.             Mr. Dean, Mr. Migita, Mr. Rodriguez, and Ms. Ngo were not covered by any agreement that would provide payments or benefits following termination in association with a change-in-control.  Furthermore, these NEOs did not hold unvested equity as of December 31, 2010 under the 2004 Stock Compensation Plan.

2.              Mr. Isono and Mr. Fujimoto held unvested SARs and Performance Shares as of December 31, 2010 under the 2004 Stock Compensation Plan.  In accordance with their grant agreements, if a change-in-control occurred December 31, 2010 as described in Section 1.409A-3(i)(5) of the Code of Treasury Regulations, outstanding Performance Shares and SARs would immediately become vested and earned with respect to the maximum number of shares.  The values shown here for Mr. Isono and Mr. Fujimoto reflect the intrinsic value of unvested Performance Shares based on the Company’s stock price on December 31, 2010.  The unvested SARs had no intrinsic value on this date.  Unvested equity awards would not be accelerated following a change-in-control while these individuals are subject to the TARP prohibition on change-in-control or termination-related payments.

Payments Upon Termination for Cause

If we terminate any NEO’s employment for Cause, we will not make any payments or provide any benefits beyond what is generally available to other employees in this termination scenario.  No benefits are payable under Mr. Fujimoto’s SERP upon termination of employment for Cause.

Payments Upon Death or Disability

Each officer (or the officer’s estate) will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.  These benefits are generally available to all employees of the Company.  Aside from these payments, upon death or disability as of December 31, 2010, none of the NEOs would receive accelerated vesting of outstanding equity or any additional payments above what they would otherwise be entitled to receive upon voluntary termination.  Mr. Fujimoto’s vested SERP benefit is equal to his death benefit calculated on December 31, 2010.  Therefore, there is no incremental value associated with the SERP benefit if Mr. Fujimoto dies during active service of the Company.

The TARP prohibitions on golden parachute payments exclude payments made for a departure on account of an employee’s death or disability.  The Company’s participation in the Troubled Asset Relief Program does not affect amounts payable to each NEO upon death or disability.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1:

AMENDMENT TO BYLAWS TO

PROVIDE FOR A VARIABLE-RANGE SIZE BOARD AND TO FIX THE SIZE OF THE BOARD

The Board has adopted resolutions (i) amending the Bylaws of the Company (the “Bylaws”) to provide for a variable-range size Board of not less than seven (7) or more than fourteen (14) and to fix the number of directors at nine (9) and (ii) declaring that it intended to submit the proposed amendment to the Bylaws to the holders of the Company’s Common Stock for their approval at the Meeting.

The proposed amendment to the Bylaws (the “Bylaw Amendment”) reads as follows:

The first sentence of the first paragraph of Section 1 of Article III of the Bylaws, which is set forth below, shall be deleted from the Bylaws:

“The business of the Corporation shall be managed by a Board of Directors which shall be twelve (12) in number.”

The following shall replace in its entirety the first sentence of the first paragraph of Section 1 of Article III of the Bylaws, which was deleted above:

“The business of the Corporation shall be managed by a Board of Directors.  The authorized number of directors of the Corporation shall be not less than seven (7) and not more than fourteen (14) , with the exact number of directors to be fixed (within the limits specified) by the Board of Directors or the stockholders.  The number of directors shall be fixed at nine (9), which number may be changed from time to time as provided in these Bylaws.”

Background and Reasons for Bylaw Amendment

The Bylaws currently provide for a fixed size Board consisting of twelve (12) members and there are currently twelve (12) directors serving on the Board.

The Company entered into separate investment agreements dated as of November 4, 2010, as amended (collectively, the “Investment Agreements”) with an affiliate of The Carlyle Group (“Carlyle”) and an affiliate of Anchorage Capital Group, L.L.C. (“Anchorage” and collectively with Carlyle, the “Lead Investors”), which require that a designated director of each Lead Investor  (the “Designated Directors”) be elected or appointed to the Board on the closing date under the Investment Agreements (the “Closing Date”) and thereafter be nominated by the Company for election as a director so long as such Investor holds, together with its affiliates, at least ten percent (10%) of the Common Stock of the Company.  Although not required by the terms of the Investment Agreements, the Lead Investors have recommended that the size of the Board be reduced.  It is expected that on the Closing Date:  (i) six (6) of the then serving directors would tender their resignation as directors of the Company and the Bank effective as of the Closing Date; and (ii) the Board would appoint the Designated Directors and Duane K. Kurisu (who is currently serving as a member of the Bank Board) to fill three (3) of the vacancies created by these director resignations.  In the event the Closing Date occurs during the First Quarter of 2011, as anticipated, this will result in nine (9) directors on the Board leaving three (3) vacancies on the Board until this Amendment is approved by the shareholders.

The Bylaw Amendment provides for a variable-range size Board of not less than seven (7) or more than fourteen (14) directors (the “Permitted Range”) and fixes the number of directors on the Board at nine (9) until such number is changed by the shareholders or the Board.  If the Bylaw Amendment is approved by the shareholders at the Meeting, the Board may, from time to time, change the number of directors on the Board within the Permitted Range.  Approval of the Amendment would reduce the Board size to nine and eliminate the current vacancies.  The Board believes that a reduced size Board would increase efficiency and reduce costs and a variable-range size Board would provide the Company future flexibility.

Hawaii Law Regarding Size of Board

Under the Hawaii Business Corporation Act (“HBCA”), the board of directors may increase or decrease by thirty percent (30%) the number of directors last approved by the shareholders, however, only the shareholders may increase or decrease by more than thirty percent (30%) the number of directors last approved by the shareholders.  The articles of incorporation or bylaws may establish a variable range for the size of the board by fixing a minimum and maximum number of directors.  If such a variable-range is established, then the number of directors may be fixed or changed from time to time, within the range established, by the shareholders or by the board.  The HBCA further provides that after shares are issued, only the shareholders may (i) change the range for the size of the board or (ii) change from a fixed to a variable-range size board or vice versa.  Accordingly, shareholder approval is required to establish a variable range board.

Effect of Bylaw Amendment

If the Bylaw Amendment is approved by our shareholders, then a variable-range size Board will be established with the size of the Board fixed at nine (9) members.  All nine (9) positions will be filled by the election  at the Meeting of the eight (8) nominees to the Board who, together with the one remaining continuing director (Paul Kosasa, whose term expires at the 2012 Annual Meeting of the Shareholders) will constitute a nine (9) member Board.  The Board may in the future increase or decrease the number of directors on the Board without action by the shareholders, so long as the number of directors remains within the Permitted Range.  Only the shareholders may change the range for the size of the Board or change from a variable-range size to a fixed size Board.

Vote Required to Approve Bylaw Amendment and Recommendation

Approval of the Bylaw Amendment by the shareholders requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock on the Record Date and entitled to vote at the Meeting.  If approved, the Bylaw Amendment would become effective immediately upon the shareholder vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 2:

ELECTION OF DIRECTORS

The Board recommends the election of the eight (8) nominees listed below as directors, to serve a one-year term expiring at the 2012 Annual Meeting of Shareholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Christine H. H. Camp

John C. Dean

Ronald K. Migita

Maurice H. Yamasato

Earl E. Fry

Duane K. Kurisu

Colbert M. Matsumoto

Crystal K. Rose

For more information regarding the background of each of the nominees for director, see the section titled “Election of Directors” and “Directors’ and Executive Officers’ Information.”  The persons named as “proxy” in the enclosed form of proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies.  If at the time of the Meeting any of the nominees named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present.  Accordingly, the eight (8) directorships to be filled at the meeting will be filled by the eight (8) nominees receiving the highest number of “FOR” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL EIGHT (8) NOMINEES.

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  KPMG LLP audited the Company’s financial statements for the fiscal year ended December 31, 2010, and has audited the Company’s financial statements since the Company’s inception in 1982.  Representatives of KPMG LLP are expected to attend the Meeting.  The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement, if they desire to do so.

The Company is asking its shareholders to ratify the selection of KPMG LLP as its independent registered public accounting firm (as it has done in prior years) because it believes it is a matter of good corporate practice.  If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Services Rendered By And Fees Paid To Independent Registered Public Accounting Firm.  The following sections describe the services rendered by KPMG LLP to the Company, and fees paid by the Company to KPMG LLP for such services, for the fiscal years ended December 31, 2009 and December 31, 2010.  KPMG LLP acted as independent registered public accounting firm for the Company for the fiscal years ended December 31, 2009 and December 31, 2010 and performed the Company’s audit services in fiscal years 2009 and 2010.

Audit Fees.  The audit fees include only fees that are customary under generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and are the aggregate fees the Company incurred for professional services rendered for the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and regulatory and statutory engagements related to the aforementioned statements.  Audit fees were $1,107,000 for the fiscal year ended December 31, 2009, and $1,026,500 for the fiscal year ended December 31, 2010.

Audit-Related Fees.  Audit-related fees include fees for assurance and related services that are related to the performance of the audit of the financial statements, but are not reported under audit fees.  These services include audits of the Company’s retirement plans and audits of financial statements and internal controls for the mortgage banking activities of Central Pacific HomeLoans, Inc.  Audit-related fees were $104,000 for the fiscal year ended December 31, 2009, and $97,000 for the fiscal year ended December 31, 2010.

Tax Fees.  Tax fees include only fees the Company incurred for professional services rendered for preparation of the Company’s tax return, tax filings, and tax consulting. Tax fees were $3,200 for the fiscal year ended December 31, 2009, and $196,700 for the fiscal year ended December 31, 2010.

All Other Fees.  All other fees include the fees billed for services rendered by KPMG LLP other than those services covered above.  For the fiscal year ended December 31, 2009 and 2010, fees were $55,300 and $10,300, respectively,  for an Enterprise Risk Management assessment.

The Audit Committee of the Board established a policy in 2003 to pre-approve all services provided by KPMG LLP.  Each service to be provided by KPMG LLP is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements with KPMG LLP that commenced during 2004 and since then have been pre-approved in accordance with the pre-approval policy.

The Audit Committee considered whether the provision of audit-related services, tax services, and all other services is compatible with maintaining the independence of KPMG LLP.

The Board has submitted its appointment of KPMG LLP for ratification by the Company’s shareholders.  The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4:

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As a participant in the Capital Purchase Program, the Company is required pursuant to the Emergency Economic Stabilization Act of 2008 to permit a separate non-binding stockholder vote to approve the compensation of its executives, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).

This proposal, commonly known as a “Say-On-Pay” proposal permits stockholders to endorse or not endorse the Company’s executive compensation program through the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related materials).”

Because the stockholders’ vote is advisory, it will not be binding on the Board.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL 5:

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY

VOTE ON EXECUTIVE COMPENSATION

At the meeting, the stockholders will vote on a non-binding, advisory proposal regarding the frequency of the advisory stockholder vote on executive compensation discussed in Proposal 4 in this proxy statement. Stockholders will have the opportunity to cast an advisory vote on whether the stockholder vote on executive compensation should occur every 1, 2 or 3 years. Stockholders may also abstain from voting on the matter.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Board will take into account the outcome of the vote when considering the frequency of the advisory stockholder vote on executive compensation. Your advisory vote will not be construed (i) as overruling a decision by the Company or the Board, (ii) to create or imply any change to the fiduciary duties of the Company or the Board, (iii) to create or imply any additional fiduciary duties for the Company or the Board, or (iv) to restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board believes that a non-binding stockholder vote on executive compensation should occur every year because it provides the highest level of accountability and communication by enabling the non-binding stockholder vote to approve the compensation of our named executive officers to correspond with the most recent executive compensation information presented in our proxy statement for our annual meetings of stockholders. Accordingly, the Board recommends voting for an advisory stockholder vote on executive compensation every year.

We emphasize, however, that you are not voting to approve or disapprove the Board’s recommendation. Instead, your proxy card provides you with 4 options regarding this non-binding, advisory proposal. You may cast an advisory vote for the stockholder vote on executive compensation to occur every 1, 2 or 3 years, or you may abstain from voting on the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN ANNUAL ADVISORY VOTE

ON EXECUTIVE COMPENSATION

PROPOSAL 6:

RATIFICATION OF TAX BENEFITS PRESERVATION PLAN

On November 23, 2010, the Board adopted a Tax Benefits Preservation Plan dated as of November 23, 2010 (the “Plan”) between the Company and Wells Fargo Bank, National Association, a national banking association, as Rights Agent (the “Rights Agent”), in an effort to protect substantial tax assets of the Company.  The Plan became effective upon adoption by the Board, but the Board wished to provide an opportunity for the shareholders to ratify the decision by the Board to adopt the Plan.

Purpose of the Plan

The purpose of the Plan is to protect shareholder value by preserving the Company’s ability to use certain tax assets, such as net operating loss carryforwards (“NOLs”), to offset future income and thereby reduce potential future federal income tax obligations.  As of December 31, 2010, the Company had NOLs for U.S. federal income tax purposes of approximately $212.6 million to carry forward to 2011 and later.  These NOLs could be used to reduce future U.S. federal income tax liability by a total of approximately $74.4 million.  Because the amount and timing of the Company’s future taxable income cannot be accurately predicted, we cannot estimate the exact amount of NOLs that can ultimately be used to reduce the Company’s income tax liability.  Although we are unable to quantify an exact value, we believe that the NOLs are a valuable asset of the Company and the Board believes it is in the best interests of the Company and its shareholders to attempt to deter the imposition of limitations on their use by adopting the Plan.

The Company’s use of the NOLs in the future would be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes.  Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), in general, an “ownership change” will occur if there is a cumulative increase in the Company’s ownership by “5-percent shareholders” (as defined in the Code) that exceeds 50 percentage points over a rolling three-year period.  Calculating whether an ownership change has occurred is subject to inherent uncertainty resulting from the complexity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities.  The Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person from becoming a beneficial owner of 4.99% or more of the then outstanding shares of Common Stock (a “Threshold Holder”).  There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.

A corporation that experiences an ownership change will generally be subject to an annual limitation on certain of its pre-ownership change tax assets in an amount generally equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments).

After giving careful consideration to this issue, the Board had concluded that the Plan is in the best interests of the Company and its shareholders and therefore adopted the Plan on November 23, 2010.  Adoption of the Plan was also a requirement under the Investment Agreements.

Summary Description of the Plan

The following description of the Plan is only a summary and is qualified in its entirety by reference to the Tax Benefits Preservation Plan, which is attached as Appendix A to this Proxy Statement.  Please read carefully the Plan in its entirety.

The Rights.  On November 23, 2010, the Board declared a dividend of one preferred share purchase right (a “Right”) in respect of each share of Common Stock outstanding at the close of business on November 30, 2010 (the “Plan Record Date”), and to become outstanding between the Plan Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (each as defined in the Plan).  The Rights are intended to protect the Company’s NOLs by deterring any person or group from triggering Section 382 of the Code by acquiring 5% or more of the outstanding Common Stock without approval of the Board.  The Rights were issued pursuant to the terms of the Plan.  Prior to the Distribution Date, the Rights are evidenced by, and trade with, the Common Stock and are not exercisable.  After the Distribution Date, the Company will cause the Rights Agent to mail rights certificates to shareholders and the Rights will trade independently of the Common Stock.  A Rights holder has none of the rights of a shareholder of the Company, including the right to vote and to receive dividends or any liquidation rights.  The Plan includes anti-dilution provisions designed to maintain the effectiveness of the Rights.  The issuance of Rights is not taxable to holders of the Company’s Common Stock for U.S. federal income tax purposes.

Exercise Price.  Each Right represents the right to purchase, upon the terms and subject to the conditions in the Plan, 1/10,000th of a share of Junior Participating Preferred Stock, Series C, no par value (“Preferred Share”), for $6.00, subject to adjustment as described in the Plan (the “Purchase Price”).

Exercise of Rights.  The Rights will separate from the Common Stock and become exercisable on the date (the “Distribution Date”) which is the earlier of:

•                                          the close of business on the 10th business day after the date (the “Shares Acquisition Date”) of the first public announcement by the Company in a press release expressly referring to the Plan indicating that an Acquiring Person (as defined below) has become such; and

•                                          the close of business on the 10th business day (or such later day as may be designated by the Board prior to a Shares Acquisition Date) after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person.

Acquiring Person.  An “Acquiring Person” means any person who or which, together with its affiliates is a Threshold Holder (i.e., beneficially owns 4.99% or more of the Common Stock) other than (i) the United States government, (ii) the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company, (iii) any person who or which, together with its affiliates, was on the Record Date a Threshold Holder, (iv) Carlyle Financial Services Harbor, L.P. (an affiliate of Carlyle), ACMO-CPF, L.L.C. (an affiliate of Anchorage) or any of their respective affiliates, (v) any person who or which would be a Threshold Holder as a result of a redemption by the Company, (vi) any person who or which the Board determines, in its sole discretion, has inadvertently become a Threshold Holder so long as such person promptly divests sufficient shares, and (vii) any person that has become a Threshold Holder if the Board in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the NOLs.

Consequence of a Person or Group Becoming an Acquiring Person; Flip-In Right.  On or after the Distribution Date, (i.e., on or after a person or group becomes and Acquiring Person), each Right (other than Rights that are or were beneficially owned by the Acquiring Person, which rights would become void) would entitle the holder thereof to purchase, for the Purchase Price, that number of shares of Common Stock of the Company having a market value of twice the Purchase Price (a “Flip-in”) based on the per share market price of the Common Stock on the date of the occurrence of such event.

Exchange Option.  At any time after the Shares Acquisition Date, the Board may, at its option, exchange all or part of the then outstanding and exercisable Rights for Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustments and limitations described  in the Plan.  This “exchange” feature of the Plan is designed to provide flexibility in circumstances where the Acquiring Person holds less than a majority of the outstanding Common Stock; it gives the Board the option to implement the dilutive effect of the Rights by causing, without any action of the holders of the Rights, the automatic exchange of each outstanding Right (except for those held by the Acquiring Person) for one share of Common Stock at any time prior to the Acquiring Person’s becoming the beneficial owner of more than 50% of the outstanding Common Stock.

Redemption.  The Board may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.0001 (subject to adjustment as described in the Plan) per Right at any time prior to the Shares Acquisition Date.  Once the Rights are redeemed the only right of the holders of Rights will be to receive the redemption price.

Expiration.  The Rights will expire on the earlier of (i) the close of business on the date that is the third anniversary of the Closing Date under the Investment Agreements, (ii) the time at which all Rights are redeemed, (iii) the time at which all Rights are exchanged, (iv) such time as the Board determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the NOLs, and (v) a date prior to the Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders.

Amendments.  The Company may from time to time, before the Shares Acquisition Date, supplement or amend the Plan without the approval of any holders of Rights (or, prior to the Distribution Date, the holders of Common Stock).  After the Shares Acquisition Date, the Plan shall not be amended in any manner that would adversely affect the interests of the holders of Rights.

Other Considerations

The Board believes that attempting to safeguard the Company’s tax assets as described above is in the best interests of the Company and its shareholders.  Nonetheless, the Plan could have certain potentially negative consequences:

Potential Effects on Liquidity.  The Plan is expected to deter shareholders from acquiring, directly or indirectly, additional shares of our Common Stock in excess of the specified limitations (subject to the grant of exemptions as described in the Plan).  Furthermore, a shareholder’s ability to dispose of our Common Stock may be limited by reducing the class of potential acquirers for such stock.

Potential Impact on Value.  Because the Plan may restrict a shareholder’s ability to acquire Common Stock, the market value of the Common Stock may be affected.  The Plan could discourage or prevent accumulations of substantial blocks of shares in which shareholders might receive a substantial premium above market value.  However, we believe these disadvantages are outweighed by the importance of maintaining the availability of the Company’s tax benefits.  The Board did not adopt the Plan to discourage shareholders from accumulating Common Stock; the purpose of the Plan is to reduce the risk that the Company may be unable to fully utilize its NOLs as a result of future transfers of Common Stock.  The Board recognizes that there may be instances when an acquisition of shares by a shareholder would cause that shareholder to become a Threshold Holder under the Plan even if that acquisition would not jeopardize the availability of the NOLs.  For this reason, the Plan exempts from the definition of an Acquired Person any person who has become a Threshold Holder if the Board determines in good faith that the attainment of such status has not jeopardized the Company’s utilization of its NOLs.  We have also retained the ability under the Plan for the Board to redeem the Rights or cause the Plan to expire if the Board determines that the Rights are no longer in the best interests of the Company or of its shareholders.

Future Use and Amount of the NOLs is Uncertain.  Our use of the NOLs depends on our ability to generate taxable income in the future.  We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income or the NOLs at such time will exceed any potential Section 382 limitation.

Shareholder Ratification

Although the Plan is in effect and the Rights have been issued to shareholders, shareholders are being asked to ratify the Plan.  Neither the Company’s charter documents, Hawaii law or the Plan require shareholder ratification of the Plan.  The vote of the shareholders is advisory and therefore it will not be binding on the Board.  No amendment to or termination of the Plan will occur unless the Board determines to take action to do so, which it is not required to do.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 7:

AMENDMENT OF COMPANY’S 2004 STOCK COMPENSATION PLAN

On January 26, 2011, the Board adopted a resolution approving Amendment No. 2011-1 (the “2011 Amendment”) to the Central Pacific Financial Corp. 2004 Stock Compensation Plan (the “Plan”) and providing that the 2011 Amendment shall become effective on (i) the effective date of the Reverse Stock Split (as defined below) or (ii) the Closing Date under the Investment Agreements, whichever event is last to occur.  The 2011 Amendment would increase the number of shares of Common Stock available for issuance pursuant to awards granted under the Plan from 1,402,589 (post-Reverse Stock Split, as the term is defined below) to 4,944,831 (“Share Authorization”) and remove the maximum share grant and the Full Value Award limitations under Section 4.1 of the existing Plan.  After the Reverse Stock Split, there were 57,758 shares remaining available for awards under the Plan.  The change would increase the shares remaining available for awards under the Plan to 3,600,000.  The 2011 Amendment makes no other changes to the Plan and will not affect any existing awards under the Plan.  Section 16.1 of the Plan provides that the Board or the Compensation Committee of the Board have the authority to amend the Plan.  However, compliance with the applicable rules of the New York Stock Exchange and certain beneficial federal tax law provisions requires the approval of the Company’s shareholders, which is being sought by this proposal.  As the Company’s executive officers may participate in and receive benefits under the Plan, our executive officers have an interest in this proposal.

In connection with the recapitalization of the Company pursuant to the terms of the Investment Agreements, the Company has agreed to implement a one-for-twenty reverse stock split of the outstanding shares of Common Stock of the Company (the “Reverse Stock Split”) prior to the Closing Date under the Investment Agreements.  The effective date of the Reverse Stock Split was February 2, 2011 (“RSS Effective Date”).  The Compensation Committee of the Board is responsible for administering the Plan.  Pursuant to Section 4.2 of the Plan, the committee that administers the Plan is in charge of making the equitable adjustments necessary to prevent dilution or enlargement of participants’ rights under the Plan as a result of events such as the Reverse Stock Split.

Prior to the RSS Effective Date, the Share Authorization under the Plan was 2,500,000 and, after taking into account previous awards and other adjustments required by the Plan, there remained 1,155,169 shares of the 2,500,000 Share Authorization that could still be issued under the Plan.  On January 25, 2011, the Compensation Committee determined that a one-for-twenty equitable adjustment should be made to the unused shares in the Share Authorization and, effective as of the Effective Date, adjusted the Share Authorization to 1,402,589, being 1,344,831 already issued awards and 57,758 shares reflecting a one-for-twenty adjustment to the shares available for future grants prior to the Reverse Stock Split.

The central objective of the Company’s compensation plans is to link compensation to the performance of the Company, to attract and retain highly qualified executives and employees critical to the Company’s long-term success, and to align executives’ and employees’ long-term interests with those of shareholders.  One important component of the Company’s compensation is the granting of awards under the Plan.  The Plan is expected to remain effective until 2014.  The Board believes that the number of shares that are currently available for issuance under the Plan as a result of the adjustment made because of the Reverse Stock Split is grossly inadequate to provide a sufficient quantity of shares to implement an equity compensation program utilizing the Plan, and it is in the best interest of the Company and its shareholders to increase the number of shares that are available for awards under the Plan in order to give the Board the flexibility to continue granting stock-based compensation at levels it deems appropriate and in order to respond to a fluid regulatory and business environment.  Executive compensation is subject to various regulatory restrictions and limitations and, in the current business and regulatory environment, compensation and forms of compensation for executives are in a state of flux.  With the recapitalization of the Company, the Board believes that removing the share grant and issuance limitations under the existing Plan will eliminate artificial restrictions that may potentially impact decisions of the Board relating to executive compensation and will provide the flexibility that is required in a fluid environment to allow the Compensation Committee of the Board to choose the mix of compensation that it determines to be the best mix to attract and retain highly qualified executives needed to achieve the Company’s goals and maintain an executive management group that can provide success and stability in leadership.  The Board unanimously recommends that the shareholders approve the 2011 Amendment in order to permit the Company to continue to compensate its officers, directors and employees in the most appropriate and cost-effective manner.

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the interests of participants to those of the Company’s shareholders and by providing participants with incentive for outstanding performance.  Subject to the discretion of the committee that administers the Plan, the Plan provides for the award of incentive stock options (“ISOs”), non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units and stock-based awards (collectively, the “Awards”).

Potentially, all of our employees, officers, directors and independent contractors are eligible to participate in the Plan.  Because participation in and the nature and amount of each Award that may be made under the Plan are subject to the discretion of the Board’s Compensation Committee, we cannot determine the dollar value or number of shares of Common Stock that will in the future be received  by or allocated to any participant or groups of participants, including our directors, executive officers and other employees.  The table below shows the grants that were made under the Plan during fiscal year ended December 31, 2010 for the named executive officers; for all current executive officers, as a group; for all current directors who are not executive officers, as a group; and for all employees, including all current officers who are not executive officers, as a group.

Name and Position	Dollar Value ($)	Number of Units (1)
John C Dean, Executive Chairman of the Board	394,000	10,000
Lawrence D. Rodriguez, Chief Financial Officer	110,250	3,750
Executive Group	0	0
Non-Executive Director Group	55,000	2,090
Non-Executive Officer Employee Group	1,500	47

(1)           All unit amounts in this table have been restated to give effect to the Reverse Stock Split.

The following is a summary of the Plan (as it is proposed to be amended by the 2011 Amendment) and it is qualified in its entirety by reference to the full text of the Plan and Amendment No. 1 thereto attached as Exhibit 99.1 to the Proxy Statement for the Company’s 2007 Annual Shareholder Meeting which was filed with the Securities and Exchange Commission (“SEC”) on March 29, 2007; Amendment No. 2008-1 to 2004 Stock Compensation Plan attached as Exhibit 10.7 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, which was filed with the SEC on March 2, 2009; and the 2011 Amendment which is attached as Appendix B to this Proxy Statement.

Summary Description of Plan and 2011 Amendment

Administration.  The Plan is administered by the Board’s Compensation Committee (the “Compensation Committee”).  However, if a member of the Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or is not a “non-employee director” within the meaning of Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements.  The Compensation Committee has the authority to interpret the terms and intent of the Plan, determine who will receive Awards and to determine the size of the Award.  All actions, interpretations and determinations made by the Compensation Committee are final, conclusive and binding.

Amendment and Termination.  The Compensation Committee or the Board may alter, amend, modify, suspend or terminate the Plan in whole or in part at any time; provided, however, that options may not be repriced, replaced or regranted through cancellation without prior shareholder approval and that an amendment may not adversely affect in a material way any outstanding Award without the written consent of the participant.  In addition, no amendment may be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

Eligibility.  The Compensation Committee may grant Awards to any employee, director, or independent contractor of the Company or any of its subsidiaries or affiliates.

Shares Subject to the Plan; Other Limitations on Awards.  The total number of shares of Common Stock available for future grants of Awards under the Plan was 1,155,169 (pre-Reverse Stock Split) and 57,758 shares (post-Reverse Stock Split and will be 3.4 million (post-Reverse Stock Split) if the 2011 Amendment is approved by the shareholders.  Under the existing Plan, the maximum number of shares of Common Stock that may be issued pursuant to stock-settled Awards that are not stock options or SARs (Full Value Awards) is 50% of the Share Authorization and the maximum aggregate number of shares of Common Stock that may be granted pursuant to any Awards in any one fiscal year to any one participant under the Plan is 200,000 shares.  The 2011 Amendment eliminates these maximum share grant and share issuance limitations, but has no effect on any existing Awards.

If any Award granted under the Plan expires, is forfeited or cancelled, or otherwise terminates without the issuance of shares, the shares subject to such Award will again be available for grant under the Plan.  In addition, if any Award that is granted under the Plan is settled in cash in lieu of shares or is exchanged with the Compensation Committee’s permission for an Award not involving shares, the shares subject to such Award shall again be available for issuance under the Plan.  Further, if the option exercise price or tax withholding requirements with respect to an Award are satisfied by tendering shares, or if a SAR is exercised, only the number of shares issued (net of the shares tendered) will be subtracted from the maximum number of shares available for Awards under the Plan.

The maximum number of shares available to be delivered under the Plan are not reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional restricted stock, restricted stock units, performance shares or stock-based Awards.

The number of shares reserved and available for Awards is subject to equitable adjustment at the discretion of the Compensation Committee in connection with any transaction or event that affects the Common Stock (including, but not limited to, a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, split up, spin-off, combination of shares, exchange of shares or other like change in capital structure) which may be required in order to prevent dilution or enlargement of rights.

Types of Awards

Options:  Options granted under the Plan may be either an option intended to be an ISO within the meaning of Section 422 of the Code or a non-qualified stock option.  Options entitle the recipient to purchase shares of Common Stock at the exercise price specified in the Award agreement.  The Compensation Committee at its discretion determines the number of option shares, term of the option (which shall not be more than 10 years from the date of grant), exercise price (which shall not be less than 100% of the fair market value of the underlying shares at the time of grant), vesting schedule and other terms and conditions.  The Compensation Committee may impose restrictions, as it may deem advisable, on the shares acquired pursuant to the exercise of an option, including but not limited to requiring the recipient to hold shares acquired pursuant to exercise for a specified period of time.

SARs:  SARs entitle the recipient to receive amounts based upon the appreciation in Common Stock over the exercise price specified in the Award agreement.  The Compensation Committee at its discretion determines the number of SARs, term of the SARs (which shall not be more than 10 years from the date of grant), exercise price (which shall not be less than 100% of the fair market value of the underlying shares at the time of grant), vesting schedule, form of payment (in cash or equivalent value in shares), rights to dividend equivalents and other terms and conditions.  The Compensation Committee may impose restrictions, as it may deem advisable, on the shares acquired pursuant to exercise for a specified period of time.

Restricted Stock:  Restricted stock is a stock grant that is registered in a recipient’s name but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the recipient’s Award agreement and any other conditions and restrictions that the Compensation Committee may impose.  The Compensation Committee at its discretion determines the number of shares of restricted stock or restricted stock units, applicable restrictions, term of the restriction period, voting rights during the restriction period (in the case of restricted stock only), right to dividends (or dividend equivalents in the case of restricted stock units) during the restriction period, form of payment, any applicable purchase price, any applicable performance goals and other terms and conditions, including any holding requirements or sale restrictions placed on the shares upon vesting of such restricted stock or restricted stock units.

Performance Share or Unit:  A performance share is a hypothetical share unit with an initial value equal to the fair market value of a share of Common Stock as of the date of grant which entitles the recipient to a payout equal to the value and number of performance shares earned by the recipient over a specified performance period, determined by the extent to which the recipient achieves certain performance goals.  A performance unit is a unit of value with an initial value as of the date of grant as may be established by the Compensation Committee which entitles the recipient to a payout equal to the value and number of performance units earned by the recipient over a specified performance period, determined by the extent to which the recipient achieves certain performance goals.  The Compensation Committee at its discretion determines the number and value of performance shares or performance units granted to a participant, term of the performance period, applicable performance goals, any applicable purchase rights, rights to dividend equivalents during the performance period, form of payment, and other terms and conditions, including any holding requirements on the shares received pursuant to such Award.

The Compensation Committee may grant other types of stock-based Awards in such amounts, and subject to such terms and conditions, that it may determine at its discretion.  Such Awards shall be valued on the value of a share, as determined by the Compensation Committee in its sole discretion and conditioned upon performance periods and goals, and may be payable in cash, shares or a combination of cash and shares as may be determined by the Compensation Committee in its sole discretion.  Stock-based Awards may serve as the basis for formulating short-term or long-term, performance-based bonus arrangements.

Performance Measures; Section 162(m).  As determined at the discretion of the Compensation Committee, the terms and conditions of Awards under the Plan may be conditioned upon the attainment of certain performance goals.  In the case of Awards (other than options and SARs) that are intended to be “qualified performance-based compensation” to “covered employees,” as both terms are defined in Section 162(m) of the Code, the performance measures are limited to one or more of the following: (a) earnings per share (actual or targeted growth); (b) net income after capital costs; (c) net income (before or after taxes); (d) return measures (including, but not limited to, return on assets, risk-adjusted return on capital or return on equity); (e) efficiency ratio; (f) full time equivalency control; (g) stock price (including, but not limited to, growth measures and total shareholder return); (h) noninterest income compared to net interest income ratio; (i) expense targets; (j) margins; (k) operating efficiency; (l) EVA®; (m) credit quality measures; (n) customer satisfaction; (o) loan growth; (p) deposit growth; (q) net interest margin; (r) fee income; (s) operating expense; and (t) credit quality.  In addition, the Compensation Committee may consider the following individual unit/production performance measures: cost per dollar loan growth; cost per dollar deposit growth; revenue per personnel; the operating expense to group budget; service levels (group); and personal performance.  The performance measures may apply to the Company as a whole or any subsidiary, affiliate, or business unit of the Company, as the Compensation Committee deems appropriate in its sole discretion.  The Compensation Committee has the authority to provide for accelerated vesting of any Award based on the achievement of the specified performance goals.  Awards that are designed to be considered “qualified performance-based compensation” that are held by “covered employees” may not be adjusted upward, but the Compensation Committee may, in sole discretion, adjust Awards downward.  In the event that the Compensation Committee determines that it is advisable to grant Awards that shall not constitute “qualified performance-based compensation,” the Compensation Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

Change In Control.  In the event of a “change in control” (within the meaning of the Plan) of the Company, unless otherwise determined by the Compensation Committee and provided under the Award agreement: (a) options and SARs will immediately vest and, if the participant is terminated without “cause” (within the meaning of the Plan) from employment within one year of the change in control, such options and SARs will be exercisable within one year of such termination (or, if lesser, the remaining term of the options and SARs); (b) restricted stock and restricted stock units will immediately vest; and (c) performance shares and performance units, and other Awards conditioned upon performance goals or restrictions, will be deemed to have been fully earned as of the effective date of the change in control and become payable, subject to proration based upon the length of time elapsed within the applicable performance period.

U.S. Federal Tax Implications of Awards

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of Awards under the Plan.

The grant of an option or SAR creates no tax consequences for the recipient or the Company.  A recipient does not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply).  Upon exercising an option (other than an ISO) or SAR, the recipient generally recognizes ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable shares (and/or cash or other property) acquired on the date of exercise over the exercise price.  The Company generally is entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the exercise of an option or SAR.  The Company is not entitled to a tax deduction with respect to the exercise of an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of the shares.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the recipient generally recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price, or (ii) the amount realized upon the disposition of the ISO shares over the exercise price.  The Company can claim a deduction equal to the amount treated as ordinary income in the case of this disqualifying disposition.  Otherwise, a recipient’s disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally results in short-term or long-term (which will always be the case for ISOs if the holding periods are met) capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such shares (the tax basis in option shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).  The Company generally is not entitled to a tax deduction with respect to any amount that represents a capital gain to a recipient.

Grants of restricted stock are generally not taxable to recipients at the time of grant, and the Company generally claims no deduction at that time.  The Company receives a deduction and the recipient recognizes ordinary income equal to the fair market value of the stock at the time the restrictions lapse, unless the recipient elects within 30 days of transfer of the restricted stock, to recognize the income on the transfer date in accordance with Section 83 of the Code.  If the recipient makes an election under Section 83, the Company receives a corresponding deduction at the time of transfer.  Any dividends received on restricted stock prior to the date the participant recognizes income on the stock are taxable compensation income when received, and the Company is entitled to a corresponding deduction at such time.

The grant of restricted stock units, performance shares, or performance units, and other stock-based Awards that is subject to performance measures does not generally result in taxable income to the recipient.  Following the completion of the performance period, the Award is determined and paid or distributed.  The full value paid or distributed is treated as ordinary income, and the Company is entitled to a corresponding deduction at such time.

The Company generally is not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Code.  Accordingly, the Company may not be entitled to any deduction with respect to certain Awards granted to “covered employees” due to the deduction limitation under Section 162(m).

Limitation on Tax Deduction by TARP Companies.  As a result of the Company’s participation in the U.S. Treasury’s Capital Purchase Program under the Trouble Assets Relief Program (“TARP”), compensation of its executives is subject to certain restrictions under the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009.  EESA applies an amended limitation under Section 162(m) of the Code during the period the U.S. Treasury holds any equity or debt securities of the Company.  Under this new deduction limitation, the deduction limit for compensation paid to Senior Executive Officers (as defined under EESA) during any taxable year was reduced from $1 million to $500,000, and this deduction limit is computed without regard to “qualified performance-based compensation” and certain deferrals of income.

Shareholder Approval; Vote Required

The applicable rules of the New York Stock Exchange (the “NYSE”) require shareholder approval of a material increase in the number of shares available under an existing equity compensation plan and of any other material revisions to an existing equity compensation plan.  In addition, Section 422 of the Code requires shareholder approval in order to permit the grant of options that will qualify as ISOs.  Finally, the exemption from the deduction limitation for “qualified performance-based compensation” under Section 162(m) of the Code (apart from the amended deduction limitation imposed by EESA) requires shareholder approval.  Accordingly, the Board is seeking approval of the 2011 Amendment to the Plan to comply with NYSE and Code requirements.

Approval of the 2011 Amendment to the Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock cast on the matter, provided that, the total vote cast exceeds 50% of the outstanding shares of Common Stock on the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 8:

APPROVAL OF A PROTECTIVE AMENDMENT TO RESTATED

ARTICLES OF INCORPORATION TO RESTRICT CERTAIN TRANSFERS OF STOCK IN ORDER

TO PRESERVE THE TAX TREATMENT OF NET OPERATING LOSSES AND

CERTAIN UNREALIZED TAX BENEFITS

General

The Board has approved an amendment to the Company’s restated articles of incorporation (the “Protective Amendment”) to protect its ability to use certain tax assets, such as net operating loss carryforwards (the “Tax Benefits”), to offset future income, as described below, subject to approval of the amendment by shareholders, and is hereby soliciting shareholder approval for the Protective Amendment.

Purpose of the Protective Amendment

The purpose of the Protective Amendment is the same as the purpose of the Plan as described under “Proposal 6: Ratification of Tax Benefits Preservation Plan — Purpose of the Plan” above, as both the Plan and the Protective Amendment are designed to protect the same tax assets.  See “Proposal 6: Ratification of Tax Benefits Preservation Plan” above for a description of our NOLs, Section 382 of the Code and “ownership change”.

There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change. The Protective Amendment provides a more effective means to protect the Tax Benefits as it is designed to block and void transfers of stock that could result in an ownership change. However, the Protective Amendment also does not offer a complete protection and an ownership change may occur even if the Protective Amendment is adopted. Its full terms can be found in the accompanying Appendix C.

The Board urges shareholders to carefully read this Proposal 8, including the items discussed below under the heading “Certain Considerations Related to the Protective Amendment” and the full terms of the Protective Amendment.

There are limitations on the enforceability of the Protective Amendment against shareholders who do not vote to adopt it that may allow an ownership change to occur. The limitations of the Protective Amendment are described in more detail below. Because of the limitations of the Plan, the Board believes that the Protective Amendment is needed and that it will serve as an important tool to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential of our Tax Benefits. Accordingly, the Board unanimously recommends that shareholders adopt the Protective Amendment.

Description of Protective Amendment

The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment. Please read the Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers. Subject to certain restrictions, the Protective Amendment will restrict any direct or indirect transfer of our Stock (such as transfers of our Common Stock that result from the transfer of interests in other entities that own our Common Stock) if the effect would be to:

•              cause the transferee to become a Threshold Holder; or

•              cause the beneficial ownership of our stock by any Threshold Holder to increase.

Exceptions for transfers that would otherwise be prohibited include transfers: (i) to a public group of persons each of whom owns, directly or indirectly, less than five percent of the outstanding Common Stock (including a new public group), (ii) approved by the Board prior to their consummation or if involuntary, as soon as practicable after consummation, (iii) relating to a merger or consolidation affecting all holders of Common Stock and upon consummation the acquiror will own at least a majority of the outstanding shares of Common Stock or (iv) by the Company to an underwriter or placement agent for distribution to the public, under certain circumstances. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our Common Stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our Common Stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our Common Stock, or prohibit ownership (thus requiring dispositions) of our Common Stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our Common Stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our Common Stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Common Stock, or in the case of options, receiving our Common Stock in respect of their exercise. In this proxy statement, our Common Stock purportedly acquired in violation of the Protective Amendment is referred to as “prohibited shares.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the prohibited shares to our agent along with any dividends or other distributions paid with respect to such prohibited shares. Our agent is required to sell such prohibited shares in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such prohibited shares received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the purchase price (or in the case of gift, inheritance or similar transfer, the fair market value of the prohibited shares on the date of the prohibited transfer) paid by the purported purchaser to acquire such prohibited shares, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the prohibited shares are sold by the purported purchaser, such person will be treated as having sold the prohibited shares on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent our agent grants written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

Modification and Waiver of Transfer Restrictions. The Board will have the discretion to approve a transfer of our Common Stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our shareholders’ best interests. If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our Tax Benefits. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board that the transfer will not result in a limitation on the use of the Tax Benefits under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

The Board may establish, modify, amend or rescind bylaws, regulations and procedures for purposes of determining whether any transfer of Common Stock would jeopardize our ability to use our Tax Benefits.

Other Exceptions. Notwithstanding the restrictions described above, the Protective Amendment permits a Person to acquire stock pursuant to a merger, tender offer or other transaction pursuant to which such Person will own at least a majority of the outstanding Common Stock and in which all shareholders are offered the same opportunity to receive cash, stock or other consideration.

Implementation and Expiration of the Protective Amendment

If our shareholders adopt the Protective Amendment, we intend to promptly file the Protective Amendment or file Amended and Restated Articles of Incorporation incorporating the Protective Amendment with the Department of Commerce and Consumer Affairs of the State of Hawaii, and upon their acceptance thereof the Protective Amendment will become effective. We intend to immediately thereafter enforce the restrictions in the Protective Amendment to preserve the future use of our Tax Benefits. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our Common Stock in uncertificated form and to disclose such restrictions to the public generally.

The Protective Amendment would expire on the earliest of (i) the third anniversary of the date of adoption of this amendment, (ii) such time as the Board determines this Protective Amendment is no longer necessary and (iii) the date the Board determines that the Protective Amendment is no longer in our and our shareholders’ best interest.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted given that:

•                  The Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our shareholders’ best interests.

•                  The Protective Amendment may not be enforceable with respect to shares owned by holders who vote against the Protective Amendment or whose shares are not voted on the Protective Amendment and, in addition, a court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Hawaii, our jurisdiction of incorporation, a corporation is allowed to impose transfer restrictions for reasonable purposes, provided the type of restriction is not manifestly unreasonable. We have determined that the Protective Amendment is a reasonable restriction with a reasonable purpose, as it may allow us to prevent an ownership change and the loss of our ability to use our Tax Benefits. Hawaii law provides that transfer restrictions with respect to shares of our Common Stock issued prior to the effectiveness of the restrictions will be effective against (i) shareholders with respect to shares that were voted in favor of the restrictive proposal and (ii) purported transferees of shares that were voted in favor of the restrictive proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or, if the shares are uncertificated, the existence is noted on a written statement of information required by Hawaii law or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). Therefore, except as described in the section entitled “Certain Contractual Agreements” below, shareholders who hold our Common Stock prior to the approval of Proposal 8, and who vote against Proposal 8 or whose shares are not voted on Proposal 8, and their transferees, may not be bound by such restrictions. Otherwise, the Protective Amendment will be deemed to be valid and enforceable against the holder or a transferee of the holder so long as the existence of the restriction is noted conspicuously on the front or back of the certificate or is contained in an information statement provided to holders of uncertificated shares. We intend to cause shares of our Common Stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Hawaii law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a shareholder establishes that its shares were voted against or not voted on the Protective Amendment or are otherwise not subject thereto by contract or otherwise. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is made effective. As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.

Certain Considerations Related to the Protective Amendment

The Board believes that attempting to protect our Tax Benefits as described above under “Proposal 8” is in our and our shareholders’ best interests; however, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted. Please consider the items discussed below in voting on Proposal 8.

The Internal Revenue Service (“IRS”) could challenge the amount of our Tax Benefits or claim we experienced an ownership change, which could reduce the amount of our Tax Benefits that we can use or eliminate our ability to use them altogether.  The IRS has not audited or otherwise validated the amount of our Tax Benefits. The IRS could challenge the amount of our Tax Benefits, which could limit our ability to use our Tax Benefits to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our Tax Benefits even if the Protective Amendment is in place.

Continued Risk of Ownership Change.  Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot assure you that it would prevent all transfers of our Common Stock that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the Protective Amendment’s restrictions on acquisition of our Common Stock will be enforceable against our shareholders, and they may be subject to challenge on equitable or other grounds, as discussed above under this Proposal 8.

Potential Effects on Liquidity.  The Protective Amendment will restrict a shareholder’s ability to acquire, directly or indirectly, additional Common Stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our Common Stock may be limited by reducing the class of potential acquirers for such Common Stock. In addition, a shareholder’s ownership of our Common Stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our Common Stock and consult their own legal advisors and/or us to determine whether their ownership of our Common Stock approaches the restricted levels.

Potential Impact on Value.  If the Protective Amendment is adopted, the Board intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our Common Stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 4.99% of our Common Stock and certain institutional holders who may not be comfortable holding our Common Stock with restrictive legends, may not be able to purchase our Common Stock, the Protective Amendment could depress the value of our Common Stock in an amount that could more than offset any value preserved from protecting our Tax Benefits. Regardless of whether the Protective Amendment is approved, all shares will remain subject to the Plan, as amended, which may also depress the value of our Common Stock. Furthermore, the Protective Amendment permits a Person to acquire stock pursuant to a merger, tender offer or other transaction pursuant to which such Person will own at least a majority of the outstanding Stock and in which all shareholders are offered the same opportunity to receive cash, stock or other consideration.

Anti-Takeover Impact.  The reason the Board adopted the Protective Amendment is to preserve the long-term value of our Tax Benefits. The Protective Amendment, if adopted by our shareholders, could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to become Threshold Holders and the ability of persons existing Threshold Holders from acquiring additional shares of our Common Stock without the approval of the Board. However, the Protective Amendment proposal is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Effect of the Protective Amendment if you vote for it.  Regardless of the amount of Common Stock you own, if you vote for the Protective Amendment, you would not be allowed to transfer your direct or indirect interest in any Common Stock or option to acquire Common Stock to any person to the extent that such transfer would cause the transferee or any other person to become a Threshold Holder, or would cause the beneficial ownership of a Threshold Holder to increase, without the approval of our Board except under limited circumstances.

Effect of the Protective Amendment if you vote against it or do not vote in favor of it.  If you vote “No” or your shares are not voted on the proposal, the transfer restrictions may not apply to the shares held by you, although they will still be subject to the Company’s Plan. Under the laws of the State of Hawaii, our jurisdiction of incorporation, a corporation is allowed to impose transfer restrictions for reasonable purposes, provided the type of restriction is not manifestly unreasonable. We have determined that the Protective Amendment is a reasonable restriction with a reasonable purpose, as it may allow us to prevent an ownership change and the loss of our ability to use our Tax Benefits. Hawaii law provides that transfer restrictions with respect to shares of our Common Stock issued prior to the effectiveness of the restrictions will be effective against (i) shareholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted in favor of this proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or, if the shares are uncertificated, the existence is noted on a written statement of information required by Hawaii law or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). Therefore, shareholders who hold our Common Stock prior to the approval of Proposal 8, and who vote against Proposal 8 or whose shares are not voted on Proposal 8, and their transferees, may not be bound by such restrictions. Otherwise, the Protective Amendment will be deemed to be valid and enforceable against the holder or a transferee of the holder so long as the existence of the restriction is noted conspicuously on the front or back of the certificate or is contained in an information statement provided to holders of uncertificated shares. We intend to cause shares of our Common Stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Hawaii law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a shareholder establishes that its shares were voted against or not voted on the Protective Amendment or are otherwise not subject to the Protective Amendment by contract or otherwise. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

Dissenters’ Rights

Under Hawaii law and our restated articles of incorporation, holders of our Common Stock will not be entitled to appraisal or other dissenters’ rights with respect to the approval of the amendment to the Company’s restated articles of incorporation proposed under Proposal 8. For additional important information, see the section entitled “Effectiveness and Enforceability.”

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of Proposal 8. Properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote on Proposal 8 at the Meeting, the persons named in the proxy will vote the shares FOR Proposal 8. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. Approval by shareholders of Proposal 8 is not conditioned upon approval of any other proposal set forth herein, nor is approval of any other proposal set forth herein conditioned upon approval of Proposal 8.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR “ THIS PROPOSAL.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended to be considered for inclusion in the Company’s proxy statement and voted on at the Company’s regularly scheduled 2012 annual meeting of shareholders must be received at the Company’s offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by no later than one hundred twenty (120) calendar days before the first anniversary date of the release of this Proxy Statement, (i.e. by no later than November ___, 2011) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended.  Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in next year’s proxy statement and form of proxy.

The Company’s Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the proxy statement.  A shareholder may obtain a copy of these procedures from the Company’s Corporate Secretary.  In addition to other applicable requirements, for business to be properly brought before the 2011 annual meeting of shareholders, a shareholder must give notice of the matter to be presented at the meeting in a proper written form to the Company’s Corporate Secretary.  The Corporate Secretary must receive this written notice at the principal offices of the Company not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the preceding year’s annual meeting.  Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the meeting.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting.  If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the United States Securities Act of 1933, as amended, or the United States Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: March ___, 2011	CENTRAL PACIFIC FINANCIAL CORP.

/s/ Glenn K.C. Ching
Glenn K.C. Ching
Senior Vice President and Corporate Secretary

APPENDIX A

CENTRAL PACIFIC FINANCIAL CORP.

and

WELLS FARGO BANK, National association

tax benefits preservation plan

Dated as of November 23, 2010

TAX BENEFITS PRESERVATION PLAN

This Tax Benefits Preservation Plan (this “Plan”), dated as of November 23, 2010 between Central Pacific Financial Corp., a corporation organized under the laws of the State of Hawaii (the “Company”), and Wells Fargo Bank, National Association, a national banking association (the “Rights Agent”).

WHEREAS, the Company and certain of its Subsidiaries (as defined below) have generated certain Tax Benefits (as defined below) for United States federal income tax purposes, and the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Code (as defined below) and thereby preserve the Company’s ability to utilize such Tax Benefits;

WHEREAS, the Company has entered into an investment agreement, dated as of November 4, 2010, with Carlyle Financial Services Harbor, L.P. (“Carlyle”) and an investment agreement, dated as of November 4, 2010, with ACMO-CPF, L.L.C. (“Anchorage”) (collectively, the “Investment Agreements”), which require the Company to take all action necessary to implement a Section 382 shareholder rights plan as soon as practicable but in any event prior to the closing date under the Investment Agreements;

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized and declared a dividend of one preferred share purchase right (a “Right”) in respect of each Common Share (as defined below) of the Company outstanding at the Close of Business (as defined below) on November 30, 2010 (the “Record Date”), each such Right representing the right to purchase 1/10,000th of a Preferred Share (as defined below) upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment) in respect of each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date, and the Final Expiration Date (as such terms are defined below); and

WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as defined below), the exercise of Rights and other matters referred to herein.

IN CONSIDERATION of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1.   CERTAIN DEFINITIONS. For purposes of this Plan, the following terms have the meanings indicated:

(a)        “Acquiring Person” shall mean any Threshold Holder (as defined below) except:

(i)         the U.S. Government;

(ii)        any Exempt Person;

(iii)       any Grandfathered Person (as defined below);

(iv)       Carlyle, Anchorage or any of their respective Affiliates which becomes a Beneficial Owner of Company Securities pursuant to the applicable Investment Agreement and any Person who or which acquires Company Securities from any of the foregoing in compliance with the applicable Investment Agreement;

(v)        any Person who or which would qualify as a Threshold Holder as a result of a redemption of Company Securities by the Company;

(vi)       any Person who or which the Board determines, in its sole discretion, has inadvertently become a Threshold Holder, so long as such Person (or its Affiliate) promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such Person is no longer a Threshold Holder; and

(vii)      any Person that has become a Threshold Holder if the Board in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the Tax Benefits.

(b)        “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Plan (the “Exchange Act”), and to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose Common Securities would be deemed to be (i) constructively owned by such first Person, (ii) owned by a “single entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or (iii) otherwise aggregated with shares owned by such first Person, in each case pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations thereunder.

(c)        A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and shall have “Beneficial Ownership” of, any Company Securities or any Rights, as applicable; (i) which such Person directly owns or (ii) which such Person would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Company Securities or Rights, as applicable, owned by any Affiliate of such Person); provided that a Person shall not be treated as “Beneficially Owning” Company Securities pursuant to clause (i) above to the extent that such Person does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Company Securities.

(d)        “Board” shall have the meaning set forth in the Recitals.

(e)        “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Hawaii are authorized or obligated by law or executive order to close.

(f)         “Close of Business” on any given date shall mean 5:00 p.m., Hawaii time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Hawaii time, on the next succeeding Business Day.

(g)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(h)        “Common Shares” when used with reference to the Company shall mean the shares of common stock, no par value per share, of the Company.

(i)         “Company Securities” shall mean Common Shares and any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation Section 1.382-2T(f)(18).

(j)         “Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth (10) Business Day after a Shares Acquisition Date and (ii) the Close of Business on the tenth (10) Business Day (or such later day as may be designated prior to a Shares Acquisition Date by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would or could be an Acquiring Person; provided, however, that if either of such dates occurs after the date of this Plan and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

(k)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, unless otherwise expressly specified.

(l)         “Exempt Person” shall mean the Company, any Subsidiary (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary, or any entity or trustee holding Company Securities to the extent organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement.

(m)       “Expiration Date” shall mean the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, (iii) the time at which all Rights are exchanged as provided in Section 24, (iv) such time as the Board determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits and (v) a date prior to a Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and this Plan are no longer in the best interests of the Company and its shareholders.

(n)        “Final Expiration Date” shall mean the Close of Business on the date that is the third (3rd) anniversary of the closing under the Investment Agreements; provided that if a Shares Acquisition Date occurs fewer than thirty (30) days prior to such date, then the Final Expiration Date shall be the date that is thirty (30) days after the Shares Acquisition Date.

(o)        “Grandfathered Person” shall mean any Person who or which, together with all Affiliates of such Person, was on the Record Date, the Beneficial Owner of 4.99% or more of the Company Securities outstanding on such date. Any Grandfathered Person who, together with all of its Affiliates, subsequently becomes the Beneficial Owner of less than 4.99% of the Company Securities shall cease to be a Grandfathered Person.

(p)        “Person” shall mean any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

(q)        “Preferred Shares” shall mean shares of Junior Participating Preferred Stock, Series C, no par value per share, having the rights and preferences set forth in the Certificate of Designation attached as Exhibit A to this Plan.

(r)        “Purchase Price” shall mean the price (subject to adjustment as provided herein) at which a holder of a Right may purchase 1/10,000th of a Preferred Share (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $6.00.

(s)        “Redemption Date” shall mean the time at which the Rights are redeemed as provided in Section 23 hereof.

(t)         “Section 382” means Section 382 of the Code, or any comparable successor provision.

(u)        “Securities Act” means the Securities Act of 1933, as amended.

(v)        “Shares Acquisition Date” shall mean the date of the first public announcement by the Company in a press release expressly referring to this Plan indicating that an Acquiring Person has become such.

(w)       “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(x)        “Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 and the Treasury Regulations promulgated thereunder, of the Company or any Subsidiary.

(y)        “Threshold Holder” means any Person who or which, together with all Affiliates of such Person, shall be the Beneficial Owner of 4.99% or more of (i) the Common Shares then outstanding or (ii) any class of Company Securities (other than Common Shares) then outstanding.

(z)        “Trading Day” means a day on which the principal national securities exchange or over-the-counter market on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.

(aa)      “Treasury Regulation” means any final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

(bb)      “U.S. Government” means any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States or any instrumentality or agency thereof.

SECTION 2.   OTHER DEFINITIONAL AND INTERPRETATIVE PROVISIONS. The words “hereof”, “herein” and “hereunder” and words of like import used in this Plan shall refer to this Plan as a whole and not to any particular provision of this Plan. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Plan unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Plan as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Plan. Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to any statute, rules or regulations shall be deemed to refer to such statute, rules or regulations as amended from time to time and to any successors thereto.

SECTION 3.   APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable and, upon acceptance of such appointment by a co-Rights Agent, the provisions of this Plan applicable to the Rights Agent shall be deemed also to apply to such co-Rights Agent.

SECTION 4.   ISSUE OF RIGHT CERTIFICATES.  (a) Prior to a Distribution Date, (x) the Rights will be evidenced (subject to the provisions of Section 4(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (or, if Common Shares are uncertificated, the registration of such Common Shares on the stock transfer books of the Company) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Shares.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b)        As soon as practicable after the adoption of this Plan, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on such date (and, if such date is prior to the Record Date, then on the Record Date to such holders as were not included in such prior mailing), at the address of such holder shown on the records of the Company. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares (or, if Common Shares are uncertificated, the transfer on the stock transfer books of the Company of such Common Shares) outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

(c)        Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to such certificates the following legend:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Tax Benefits Preservation Plan between Central Pacific Financial Corp. and Wells Fargo Bank, National Association. dated as of November 23, 2010 (the “Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Central Pacific Financial Corp. Under certain circumstances, as set forth in the Plan, such rights may be redeemed, may become exercisable for securities or assets of the Company, may be exchanged for Common Shares or other securities or assets of the Company, may expire, may become void (including if they are “Beneficially Owned” by an “Acquiring Person” or an Affiliate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or maybe evidenced by separate certificates and will no longer be evidenced by this certificate. Central Pacific Financial Corp. will mail to the holder of this certificate a copy of the Plan without charge after receipt of a written request therefor.

If any uncertificated Common Shares become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date, or the Final Expiration Date, the registration of such Common Shares on the stock transfer books of the Company shall evidence one Right for each such Common Share and the Company shall mail to every Person that holds such Common Shares a confirmation of the registration of such Common Share and Right on the stock transfer books of the Company, which confirmation will contain the above legend.

In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

SECTION 5.   FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to custom and common usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of 1/10,000ths of a Preferred Share as shall be set forth therein at the Purchase Price, but the number of such one 1/10,000ths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

SECTION 6.   COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Executive Chairman or President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such person was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

SECTION 7.   TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST, OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 8(e) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of 1/10,000ths of a Preferred Share as the Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Rights Certificates until the registered holder of the Rights Certificate has complied with the requirements of Section 8(f). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 8(e), 8(f), 14 and 24, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to the Company and the Rights Agent of the loss, theft, destruction or mutilation of the Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company and the Rights Agent, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

SECTION 8.   EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the Rights then to be exercised, at or prior to the Expiration Date.

(b)        The Purchase Price for each 1/10,000th of a Preferred Share pursuant to the exercise of a Right shall initially be $6.00, shall be subject to adjustment from time to time as provided in Section 12 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)        Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the total number of 1/10,000ths of a Preferred Share to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 10 hereof by certified check, cashier’s check, or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased (or, if the Preferred Shares are uncertificated, request from such transfer agent a statement setting forth such number of Preferred Shares to be purchased for which registration will be made on the stock transfer books of the Company) and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing such number of 1/10,000ths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, and (ii) after receipt of such certificates (or, if the Preferred Shares are uncertificated, such statement), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder.

(d)        In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such person’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)        Notwithstanding anything in this Plan to the contrary, any Rights Beneficially Owned by (i) an Acquiring Person from and after the date on which the Acquiring Person becomes such or (ii) a transferee of Rights Beneficially Owned by an Acquiring Person who (A) becomes a transferee after the public announcement relating to a Shares Acquisition Date with respect to an Acquiring Person who was identified on the Shares Acquisition Date or (B) becomes a transferee with respect to an Acquiring Person (or an Affiliate thereof) and receives such Rights (I) with actual knowledge that the transferor is or was an Acquiring Person (or an Affiliate of an Acquiring Person) or (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or an Affiliate thereof) to holders of equity interests in such Acquiring Person (or in such Affiliate thereof) or to any Person with whom the Acquiring Person (or an

Affiliate thereof) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 8(e), shall become null and void without any further action, and no holder of such Rights (other than a transferee not of a type described in clause (ii)) shall have any rights whatsoever with respect to such Rights, whether under this Plan or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 8(e) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any transferee of an Acquiring Person hereunder. No Right Certificate shall be issued pursuant to Section 4 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Affiliate thereof or to any nominees of such Acquiring Person or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled.

(f)         Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer pursuant to Section 7 or exercise pursuant to this Section 8 unless the registered holder of the applicable Rights (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, and (ii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

(g)        The Company hereby waives application of each standstill or other similar provision relating to Company Securities by which a registered holder of Rights is bound as of the date of this Plan to the extent necessary to permit such registered holder to exercise such Rights in accordance with this Plan.

SECTION 9.   CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to rights certificates cancelled or destroyed by the Rights Agent.

SECTION 10. AVAILABILITY OF PREFERRED SHARES. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 8. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully-paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates (or, if uncertificated, the registration on the stock transfer books of the Company) or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates (or, if uncertificated, to register on the stock transfer books of the Company) or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

SECTION 11. PREFERRED SHARES RECORD DATE. Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

SECTION 12. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of Preferred Shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 12.

(a)        (i)         In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as provided in this Section 12(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such person would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii)        Subject to Section 24 of this Plan, following the Shares Acquisition Date, each holder of a Right, other than Rights which have become void pursuant to the provisions of Section 8(e), shall have a right to receive, upon exercise thereof pursuant to Section 8(a) at a price equal to the then current Purchase Price multiplied by the number of 1/10,000ths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Plan and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of 1/10,000ths of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company’s Common Shares (determined pursuant to Section 12(d) hereof) on the date of the occurrence of such event (such number of shares, the “Adjustment Shares”).

(iii)       In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing paragraph (ii), the Company may substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(b)        In case the Company shall fix a record date for the issuance of rights, options, or warrants to all holders of Preferred Shares entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares or securities convertible into Preferred Shares at a price per Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares) less than the then current per share market price of the Preferred Shares (as defined in Section 12(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options, or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)        In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 12(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)        For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 12(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as defined below) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such system then in use, or, if on any such date the Security is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. If the Preferred Shares are not publicly held or so listed or traded, “current per share market price” shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to the foregoing provisions of this Section 12(d) (appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof), multiplied by ten thousand 10,000. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

(e)        No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 12(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest 1/10,000th of a Preferred Share or to the nearest 1/10,000th of any other share as the case may be. Notwithstanding the first sentence of this Section 12(e), any adjustment required by this Section 12 shall be made no later than the Expiration Date.

(f)         If as a result of an adjustment made pursuant to Section 12(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 12(a) through (c), inclusive, and the provisions of Sections 8, 10 and 11 with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g)        All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of 1/10,000ths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)        Unless the Company shall have exercised its election as provided in Section 12(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 12(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of 1/10,000ths of a Preferred Share (calculated to the nearest 1/10,000th of a Preferred Share) obtained by (i) multiplying (x) the number of 1/10,000ths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)         The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of 1/10,000ths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of 1/10,000ths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest 1/10,000th) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 12(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holder shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)         Irrespective of any adjustment or change in the Purchase Price or the number of 1/10,000ths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of 1/10,000ths of a Preferred Share which was expressed in the initial Right Certificates issued hereunder.

(k)        Before taking any action that would cause an adjustment reducing the Purchase Price below 1/10,000ths of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable Preferred Shares at such adjusted Purchase Price.

(l)         In any case in which this Section 12 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)       Anything in this Section 12 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 12, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current per share market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares, or (v) issuance of rights, options, or warrants referred to hereinabove in Section 12(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

(n)        In the event that at any time after the date of this Plan and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of 1/10,000ths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of 1/10,000ths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Shares outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Shares outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 12(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

SECTION 13. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 12 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, such number of Rights or Right Certificates shall be rounded to the nearest whole number and thereafter such whole number of Rights or Right Certificates, as applicable, shall be issued or distributed.

(b)        The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of 1/10,000th of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of 1/10,000th of a Preferred Share). Fractions of Preferred Shares in integral multiples of 1/10,000th of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges, and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of 1/10,000th of a Preferred Share, the Company shall round the Preferred Shares to the nearest 1/10,000th of a Preferred Share.

(c)        The holder of a Right by the acceptance of the Right expressly waives such person’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such person’s own behalf and for such person’s own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such person’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Plan.

SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)        prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

(b)        after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

(c)        the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share) is registered as the absolute owner of such certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)        notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as reasonably practicable.

SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

SECTION 18. CONCERNING THE RIGHTS AGENT. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability, claim or expense (“Loss”) arising out of or in connection with its duties under this Plan, including the costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Rights Agent’s gross negligence or intentional misconduct.

(b)        The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Plan in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Plan any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at the time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)        The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)        Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Executive Chairman or President, any of the Vice Presidents, or the Treasurer of the Company, in the manner specified in Section 6, and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Plan in reliance upon such certificate.

(c)        The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or intentional misconduct. In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such damages. Any liability of the Rights Agent will be limited to the amount of fees paid by the Company hereunder.

(d)        The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)        The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 8(e) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 4, 12, 23, or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Plan or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully-paid and non assessable.

(f)         The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

(g)        The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Executive Chairman or President, any of the Vice Presidents, or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

(h)        The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or any other legal entity.

(i)         The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or to any holder of Rights resulting from any such act, default, neglect, or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon thirty (30) days notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and after a Distribution Date, to the holders of the Rights Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and after a Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates by first class mail. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan.

SECTION 23. REDEMPTION. (a) The Rights may be redeemed by action of the Board pursuant to paragraph (b) of this Section 23 and shall not be redeemed in any other manner.

(b)        The Board may, at its option, at any time prior to the Shares Acquisition Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board in its sole discretion may establish.

(c)        Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (b) of this Section 23 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights pursuant to paragraph (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

SECTION 24. EXCHANGE. (a) The Board may, at its option, at any time after a Shares Acquisition Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 8(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”); provided, however, that in connection with any exchange effected pursuant to this Section 24, no holder of Rights shall be entitled to receive Common Shares (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of more than 4.99% of the then-outstanding Common Shares.  If a holder would, but for the previous sentence, be entitled to receive a number of shares that would otherwise result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of in excess of 4.99% of the then-

outstanding Common Shares (such shares, the “Excess Exchange Shares”), in lieu of receiving such Excess Exchange Shares and to the extent permitted by law or orders applicable to the Company, such holder will be entitled to receive an amount in cash equal to current per share market price of a Common Share at the Close of Business on the Trading Day following the date the Board effects the forgoing exchange multiplied by the number of Excess Exchange Shares that would otherwise have been issuable to such holder.  The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Promptly after the action of the Board electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive Common Shares in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become null and void pursuant to Section 8(e)) outstanding immediately prior thereto by mailing such notice in accordance with Section 26.  Before effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”).  If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all or some (as designated by the Board) of the Common Shares (or other securities) issuable pursuant to the exchange, and all or some (as designated by the Board) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.  Prior to effecting an exchange and registering Common Shares (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates (or former Beneficial Owners thereof and their Affiliates) as the Company shall reasonably request in order to determine if such Rights are null and void.  If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 8(e) and not transferable or exerciseable or exchangeable in connection herewith.  Any Common Shares or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable Common Shares or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.  Approval by the Board of this Agreement shall constitute a determination by the Board that such consideration is adequate.

Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b)        Immediately upon the effective date of the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent on the effective date of said action of the Board ordering the exchange of Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 8(e) hereof) held by each holder of Rights.

(c)        In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with subsection (a) of this Section 24, the Company may substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

(d)        The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares (or, if uncertificated, register fractional Common Shares on its stock transfer books). In lieu of such fractional Common Shares, the Company shall round the number of Common Shares to the nearest whole number of Common Shares.

SECTION 25. NOTICE OF CERTAIN EVENTS. (a) If the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights, or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination, or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Preferred Shares or Common Shares, as the case may be, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Shares or Common Shares, as the case may be, for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares or Common Shares, as the case may be.

(b)        In case any of the events set forth in Section 12 hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such events which notice shall describe such event and the consequences of such event to holders of Rights under Section 12 hereof.

SECTION 26. NOTICES. Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Central Pacific Financial Corp.
220 South King Street, Suite 2200 (Legal Division)
Honolulu, Hawaii 96813
Attention: General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

Wells Fargo Bank, National Association
161 N. Concord Exchange
South St. Paul, Minnesota 55075
Attention: Account Management

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company (or the Rights Agent on and after the Distribution Date).

SECTION 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Plan without the approval of any holders of Right Certificates (or, prior to the Distribution Date, the Common Shares) to make any provision with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent whether or not it would adversely affect the holders of Right Certificates; provided, however, that from and after the Shares Acquisition Date, this Plan shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Notwithstanding the foregoing, the Company may at any time prior to the Shares Acquisition Date amend this Plan to lower the thresholds set forth in Section 1(y).

SECTION 28. SUCCESSORS. All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Plan shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy, or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

SECTION 30. SEVERABILITY. If any term, provision, covenant, or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. However, in the event that any such provision, covenant, or restriction of this Plan, or any portion thereof, shall be declared unenforceable because of its scope, breadth, or duration, then it shall be modified to the scope, breadth, or duration permitted by law and shall continue to be fully enforceable in such jurisdiction as so modified.

SECTION 31. GOVERNING LAW. This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Hawaii and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, without regard to any conflicts of laws principles thereof; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

SECTION 32. COUNTERPARTS. This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

SECTION 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed and attested, all as of the day and year first above written.

CENTRAL PACIFIC FINANCIAL CORP.

By:	/s/ John C. Dean
	Name:	John C. Dean
	Title:	Executive Chairman

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Suzanne M. Swits
Authorized Officer

EXHIBIT A

CERTIFICATE OF DESIGNATION
OF
JUNIOR PARTICIPATING PREFERRED STOCK, SERIES C
OF
CENTRAL PACIFIC FINANCIAL CORP.

(Pursuant to Section 414-72 of the Hawaii Business Corporation Act)

Central Pacific Financial Corp., a corporation organized and existing under the laws of the State of Hawaii (herein referred to as the “Company”), in accordance with the provisions of Section 414-72 of the Hawaii Business Corporation Act and ARTICLE IV of the Restated Articles of Incorporation of the Company, does hereby CERTIFY:

I.          The Restated Articles of Incorporation of the Company fixes the total number of shares of all classes of capital stock which the Company shall have the authority to issue as One hundred Eighty Six Million (186,000,000) shares, of which One Million (1,000,000) shares shall be shares of preferred stock of no par value per share (“Preferred Stock”), and One hundred Eighty Five Million (185,000,000) shares shall be shares of common stock of no par value per share (“Common Stock”).

II.        The Restated Articles of Incorporation of the Company expressly grants to the Board of Directors of the Company authority to issue, from time to time, stock of the Company at such price, and upon such terms as the Board of Directors shall determine to be in the best interests of the Corporation. The Restated Articles of Incorporation of the Company also provide that the Company shall have the power from time to time to create an additional class or additional classes of shares of capital stock with such preferences, voting powers, restrictions, and qualifications thereof as shall be fixed by the resolution authorizing the issuance thereof.

III.       Pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, the Board of Directors, by actions taken on November 23, 2010, duly authorized and adopted the following resolution providing for an issue of a series of its preferred stock to be designated “Junior Participating Preferred Stock, Series C”.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Restated Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, no par value per share, of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

SECTION 1.   DESIGNATION AND AMOUNT. The shares of such series shall be designated as “Junior Participating Preferred Stock, Series C” (the “Series C Preferred Stock”), and the number of shares constituting the Series C Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series C Preferred Stock.

SECTION 2.   DIVIDENDS AND DISTRIBUTIONS.

(A)       Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Stock of the Company, and of any other junior stock, shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September, and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)       The Company shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)       Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

SECTION 3.   VOTING RIGHTS. In addition to any other voting rights required by law, the holders of shares of Series C Preferred Stock shall have the following voting rights:

(A)       Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)       Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar Stock, or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

(C)       Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION 4.   CERTAIN RESTRICTIONS.

(A)       Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)         declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

(ii)

declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)       redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series C Preferred; or

(iv)       redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)       The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5.   REACQUIRED SHARES. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of the Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation of the Company, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

SECTION 6.   LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratable on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 7.   CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 8.   NO REDEMPTION. The shares of Series C Preferred Stock shall not be redeemable.

SECTION 9.   RANK. The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock and shall rank senior to the Common Stock as to such matters.  Without limiting the generality of the foregoing, the Series C Preferred Stock shall rank junior to the Fixed Rate Cumulative Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

SECTION 10. AMENDMENT. The Restated Articles of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting together as a single class.

THE UNDERSIGNED, being officers of Central Pacific Financial Corp. do hereby certify that the facts stated herein are true and correct to their best knowledge, information, and belief, and, accordingly, have executed the foregoing this 23rd day of November, 2010.

Signed:	/s/ John C. Dean
	Name:	John C. Dean
	Title:	Executive Chairman

Signed:	/s/ Glenn K.C. Ching
	Name:	Glenn K.C. Ching
	Title:	Senior Vice President and
Secretary

STATE OF HAWAII	)
) SS:
CITY AND COUNTY OF HONOLULU	)

On this            day of                   , 2010, before me personally appeared JOHN C. DEAN and GLENN K.C. CHING, to me personally known/proved to me on the basis of satisfactory evidence, who, being by me duly sworn or affirmed, did say that such persons are the Executive Chairman and the Senior Vice President/Secretary, respectively, of CENTRAL PACIFIC FINANCIAL CORP., a Hawaii corporation, and such persons executed the foregoing instrument as the free act and deed of such persons and, if applicable, in the capacities shown, having been duly authorized to execute such instrument in such capacity.

Name:

Notary Public, State of Hawaii

My commission expires:

NOTARY CERTIFICATION STATEMENT

Document Identification or Description:

Document Date:

No. of Pages (including this page):

Jurisdiction (in which notarial act is performed): First Circuit

Signature of Notary	Date of Notarization and
Certification Statement

Printed Name of Notary

EXHIBIT B

Form of Right Certificate

Certificate No. R-

NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE (AS DEFINED IN THE PLAN) OR EARLIER IF REDEMPTION, EXCHANGE OR OTHER EXPIRATION EVENT OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE ON THE TERMS SET FORTH IN THE PLAN.

Right Certificate

CENTRAL PACIFIC FINANCIAL CORP.

This certifies that                                                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of November 23, 2010 (the “Plan”), between CENTRAL PACIFIC FINANCIAL CORP., a corporation organized under the laws of the State of Hawaii (the “Company”), and Wells Fargo Bank, National Association, a national banking association (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and prior to the Expiration Date, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, 1/10,000th of a share of the Company’s Junior Participating Preferred Stock Series A, no par value per share (“Preferred Shares”), of the Company, at a purchase price of $6.00 per 1/10,000th of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of 1/10,000ths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 23, 2010, based on the Preferred Shares as constituted at such date. As provided in the Plan, the Purchase Price and the number of 1/10,000ths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions, and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Right Certificates. Copies of the Plan are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.0001 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or Common Shares.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of 1/10,000th of a Preferred Share and which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof such number of Preferred Shares shall be rounded to a whole number of Preferred Shares, as provided in the Plan.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings of other actions affecting stockholders (except as provided in the Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Plan.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                                           .

CENTRAL PACIFIC FINANCIAL CORP.

By:
Name:
Title:

Countersigned:

WELLS FARGO BANK, National Association, a national banking association

By:
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of CENTRAL PACIFIC FINANCIAL CORP., with full power of substitution.

Dated: ,

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate thereof (as defined in the Plan.)

Signature

By:
Authorized Signature

Form of Reverse Side of Certificate – continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights represented by the Right Certificate.)

To: CENTRAL PACIFIC FINANCIAL CORP.

The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued (or registration for such Preferred Shares be made) in the name of:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated: .

Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

Form of Reverse Side of Right Certificate -- continued

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate thereof (as defined in the Plan).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, Central Pacific Financial Corp. and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate thereof (as defined in the Plan) and such Assignment or Election to Purchase will not be honored.

EXHIBIT C

CENTRAL PACIFIC FINANCIAL CORP.

TAX BENEFITS PRESERVATION PLAN

SUMMARY OF TERMS

Purpose

The purpose of the Tax Benefits Preservation Plan (the “Plan”) described in this summary of terms is to preserve the value of certain deferred tax assets (“Tax Benefits”) of Central Pacific Financial Corp. (the “Company”) for U.S. federal income tax purposes.

Rights; Rights Certificates

The Board of Directors of the Company (the “Board”) would authorize and declare a dividend of one preferred share purchase right (a “Right”) in respect of each share of common stock, no par value per share, of the Company (“Common Share”) outstanding at the close of business on a record date to be selected by the Board (the “Record Date”) and to become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined below). Each Right represents the right to purchase, upon the terms and subject to the conditions in the Plan, 1/10,000th of a Preferred Share (as defined below).

Prior to the Distribution Date (as defined below), the Rights would be evidenced by, and trade with, the Common Shares and would not be exercisable. After the Distribution Date, the Company would cause Wells Fargo Bank, National Association, to mail rights certificates to shareholders and the Rights would trade independently of the Common Shares.

Distribution Date; Separation of Rights

Rights would separate from the Common Shares and become exercisable following the earlier of (i) the close of business on the tenth (10th) business day after a Shares Acquisition Date (as defined below) and (ii) the close of business on the tenth (10th) business day (or such later day as may be designated prior to a Shares Acquisition Date by the Board) after the date of the commencement of a tender or exchange offer by any person if, upon consummation thereof, such person would or could be an Acquiring Person (as defined below) (the “Distribution Date”).

“Shares Acquisition Date” means the date of the first public announcement by the Company in a press release expressly referring to the Plan indicating that an Acquiring Person has become such.

“Acquiring Person” means any person who or which, together with its affiliates, beneficially owns 4.99% or more of the Common Shares, other than (i) the U.S. government; (ii) the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company; (iii) any person who or which, together with its affiliates, was on the Record Date, the beneficial owner of 4.99% or more of the Common

Shares; (iv) Carlyle Financial Services Harbor, L.P., ACMO-CPF, L.L.C. or any of their respective affiliates; (v) any person who or which would beneficially own 4.99% or more of Common Shares as a result of a redemption by the Company; (vi) any person who or which the Board determines, in its sole discretion, has inadvertently become a 4.99% holder so long as such person promptly divests sufficient shares; and (vii) any person that has become a 4.99% holder if the Board in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the Tax Benefits.

Exercise of Rights

On or after the Distribution Date, each Right would initially entitle the holder to purchase, for $6.00 (the “Purchase Price”), 1/10,000th of a share of Junior Participating Preferred Stock, Series C, no par value per share (“Preferred Shares”), of the Company. (The Preferred Shares would be designed so that each 1/10,000th of a share has economic and voting terms similar to those of one Common Share.)

“Flip-In” Trigger

Following the Shares Acquisition Date, (i) Rights owned by the Acquiring Person or its transferees would automatically be void; and (ii) each other Right will automatically become a Right to buy, for the Purchase Price, that number of Common Shares having a market value of twice the Purchase Price.

Exchange

At any time after the Shares Acquisition Date, the Board may, at its option, exchange all or part of the then outstanding and exercisable Rights for Common Shares at an exchange ratio of one Common Share per Right, subject to adjustments and limitations described in the Plan. The Board may enter into a trust agreement pursuant to which the Company would deposit into a trust Common Shares that would be distributable to shareholders (excluding the Acquiring Person) in the event the exchange is implemented. The addition of this feature is intended to facilitate a more orderly distribution of Common Shares in that event.

Redemption	The Board may, at its option, redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.0001 per Right at any time prior to the Shares Acquisition Date.

Amendments

The Company may from time to time before the Shares Acquisition Date supplement or amend the Plan without the approval of any holders of Rights (or, prior to the Distribution Date, the holders of Common Shares).

After the Shares Acquisition Date, the Plan shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

Expiration

The Rights will expire on the earlier of (i) the close of business on the date that is the third (3rd) anniversary of the closing under the investment agreements, (ii) the time at which all Rights are redeemed, (iii) the time at which all Rights are exchanged, (iv) such time as the Board determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits and (v) a date prior to a Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders.

APPENDIX B

AMENDMENT NO. 2011-1
TO THE CENTRAL PACIFIC FINANCIAL CORP.
2004 STOCK COMPENSATION PLAN

In accordance with Section 16.1 of the Central Pacific Financial Corp. 2004 Stock Compensation Plan (“Plan”), the Plan is hereby amended by this Amendment No. 2011-1, effective as of the date of shareholder approval.

Section 4.1 of the Plan shall be amended by removing the first three sentences and inserting the following provisions in lieu thereof:

“Subject to adjustment as provided under this Article 4, the number of Shares which may be delivered pursuant to Awards granted under the Plan (“Share Authorization”) shall be 4,944,831 Shares. For clarity this amount consists of (i) the amended Share Authorization of 2,500,000 shares approved in 2007, as equitably adjusted by the Committee to a Share Authorization of 1,402,589 to give effect to the one-for-twenty reverse stock split being implemented by the Company and (ii) an increase in the authorized shares over that amount by 3,542,242 shares.  The maximum number of Shares that may be granted pursuant to any Award granted in any one Fiscal Year to any one Participant shall be the total number of Shares that then remain available under the Share Authorization.  The maximum number of Shares that may be issued for Full Value Awards at any time shall be the total number of Shares that then remain available under the Share Authorization. All Shares available under the Plan may be issued pursuant to Awards in the form of ISOs.”

B-1

APPENDIX C

ARTICLES OF AMENDMENT

OF

CENTRAL PACIFIC FINANCIAL CORP.

The Restated Articles of Incorporation of Central Pacific Financial Corp. (the “Corporation”), as amended, is hereby amended by adding to the end thereof, the following text as Article XI:

ARTICLE XI

Ownership Limit

Section 1.                                   Certain Definitions. For purposes of this Article XI, the following terms shall have the meanings indicated:

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and to the extent not included within the foregoing, shall also include with respect to any Person, any other Person whose Stock would be deemed to be (i) constructively owned by such first Person, (ii) owned by a “single entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or (iii) otherwise aggregated with shares owned by such first Person, in each case pursuant to the provisions of the Code, or any successor or replacement provision, and the Treasury Regulations thereunder;

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” and shall have “Beneficial Ownership” of, any Stocks (i) which such Person directly owns or (ii) which such Person would be deemed to own constructively pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder (including as a result of the deemed exercise of an “option” pursuant to Treasury Regulation Section 1.382-4(d) and including, without duplication, Stock owned by any Affiliate of such Person); provided that a Person shall not be treated as “Beneficially Owning” Stock pursuant to clause (i) above to the extent that such Person does not have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such Stock;

“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Hawaii are authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 p.m., Hawaii time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Hawaii time, on the next succeeding Business Day.

“Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute;

“Common Shares” when used with reference to the Corporation shall mean the shares of common stock, no par value per share, of the Corporation;

“Exempt Person” means the Corporation, any Subsidiary (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Corporation or any Subsidiary, or any entity or trustee holding Stock to the extent organized, appointed or established by the Corporation or any Subsidiary for or pursuant to the terms of any such employee benefit plan or compensation arrangement;

“Expiration Date” means the earliest of (i) the Close of Business on the date that is the third (3rd) anniversary of [•], 2011, (ii) such time as the Board determines, in its sole discretion, that this Article XI is no longer necessary for the preservation of existence of the Tax Benefits and (iii) a date on which the Board determines, in its sole discretion, that this Article XI is no longer in the best interests of the Corporation and its shareholders;

“Option” shall have the meaning set forth in Treasury Regulation § 1.382-4;

“Person” means any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity or other entity or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity;

“Prohibited Transfer” means any purported transfer of Stock to the extent that such transfer is prohibited under this Article XI;

“Public Group” has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13);

“Stock” means Common Shares and any other interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18);

“Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person;

“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to “net unrealized built-in loss” within the meaning of Section 382 of the Code and the treasury regulations promulgated thereunder, of the Corporation or any direct or indirect subsidiary thereof;

“Threshold Holder” means any Person who or which, together with all Affiliates of such Person, shall be the Beneficial Owner of 4.99% or more of (i) the Common Shares then outstanding or (ii) any class of Stock (other than Common Shares) then outstanding;

“transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Beneficial Ownership of any Person, including, without limitation, the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)), but shall not include (A) the creation or grant of an option by the Corporation, or (B) the issuance of Stock by the Corporation;

“transferee” means any Person to whom any Stock is transferred; and

“U.S. Government” means any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States or any instrumentality or agency thereof.

Section 2.                                   Transfer Restrictions. Solely for the purpose of permitting the utilization of the Tax Benefits to which the Corporation (or any other member of the consolidated group of which the Corporation is common parent for federal income tax purposes) is or may be entitled pursuant to the Code and the regulations thereunder, from and after [•], 2011 until the Expiration Date, no Person (including for the avoidance of doubt the U.S. Government) other than the Corporation shall, except as provided in Section 3(a) below, transfer to any Person, other than the U.S. Government and any Exempt Person, any direct or indirect interest in any Stock or Options to acquire Stock to the extent that such transfer, if effective, would cause the transferee or any other Person to become a Threshold Holder, or would cause the Beneficial Ownership of a Threshold Holder to increase.

Section 3.                                   Permitted Transfers.

(a)                               Any transfer that would otherwise be prohibited pursuant to Section 2 of this Article XI shall nonetheless be permitted if (i) the transfer is to a Public Group (including a new Public Group created under Treasury Regulation Section 1.382-2T(j)(3)(i), (ii) prior to such transfer being consummated (or, in the case of an involuntary transfer, as soon as practicable after the transaction is consummated), the Board of Directors, in its sole discretion, approves the transfer (such approval may relate to a transfer or series of identified transfers), (iii) such transfer is pursuant to any transaction, including, but not limited to, a merger or consolidation, in which all holders of Stock receive, or are offered the same opportunity to receive, cash or other consideration for all such Stock, and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of Stock or (iv) such transfer is a transfer by the Corporation to an underwriter or placement agent for distribution in a public offering, whether registered or conducted pursuant to an exception from registration; provided, however, that transfers by such underwriter or placement agent to purchasers in such offering remain subject to this Article XI. In determining whether to approve a proposed transfer pursuant to (ii) of this subparagraph (a), the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the transfer will not result in the application of any limitation pursuant to Section 382 of the Code on the use of the Tax Benefits.

(b)                              The Board of Directors may exercise the authority granted by this Section 3 through duly authorized officers or agents of the Corporation. The Board of Directors may establish a committee to determine whether to approve a proposed transfer or for any other purpose relating to this Article XI. As a condition to the Corporation’s consideration of a request to approve a proposed transfer, the Board of Directors may require the transferor and/or transferee to reimburse or agree to reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to such proposed transfer, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to authorize such proposed transfer.

Section 4.                                   Treatment of Prohibited Transfers. Unless the transfer is permitted as provided in Section 3 of this Article XI, any attempted transfer of Stock or Options in excess of the Stock or Options that could be transferred to the transferee without restriction under Section 2 of this Article XI shall not be effective to transfer ownership of such excess Stock or Options (the “Prohibited Shares”) to the purported acquiror thereof (the “Purported Acquiror”), who shall not be entitled to any rights as a shareholder of the Corporation with respect to such Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto).

(a)                               Upon demand by the Corporation, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of Prohibited Shares within the Purported Acquiror’s possession or control, along with any dividends or other distributions paid by the Corporation with respect to any Prohibited Shares that were received by the Purported Acquiror (the “Prohibited Distributions”), to such Person as the Corporation shall designate to act as transfer agent for such Prohibited Shares (the “Agent”). If the Purported Acquiror has sold any Prohibited Shares to an unrelated party in an arm’s-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold such Prohibited Shares for the Agent, and in lieu of transferring such Prohibited Shares (and Prohibited Distributions with respect thereto) to the Agent shall transfer to the Agent any such Prohibited Distributions and the proceeds of such sale (the “Resale Proceeds”) except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of such Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subparagraph (b) below if such Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of Prohibited Shares by the Purported Acquiror other than a transfer described in one of the first two sentences of this subparagraph (a) shall not be effective to transfer any ownership of such Prohibited Shares.

(b)                              The Agent shall sell in one or more arm’s-length transactions (through the New York Stock Exchange, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, provided, however, that any such sale must not constitute a Prohibited Transfer and provided further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Stock or otherwise would adversely affect the value of the Stock. The proceeds of such sale (the “Sales Proceeds”), or the Resale Proceeds, if applicable, shall be used to pay the expenses of the Agent in connection with its duties under this Section 4 with respect to such Prohibited Shares, and the remainder shall be allocated to the Purported Acquiror up to the following amount: (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for such Prohibited Shares, and (ii) where the purported transfer of Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported transfer, the fair market value (as determined in good faith by the Board of Directors) of such Prohibited Shares at the time of such purported transfer. Subject to the succeeding provisions of this subparagraph, any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be transferred to an entity described in Section 501(c)(3) of the Code and selected by the Board of Directors or its designee; provided, however, that if the Prohibited Shares (including any Prohibited Shares arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent Beneficial Ownership of 4.99% or greater, then any such remaining amounts to the extent attributable to the disposition of the portion of such Prohibited Shares exceeding 4.98% of the outstanding Stock shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. In no event shall any such amounts described in the preceding sentence inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in connection with its duties under this Section 4 with respect to the related Prohibited Shares. Notwithstanding anything in this Article XI to the contrary, the Corporation shall at all times be entitled to make application to any court of equitable jurisdiction within the State of Hawaii for an adjudication of the respective rights and interests of any Person in and to any Sale Proceeds, Resale Proceeds and Prohibited Distributions pursuant to this Article XI and applicable law and for leave to pay such amounts into such court.

(c)                               Within thirty (30) business days of learning of a purported transfer of Prohibited Shares to a Purported Acquiror, the Corporation through its Secretary may demand that the Purported Acquiror surrender to the Agent the certificates or other evidence representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror the Corporation may institute legal proceedings to compel such transfer; provided, however, that nothing in this paragraph (c) shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the Corporation to act within the time periods set out in this paragraph (c) shall not constitute a waiver of any right of the Corporation to compel any transfer required by subparagraph (a) of this Section 4.

(d)                              Upon a determination by the Corporation that there has been or is threatened a purported transfer of Prohibited Shares to a Purported Acquiror, the Corporation may take such action in addition to any action permitted by the preceding paragraph as it deems advisable to give effect to the provisions of this Article XI, including, without limitation, refusing to give effect on the books of this Corporation to such purported transfer or instituting proceedings to enjoin such purported transfer. If the Corporation refuses to give effect on the books to a purported transfer, the Purported Acquiror of such a transfer of Prohibited Shares shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Prohibited Shares and the Purported Acquiror shall not be entitled with respect to such Prohibited Shares to any rights of shareholders of the Corporation, including without limitation, the right to vote such Prohibited Shares and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Prohibited Shares shall be deemed to remain with the transferor unless and until the Prohibited Shares are transferred to the Agent pursuant to subparagraph (a) of this Section 4 or until an approval is obtained pursuant to Section 3.

Section 5.                                   Liability. To the fullest extent permitted by law, any Person subject to the provisions of this Article XI who knowingly violates the provisions of this Article XI and any other Persons controlling, controlled by or under common control with such Person shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Section 6.                                   Transferee Information. The Corporation may require as a condition to the approval of the transfer of any shares of its Stock or Options to acquire Stock pursuant to this Article XI that the proposed transferee furnish to the Corporation all information reasonably requested by the Corporation and reasonably available to the proposed transferee and its Affiliates with respect to the direct or indirect ownership interests of the proposed transferee (and of Persons to whom ownership interests of the proposed transferee would be attributed for purposes of Section 382 of the Code) in Stock or Options.

Section 7.                                   Legend on Certificates. All certificates or direct registration account statements evidencing ownership of shares of Stock that are subject to the restrictions on transfer contained in this Article XI shall bear a conspicuous legend referencing the restrictions set forth in this Article XI as follows:

“THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A FIVE PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER THE PROHIBITED SHARES (AS DEFINED IN THE RESTATED ARTICLES OF INCORPORATION) TO THE CORPORATION’S AGENT. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE RESTATED ARTICLES OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

Section 8.                                   Board Authority.

(a)                               The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article XI, including, without limitation, the identification of Threshold Holders with respect to the Corporation within the meaning of Section 382 of the Code and the regulations thereunder; the ownership shifts, within the meaning of Section 382 of the Code, that have previously taken place; the magnitude of the ownership shift that would result from the proposed transaction; the effect of any reasonably foreseeable transactions by the Corporation or any other Person (including any transfer of Stock or Options that the Corporation has no power to prevent, without regard to any knowledge on the part of the Corporation as to the likelihood of such transfer); the possible effects of an ownership change within the meaning of Section 382 of the Code and any other matters which the Board of Directors determines to be relevant. Moreover, the Corporation and the Board of Directors shall be entitled to rely in good faith upon the information, opinions, reports or statements of the executive officers of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers, and other employees and agents in making the determinations and findings contemplated by this Article XI to the fullest extent permitted by law. Any determination by the Board of Directors pursuant to this Article XI shall be conclusive.

(b)                              Nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary in order to prevent an ownership change for purposes of Section 382 of the Code, this Article XI shall be amended consistent with such change in law, by written resolution of the Board of Directors and without any further action by the shareholders of the Corporation, to (i) modify the ownership interest percentage in the definition of Threshold Holder, (ii) modify the definitions of any terms set forth in this Article XI or (iii) modify the terms of this Article XI as appropriate, in each case as such change in law is interpreted by the Board of Directors. Shareholders of the Corporation shall be notified of such modification through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c)                               In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XI requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XI.

Section 9.                                   Severability. If any provision of this Article XI or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 10.                           Benefits of Article XI. Nothing in this Article XI shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the Corporation and the Agent.

Central Pacific Financial Corp.	Shareholder Services P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #

Vote by Internet, telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the manner as if you marked, signed and returned your proxy card.

- INTERNET - www.eproxy.com/cpf

Use the Internet to vote your proxy until 4:00 p.m. (CT) on                       , 2011.

- PHONE - 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 4:00 p.m. (CT) on                   , 2011.

- MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

↓                    Please detach here                    ↓

The Board of Directors Recommends a Vote “FOR” items 1, 2, 3, 4, 6, 7 and 8

The Board of Directors also recommends a vote to occur “EVERY YEAR” on the non-binding,

advisory vote on “Say-On-Pay” (Item 5).

1. To approve an amendment to our Bylaws to provide for a variable-range size Board and to fix the initial size of the Board.	☐For	☐Against	☐Abstain

2. Election of eight (8) directors:	01 Christine H.H. Camp 02 John C. Dean 03 Ronald K. Migita 04 Maurice H. Yamasato	05 Earl E. Fry 06 Colbert M. Matsumoto 07 Crystal K. Rose 08 Duane K. Kurisu	☐FOR all nominees (except as marked)	☐WITHHOLD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐For	☐Against	☐Abstain

4. To consider an advisory (non-binding) proposal to approve the compensation of the Company’s executive officers.	☐For	☐Against	☐Abstain

5. To cast a non-binding, advisory vote on the frequency of the advisory “Say-On-Pay” vote.	Every Year ☐	Every 2 Years ☐	Every 3 Years ☐	Abstain ☐

6.     To ratify the Company’s Tax Benefits Preservation Plan, which was adopted by the Board of Directors on November 23, 2010 to protect against a possible limitation on the Company’s ability to use certain tax assets (such as net operating loss carryforwards) to offset future income.

☐For	☐Against	☐Abstain

7.     To amend the Company’s 2004 Stock Compensation Plan in order to increase the number of shares available for issuance pursuant to awards granted under the Plan and to remove the maximum share grant and Full Value Award limitations under the Plan.

☐For	☐Against	☐Abstain

8.     To approve a protective amendment to the Company’s Restated Articles of Incorporation to restrict certain transfers of stock in order to preserve the tax treatment of the Company’s net operating losses and certain unrealized tax losses.

☐For	☐Against	☐Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 6, 7 AND 8 AND FOR “EVERY YEAR” FOR PROPOSAL 5.

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